Filed under Rule 424(b)(3)

File No. 333-270683

WESTERN ASSET MANAGED MUNICIPALS FUND INC.

WESTERN ASSET MUNICIPAL PARTNERS FUND INC.

WESTERN ASSET INTERMEDIATE MUNI FUND INC.

620 Eighth Avenue, 47th Floor

New York, New York 10018

May 26, 2023

Dear Stockholder:

A Joint Special Meeting of Stockholders (the “Meeting”) of Western Asset Managed Municipals Fund Inc. (“MMU”), Western Asset Municipal Partners Fund Inc. (“MNP”) and Western Asset Intermediate Muni Fund Inc. (“SBI” and together with MMU and MNP, the “Funds”), each a Maryland corporation registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), will be held at 280 Park Avenue, New York, New York 10017, on July 14, 2023 at 10:00 a.m., Eastern Time, for the purposes of considering and voting on the proposals (each a “Proposal” and collectively, the “Proposals”) to approve the mergers of each of MNP and SBI (each a “Target Fund” and collectively, the “Target Funds”) with and into MMU in accordance with the Maryland General Corporation Law (each a “Merger” and collectively, the “Mergers”).

The attached Proxy Statement/Prospectus asks for your approval of the Proposals applicable to your Fund. After careful consideration, the Board of Directors (“the Board”) of each Fund recommends that you vote “FOR” each Proposal upon which you are entitled to vote. The Boards of MMU, MNP and SBI are composed of the same directors.

As a result of each Merger, each share of common stock, par value $0.001 per share, of each Target Fund would convert into an equivalent dollar amount (to the nearest $0.001) of full shares of common stock, par value $0.001 per share, of MMU, based on the net asset value of the Target Fund’s shares of common stock outstanding as of the close of trading on the New York Stock Exchange (“NYSE”) on the business day immediately prior to the closing time of each respective Merger. MMU will not issue fractional shares to Target Fund stockholders. In lieu of issuing fractional shares, MMU will pay cash to each former holder of Target Fund common stock in an amount equal to the value of the fractional shares of MMU common stock that the investor would otherwise have received in the applicable Merger. The currently issued and outstanding shares of common stock of MMU will remain issued and outstanding.

In addition, each of the Target Funds have a series of preferred stock outstanding: Variable Rate Demand Preferred Stock (“VRDPS”). MNP and MMU also each have Auction Rate Cumulative Preferred Stock (“ARPS”) outstanding.

Subject to approval of the respective Proposal by the stockholders of MNP, MNP’s ARPS will be redeemed in connection with—and prior to the closing of—its Merger, pursuant to the redemption terms outlined in the Articles Supplementary for MNP’s ARPS. Subject to the approval of either Proposal, MMU’s ARPS will be redeemed in connection with—and prior to the closing of—a Merger, pursuant to the redemption terms outlined in the Articles Supplementary for MMU’s ARPS. MNP and MMU each would provide notice of such a redemption to its ARPS holders following the approval of the respective Proposal at the Meeting and on a timeline consistent with the notice requirements in the Articles Supplementary for each series of ARPS and the 1940 Act. The redemption price per share will be equal to the sum of the liquidation preference plus any accumulated, but unpaid dividends thereon for both the MNP ARPS and the MMU ARPS.

With respect to the VRDPS, MMU will issue and deliver to each of the Target Fund’s VRDPS stockholders newly issued shares of MMU’s VRDPS with the same aggregate liquidation preference and terms as SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS, respectively, issued and outstanding immediately before the date of the Merger. As the liquidation preference for the newly issued shares of MMU’s VRDPS that will replace the MNP’s Series 1 VRDPS will be equal to the liquidation preference of the existing MMU’s Series 1 VRDPS, MMU will issue a corresponding number of newly issued shares of MMU’s VRDPS so that the aggregate liquidation preference for the replaced MNP’s Series 1 VRDPS remains the same. The accrual for SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS with respect to any accrued and unpaid dividends as of date of the Mergers would be assumed by MMU and would apply and be payable on an equivalent share-for-share basis and on the same dividend payment schedule to avoid any disruption to VRDPS holders. Any remaining deferred costs associated with the original issuance of SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS as of the date of the Mergers will be assumed by MMU.

Following the Mergers, MMU will have shares of common stock outstanding and VRDPS outstanding.

Both Target Funds are closed-end, diversified management investment companies listed on the NYSE. MMU is a closed-end, non-diversified management investment company listed on the NYSE.

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MNP’s primary investment objective is to seek a high level of current income which is exempt from regular federal income taxes, consistent with the preservation of capital. MNP’s secondary investment objective is to enhance portfolio value by purchasing tax-exempt securities that may appreciate in value relative to other similar obligations in the marketplace.

•	SBI’s investment objective is to provide common stockholders a high level of current income exempt from regular federal income taxes, consistent with prudent investing.

•	MMU’s investment objective is to seek as high a level of current income exempt from federal income tax as is consistent with the preservation of capital.

The Board of each Fund believes that the Mergers are in the best interests of the stockholders of each Fund. The Funds have substantially similar investment objectives, policies and strategies. The Mergers will result in more streamlined product offerings, allowing for more focused marketing and stockholder servicing efforts. Moreover, the combined Fund will likely benefit from economies of scale, as one set of fixed expenses would be spread over a larger asset base, as well as from enhanced market liquidity and may experience improved market price trading relative to net asset value (“NAV”).

Your vote is very important to us regardless of the number of shares you own. Whether or not you plan to attend the Meeting in person, please read the Proxy Statement/Prospectus and cast your vote promptly. To vote, simply date, sign and return the proxy card in the enclosed postage-paid envelope or follow the instructions on the proxy card for voting by touch-tone telephone or on the Internet.

If you have any questions about the Proposals to be voted on, please call Georgeson LLC, the proxy solicitor, at (888) 867-6963

It is important that your vote be received no later than the time of the Meeting. Proxy cards need to be received by Georgeson LLC by the morning of July 14, 2023, prior to the polls closing, in order to be counted.

Sincerely,

Jane Trust

President and Chief Executive Officer

Western Asset Managed Municipals Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Intermediate Muni Fund Inc.

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WESTERN ASSET MANAGED MUNICIPALS FUND INC.

WESTERN ASSET MUNICIPAL PARTNERS FUND INC.

WESTERN ASSET INTERMEDIATE MUNI FUND INC.

IMPORTANT NEWS FOR STOCKHOLDERS

The enclosed combined Proxy Statement/Prospectus describes separate proposals (each a “Proposal” and together, the “Proposals”) to merge each of Western Asset Municipal Partners Fund Inc. (“MNP”) and Western Asset Intermediate Muni Fund Inc. (“SBI”) with and into Western Asset Managed Municipals Fund Inc. (“MMU” and together with MNP and SBI, the “Funds”), each a Maryland corporation registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), in accordance with the Maryland General Corporation Law (each a “Merger” and collectively, the “Mergers”).

While we encourage you to read the full text of the enclosed combined Proxy Statement/Prospectus, below is a brief overview of the Proposals. Please refer to the more complete information contained elsewhere in the combined Proxy Statement/Prospectus about the Proposals.

COMMON QUESTIONS ABOUT THE PROPOSED MERGER

Q. Why am I receiving the Proxy Statement/Prospectus?

A. As a stockholder of either MNP or SBI (each a “Target Fund” and collectively, the “Target Funds”), you are being asked to vote in favor of a proposal to merge your Target Fund with and into MMU in accordance with the Maryland General Corporation Law and pursuant to an Agreement and Plan of Merger between the Target Fund and MMU. MNP’s common stockholders will vote alongside MNP’s preferred stockholders as a single class to approve the respective Merger. Likewise, SBI’s common stockholders will vote alongside SBI’s preferred stockholders as a single class to appove the respective Merger.

As a stockholder of MMU, you are being asked to vote in favor of both proposed Mergers of the Target Funds with and into MMU in accordance with the Maryland General Corporation Law. MMU common stockholders will vote alongside MMU preferred stockholders as a single class to appove each Merger.

Q. How will the Mergers affect me?

A. If each Merger is approved, the applicable Target Fund will be merged with and into MMU in accordance with the Maryland General Corporation Law. Each Target Fund’s assets and liabilities will be combined with the assets and liabilities of MMU, and stockholders of the Target Funds will become stockholders of MMU.

Q. What are the benefits of the Mergers?

A. The Board of Directors (the “Board”) of each Fund believes that the Mergers are in the best interests of the stockholders of each Fund. The Funds have similar investment objectives, policies and strategies. In addition, after careful consideration, the Board of each Target Fund believes that the Mergers will benefit the stockholders of each Target Fund for the following reasons:

•	Cost savings through elimination of duplicative expenses and greater economies of scale

It is anticipated that the combined Fund will likely benefit from economies of scale, as one set of fixed expenses would be spread over a larger asset base, as well as from enhanced market liquidity and may experience improved market price trading relative to net asset value (“NAV”).

It is anticipated that the combined Fund would have a lower expense level with estimated aggregate cost savings of approximately $1,240,000 annually, with $496,000 expected to be attributed to reduced operating costs and $744,000 expected from reduced interest expenses.

The total expense ratio experienced by MNP and MMU stockholders is expected to decrease as a result of the Mergers. The total expense ratio experienced by SBI stockholders is expected to increase as a result of its Merger, but the increase would be as a result of the greater leverage usage of MMU, which is expected to result in higher distributions to SBI stockholders but also increases the cost of leverage borne by the Fund and results in higher management fees (which are charged on daily average net assets). For the purposes of calculating the investment management fee for SBI, the aggregate liquidation value of the preferred stock is not deducted in determining the Fund’s average daily net assets. SBI’s higher management fees are related to the increase in SBI’s relative leverage post-Merger.

MNP currently pays an investment management fee to Legg Mason Partners Fund Advisor, LLC (“LMPFA”), calculated daily and paid monthly, at an annual rate of 0.55% of its average weekly net assets. Both SBI and MMU currently pay an investment management fee to LMPFA, calculated daily and paid monthly, at an annual rate of 0.55% of its average daily net assets. For the purposes of calculating the investment management fee for each Fund, the aggregate liquidation value of the preferred stock is not deducted in determining the Fund’s average net assets.

The following table shows the estimated expenses of each Fund and on a pro forma basis as of March 31, 2023. The net management fees in the below table differ due to differences in the percentage of leverage outstanding for each Fund. Form N-14 compliant fee and expense tables can be found later in the Proxy Statement/Prospectus. The pro forma tables assume that both Mergers are approved. Different outcomes could occur if only one Merger is approved.

	MNP	SBI	MMU	Pro Forma Combined Fund
Management Fees (% of Net Assets)	0.87%	0.76%	0.82%	0.79%
Operating Expenses (% of Net Assets)	0.28%	0.25%	0.16%	0.13%
Sub-Total Expenses (% of Net Assets)	1.15%	1.01%	0.98%	0.92%
Interest/Leverage	2.91%	1.82%	2.14%	2.12%
Total Expenses (% of Net Assets)	4.06%	2.83%	3.12%	3.04%

•	Larger Asset Base of the Combined Fund Relative to the Current Funds

The larger asset base of the combined Fund relative to each Fund may provide greater financial flexibility. In particular, as the merged larger entity, MMU stockholders may benefit from access to more attractive leverage terms (i.e. lower borrowing costs on debt and preferred stock) and a wider range of alternatives for raising capital to growing capital.

•	Enhanced Market Liquidity

A larger fund size and additional trading has the potential to make the merged fund more attractive to traditional and institutional investors. There is also the potential for tighter bid/ask spreads in the secondary market and guiding the combined Fund’s market price to trade closer to its NAV.

•	A Larger Pool of Assets Creates Product Efficiencies, such as a More Streamlined Product Offering

In addition to investment flexibility from a larger pool of assets, a more streamlined product will allow for more focused marketing and stockholder servicing efforts.

At a meeting held on February 8 and 9, 2023, the Board of each Fund, including all of the Directors who are not “interested persons” of the Funds under the 1940 Act (the “Independent Directors”), unanimously approved an Agreement and Plan of Merger with respect to each Fund.

Q. How will the Mergers impact distributions?

A. If the Mergers are approved, it is anticipated that stockholders of each Target Fund will see higher distributions primarily due to an increased use of leverage. Distributions are expected to be in line with historic distributions received by MMU stockholders.

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Q: Will management institute a fee waiver if a Merger is approved?

If either Merger is approved, MMU will institute a five basis point (0.05%) fee waiver of the investment management fee for at least a one-year period following the Mergers, or for as long as necessary to ensure the Funds only bear half of the Merger-related expenses.

Merger-related expenses are the costs associated with the Mergers, including the costs of preparing, printing, assembling and mailing material in connection with the solicitation of proxies. Each Fund will pay for the direct costs in connection with the applicable Fund’s Merger. However, costs impacting all three Funds that cannot be categorized as direct costs will be allocated across the Funds based on the assets under management of each Fund.

Q. What will happen to the common stock of MNP, SBI and/or MMU that I currently own as a result of the Merger?

A. As a result of each Merger, each share of common stock, par value $0.001 per share, of the applicable Target Fund would convert into an equivalent dollar amount (to the nearest $0.001) of full shares of common stock of MMU, based on the net asset value of each Fund’s shares of common stock outstanding as of the close of trading on the New York Stock Exchange (“NYSE”) on the business day immediately prior to the closing time of each respective Merger. MMU will not issue fractional shares to each holder of a Target Fund’s share of common stock. In lieu of issuing fractional shares, MMU will pay cash to each former Target Fund stockholder in an amount equal to the value of the fractional shares of MMU common stock that the investor would otherwise have received in the applicable Merger. The currently issued and outstanding shares of MMU common stock will remain issued and outstanding. Stockholders of MMU will be stockholders in a larger fund.

Upon the consummation of each Merger, all shares of a Target Fund’s common stock shall cease to be outstanding, shall automatically be cancelled and shall cease to exist and the holders of certificates or book entry shares which, immediately prior to the effective date of the applicable Merger, represented such shares of the Target Fund’s common stock shall cease to have any rights with respect thereto, except the right to receive the consideration described above. Neither Merger is contingent upon the approval of the other Merger.

Q. What will happen to the preferred stock of MNP, SBI and/or MMU that I currently own as a result of the Merger?

A. For holders of Variable Rate Demand Preferred Stock (“VRDPS”):

As a result of each Merger, MMU will issue and deliver to each of the Target Fund’s VRDPS stockholders newly issued shares of MMU’s VRDPS with the same aggregate liquidation preference and terms as SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS, respectively, issued and outstanding immediately before the date of the Merger. As the liquidation preference for the newly issued shares of MMU’s VRDPS that will replace MNP’s Series 1 VRDPS will be equal to the liquidation preference of the existing MMU’s Series 1 VRDPS, MMU will issue a corresponding number of newly issued shares of MMU’s VRDPS so that the aggregate liquidation preference for the replaced MNP’s Series 1 VRDPS remains the same. The accrual for SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS with respect to any accrued and unpaid dividends as of date of the Mergers would be assumed by MMU and would apply and be payable on an equivalent share-for-share basis and on the same dividend payment schedule to avoid any disruption to VRDPS holders. Any remaining deferred costs associated with the original issuance of SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS as of the date of the Mergers will be assumed by MMU.

Upon the consummation of each Merger, all of a Target Fund’s VRDPS shall cease to be outstanding, shall automatically be cancelled and shall cease to exist and the holders of certificates or book entry shares which, immediately prior to the effective date of the applicable Merger, represented such VRDPS of the Target Fund shall cease to have any rights with respect thereto, except the right to receive the consideration described above. Neither Merger is contingent upon the approval of the other Merger.

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A. For holders of Auction Rate Cumulative Preferred Stock (“ARPS”):

Subject to approval of the respective Proposal by the stockholders of MNP and MMU, MNP’s ARPS will be redeemed in connection with—and prior to the closing of—its Merger, pursuant to the redemption terms outlined in the Articles Supplementary for MNP’s ARPS. Subject to the approval of either Proposal, MMU’s ARPS will be redeemed in connection with—and prior to the closing of—a Merger, pursuant to the redemption terms outlined in the Articles Supplementary for the ARPS. MNP and MMU each would provide notice of such a redemption to its ARPS holders following the approval of the Proposal at the Meeting and on a timeline consistent with the notice requirements in the Articles Supplementary for each series of ARPS and the 1940 Act.

SBI does not have any ARPS outstanding. The last remaining outstanding ARPS were redeemed on February 28, 2023.

Q. May dissenting stockholders seek appraisal rights in connection with the Mergers?

A. Holders of shares of MNP’s VRDPS and SBI’s VRDPS have appraisal rights under Maryland law in connection with the Mergers. To perfect their appraisal rights, such stockholders must strictly comply with the procedures in Sections 3-201 et seq. of the Maryland General Corporation Law. Failure to strictly comply with these procedures will result in the loss of appraisal rights. We have attached a copy of Sections 3-201 et seq. of the Maryland General Corporation Law as Appendix E.

Holders of Target Fund Common Shares and shares of MNP’s ARPS have no appraisal rights under Maryland law.

Q. What will the combined Fund be known as?

A. If either or both Mergers are effected, MMU, the surviving fund, will retain the name “Western Asset Managed Municipals Fund Inc.” and will keep its NYSE ticker symbol “MMU.”

Q. Who do we expect to vote on the Mergers?

A. Each Fund’s common and preferred stockholders are being asked to vote, together as a class, on the Merger. “Together as a class” means that the common and preferred stockholders of each Fund will vote together as a single class on the Merger proposals.

Additionally, the Target Funds’ VRDPS holders will be asked to provide written consents in connection with the Mergers.

Q. Are MMU’s investment objectives and policies similar to those of the Target Funds?

A. MMU’s investment objectives, policies and strategies are substantially similar to those of the Target Funds.

Comparison of MNP and MMU Investment Objectives and Strategies

	Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
Investment Objective(s)

MNP’s investment objective is to seek a high level of current income which is exempt from regular federal income taxes, consistent with the preservation of capital.

MNP’s secondary investment objective is to enhance portfolio value by purchasing tax-exempt securities that, in the opinion of the investment manager, may appreciate in value relative to other similar obligations in the marketplace.

		MMU’s investment objective is to seek as high a level of current income exempt from federal income tax as is consistent with preservation of capital.	No difference in primary investment objective. MNP has a secondary investment objective of enhancing portfolio value.

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	Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
Principal Investment Policies and Strategies

Under normal market conditions, at least 80% of MNP’s net assets will be invested in tax-exempt securities. Under normal market conditions, MNP invests substantially all of its assets in a diversified portfolio of tax-exempt securities that are rated “investment grade” at the time of purchase by at least one rating agency or, if unrated, determined to be of comparable credit quality by the subadviser, and that the subadviser believes do not involve undue risk to income or principal.

Investment grade tax-exempt securities are rated BBB or higher by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”) or Baa or higher by Moody’s Investor Services, Inc. (“Moody’s”) in the case of long-term obligations, and have equivalent ratings in the case of short-term obligations.

Under normal market conditions, MMU will invest at least 80% of its total assets in municipal obligations rated, at the time of investment, no lower than BBB, SP-2 or A-1 by S&P or Baa, MIG3 or Prime-1 by Moody’s, or BBB or F1 by Fitch.

Municipal obligations includes bonds and notes such as:

•  general obligation bonds issued for various public purposes and supported by the municipal issuer’s credit taxing power;

•  revenue bonds whose principal and interest is payable only from the revenues of a particular project or facility. Industrial revenue bonds depend on the credit standing of a private issuer and may be subject to the federal alternative minimum tax, or AMT; and

•  notes that are short-term obligations of municipalities or agencies sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

Similar 80% policy. MMU invests in investment grade municipal obligations while MNP invests in investment grade tax-exempt securities.

MMU percentages are based on total assets while MNP’s are based on net assets.

MNP may invest up to 20% of its net assets in securities rated below “investment grade” at the time of purchase.

MMU may invest up to 20% of its total assets in municipal bonds rated below investment grade by a nationally recognized statistical rating organization or, if unrated, determined to be of equivalent quality by the investment manager.

Substantially similar 20% policy.
	MNP is diversified.	MMU is non-diversified.	MMU is a non-diversified fund, while MNP operates as a diversified fund.

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Comparison of SBI and MMU Investment Objectives and Strategies

	Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
Investment Objective(s)	SBI’s investment objective is to provide common shareholders a high level of current income exempt from regular federal income taxes, consistent with prudent investing.	MMU’s investment objective is to seek as high a level of current income exempt from federal income tax as is consistent with preservation of capital.	Substantially similar primary investment objectives. MMU focuses on being consistent with preservation of capital and SBI focuses on being consistent with prudent investing.
Principal Investment Policies and Strategies	Under normal market conditions, SBI will invest at least 80% of its total assets in municipal obligations. In addition, under normal market conditions, SBI will invest at least 80% of its total assets in debt securities that are, at the time of investment, rated investment grade by a nationally recognized statistical rating organization or, if unrated, of equivalent quality as determined by the investment manager.

Under normal market conditions, MMU will invest at least 80% of its total assets in municipal obligations rated, at the time of investment, no lower than BBB, SP-2 or A-1 by S&P or Baa, MIG3 or Prime-1 by Moody’s, or BBB or F1 by Fitch.

Municipal obligations include bonds and notes such as:

•  general obligation bonds issued for various public purposes and supported by the municipal issuer’s credit taxing power;

•  revenue bonds whose principal and interest is payable only from the revenues of a particular project or facility. Industrial revenue bonds depend on the credit standing of a private issuer and may be subject to the federal alternative minimum tax, or AMT; and

•  notes that are short-term obligations of municipalities or agencies sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

Substantially similar 80% policy.

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Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU

20% of SBI’s total assets may be invested in debt securities that are, at the time of investment, rated below investment grade by an NRSRO or, if unrated, of equivalent quality as determined by the investment manager.

MMU may invest up to 20% of its total assets in municipal bonds rated below investment grade by a nationally recognized statistical rating organization or, if unrated, determined to be of equivalent quality by the investment manager.

Substantially similar 20% policy.

SBI maintains a dollar-weighted average effective maturity of between three and ten years. Western Asset may adjust the average maturity of SBI’s portfolio from time to time, depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates. Western Asset may adjust the average maturity of SBI’s portfolio from time to time, depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates.

SBI may invest in zero coupon bonds.

	Municipal obligations may have all types of interest rate payment and reset terms, including fixed rate, floating and variable rate, zero coupon, payment in kind and auction rate features.	SBI only specifies that Western Asset may adjust the average maturity of the portfolio and may invest in zero coupon bonds, but does not go into detail regarding the other terms for the municipal obligations in which the Fund may invest.
SBI is diversified.	MMU is non-diversified.	MMU is a non-diversified fund, while SBI operates as a diversified fund.

Please see “Comparison of Investment Objectives, Principal Investment Strategies, and Principal Risks” in the Proxy Statement/Prospectus for a more complete comparison of the Funds’ investment objectives, policies and a summary of the principal risks of investing in the Funds.

Q. How does each Target Fund’s performance compare to MMU’s?

A. For each Target Fund and MMU, set forth below are the average annual total returns for the Fund’s common stock, on the basis of NAV price, for various periods ended March 31, 2023, as well as comparative performance information for each Fund’s performance benchmark, Lipper peer group category average and ranking.

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MNP Performance History (Through 3/31/23)
Average Annual Total Returns	1 Year	3 Years	5 Years	10 Years
MNP (Target Fund) NAV	-4.26%	0.09%	1.05%	2.80%
Bloomberg Municipal Bond Index	0.26%	0.35%	2.03%	2.38%
Lipper Category Average – General & Insured Municipal Debt (Leveraged) Closed-End Funds	-5.49%	-0.18%	1.26%	2.90%
Lipper Category & Ranking – General & Insured Municipal Debt (Leveraged) Closed-End Funds	12 out of 57	16 out of 52	24 out of 48	24 out of 46

SBI Performance History (Through 3/31/23)
Average Annual Total Returns	1 Year	3 Years	5 Years	10 Years
SBI (Target Fund) NAV	-1.90%	-0.68%	1.29%	2.42%
Bloomberg 1-15 Year Municipal Bond Index	-1.61%	0.70%	2.08%	2.14%
Lipper Category Average – Intermediate Municipal Debt Closed-End Funds	-2.18%	0.42%	1.64%	2.54%
Lipper Category & Ranking – Intermediate Municipal Debt Closed-End Funds	1 out of 3	2 out of 3	3 out of 3	3 out of 3

MMU Performance History (Through 3/31/23)
Average Annual Total Returns	1 Year	3 Years	5 Years	10 Years
MMU (Acquiring Fund) NAV	-3.87%	0.69%	1.33%	2.97%
Bloomberg Municipal Bond Index	0.26%	0.35%	2.03%	2.38%
Lipper Category Average – General & Insured Municipal Debt (Leveraged) Closed-End Funds	-5.49%	-0.18%	1.26%	2.90%
Lipper Category & Ranking – General & Insured Municipal Debt (Leveraged) Closed-End Funds	9 out of 57	10 out of 52	21 out of 48	17 out of 46

Q. How will the Mergers affect fees and expenses?

A. For MNP, assuming the Merger had occurred on March 31, 2023, the combined Fund would have (i) a total annual fund operating expense ratio for its shares of common stock that is lower than that of the corresponding shares of common stock of the MNP prior to the Merger, and (ii) a net annual fund operating expense ratio (i.e., the annual fund operating expense ratio after waivers and reimbursements under a contractual expense limitation agreement) for its shares of common stock that is lower than that of the corresponding shares of common stock of MNP prior to the Merger.

•	As of March 31, 2023, MNP had a total expense ratio of 4.06% of net assets. It is anticipated that MNP’s stockholders’ total expense ratio will decline by 1.02%.

For SBI, assuming the Merger had occurred on March 31, 2023, the combined Fund would have (i) a total annual fund operating expense ratio for its shares of common stock that is higher than that of the corresponding shares of common stock of the SBI prior to the Merger, and (ii) a net annual fund operating expense ratio (i.e., the annual fund operating expense ratio after waivers and reimbursements under a contractual expense limitation agreement) for its shares of common stock that is higher than that of the corresponding shares of common stock of SBI prior to the Merger.

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As of March 31, 2023, SBI had a total expense ratio of 2.83% of net assets. It is anticipated that SBI’s stockholders’ total expense ratio will increase by 0.21%. The increase in total expense ratio is a result of the increased leverage the combined Fund will use, leading to a higher interest expense. The increase in leverage is expected to result in higher distributions for SBI stockholders.

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For MMU, assuming the Mergers have occurred on March 31, 2023, the combined Fund would have (i) a total annual fund operating expense ratio for its shares of common stock that is lower than that of the corresponding shares of common stock of the MMU prior to the Merger, and (ii) a net annual fund operating expense ratio (i.e., the annual fund operating expense ratio after waivers and reimbursements under a contractual expense limitation agreement) for its shares of common stock that is lower than that of the corresponding shares of common stock of MMU prior to the Mergers.

•	As of March 31, 2023, MMU had a total expense ratio of 3.12% of net assets. It is anticipated that MMU’s stockholders’ total expense ratio will decline by 0.08%.

The above analysis related to fees and expenses assumes that both Mergers are approved by each Target Fund’s stockholders. Other outcomes may occur if only one of the Mergers is approved.

MMU will be the accounting survivor following the Mergers.

MNP currently pays an investment management fee to LMPFA, calculated daily and paid monthly, at an annual rate of 0.55% of its average weekly net assets. Both SBI and MMU currently pay an investment management fee to LMPFA, calculated daily and paid monthly, at an annual rate of 0.55% of its average daily net assets. For the purposes of calculating the investment management fee for each Fund, the aggregate liquidation value of the preferred stock is not deducted in determining the Fund’s average net assets.

Q. What impact will the Mergers have on leverage levels?

A. As of March 31, 2023, the leverage ratio of MMU is 30.4% while the leverage ratios of MNP and SBI are 36.1% and 27.2%, respectively. The leverage ratio of the combined Fund is expected to be that of MMU’s, with possible incremental increases. The cost of leverage of the combined Fund will result in a reduced expense ratio for MNP and MMU. The cost of leverage for SBI will increase its gross expense ratio, but the increase in leverage is expected to result in higher distributions for SBI stockholders.

The table below illustrates the leverage of each Fund on a standalone basis.

Current Leverage (as of 3/31/2023)
	ARPS	VRDPS	Total
MNP	$9,200,000	$66,500,000	$75,700,000
SBI	$—	$47,400,000	$47,400,000
MMU	$1,300,000	$217,575,000	$218,875,000
Total	$10,500,000	$331,475,000	$341,975,000

Following the Mergers, the combined Fund may determine to increase leverage by issuing additional VRDPS, subject to market conditions.

Q. What are the Funds’ capital loss carryovers?

A. As of December 31, 2022, the Funds are entitled to capital loss carryovers for federal income tax purposes in the amounts set forth below. Capital loss carryovers are favorable tax assets that can be used by a fund to offset gains in future taxable periods. Capital loss carryovers may be limited. For more information related to capital loss carryovers, please see “Proposals 1.A and 1.B—Information About the Proposed Mergers—Federal Income Tax Consequences” later in the Proxy Statement/Prospectus.

MNP (as of December 31, 2022)		SBI (as of December 31, 2022)		MMU (as of December 31, 2022)		MMU (pro forma)
Amount of Carryforward	Fiscal Year of Expiration	Amount of Carryforward	Fiscal Year of Expiration	Amount of Carryforward	Fiscal Year of Expiration	Amount of Carryforward	Fiscal Year of Expiration
$ (6,683,221)	No Expiration	$(3,548,897)	No Expiration	$ (19,781,319)	No Expiration	$(30,013,437)	No Expiration

9

Q. Will I have to pay any taxes as a result of the Mergers?

A. Each Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that each Merger qualifies for such treatment, you generally will not recognize a gain or loss for federal income tax purposes as a result of the Merger. Target Fund stockholders may, however, recognize gain or loss with respect to any cash those stockholders receive pursuant to a Merger in lieu of fractional shares. As a condition to the closing of the Mergers, each Fund will receive an opinion of counsel to the effect that each Merger will qualify for such treatment. Opinions of counsel are not binding on the Internal Revenue Service or the courts. You should talk to your tax advisor about any state, local and other tax consequences of the Mergers. See “Proposals 1.A and 1.B—Information About the Proposed Mergers—Federal Income Tax Consequences.”

Q. Who will pay for the Mergers?

A. The costs of the Mergers, including the costs of preparing, printing, assembling and mailing material in connection with this solicitation of proxies are estimated to be approximately $322,189 for MNP, $329,541 for SBI and $466,297 for MMU. The costs related to the redemption of MNP’s ARPS and MMU’s ARPS are also included in the estimated costs of the Mergers. The costs associated with the redemption of ARPS are minimal.

The Funds will bear the costs of their respective Merger. However, if either Merger is approved, LMPFA will institute a five basis point (0.05%) fee waiver of the combined Fund’s management fee for at least one-year post Merger, or as long as necessary to ensure that the combined Fund only bears half of the Merger-related expenses. The Merger-related expenses should also be offset by the per year operating cost savings. In the event that either SBI or MNP does not merge with and into MMU, or the Mergers are not consummated at all, each of MNP, SBI and MMU would bear its related expenses of the Mergers.

Q. How does the Board of each Fund recommend that I vote on the Mergers?

A. After careful consideration, MNP’s Board, including all of its Independent Directors, unanimously recommend that you vote FOR its Merger.

After careful consideration, SBI’s Board, including all of its Independent Directors, unanimously recommend that you vote FOR its Merger.

After careful consideration, MMU’s Board, including all of the Independent Directors, unanimously recommend that you vote FOR the Mergers.

Q. What will happen if a Merger is not approved?

A. Neither Merger is contingent upon the approval of the other Merger. If only one Merger is approved, that Merger will be consummated. If one or both Mergers are not approved, MNP, SBI and MMU (as applicable) will continue as separate investment companies, and each Board will consider such alternatives as it determines to be in the best interests of that Fund’s stockholders, including re-proposing one or both Mergers, as applicable.

Q. When are the Mergers expected to happen?

A. If each Fund’s stockholders approve the Mergers at the Meeting on July 14, 2023 (without the need to adjourn to solicit additional votes) and all other conditions to closing are satisfied (or waived), the Mergers are expected to take effect on or about September 18, 2023, or such other date as the parties may agree.

Q. Will my vote make a difference?

A. Your vote is very important and makes a difference in the governance of each Fund, no matter how many shares you own. Your vote can help ensure that the Proposals recommended by the Board of each Fund can be implemented. We encourage all stockholders to participate in the governance of the Funds.

10

Q. Whom do I call if I have questions?

A. If you need more information, or have any questions about voting, please call Georgeson LLC, the proxy solicitor, at (888) 867-6963.

Q. How do I vote my shares?

A. You can provide voting instructions by telephone by calling the toll-free number on the enclosed proxy card or electronically by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide. Alternatively, you can authorize a proxy to vote your shares by signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope. Proxy cards need to be received by Georgeson LLC by the morning of July 14, 2023, prior to the polls closing, in order to be counted.

A stockholder may revoke a proxy at any time on or before the Meeting by (1) submitting to the applicable Fund a subsequently dated proxy, (2) delivering to the applicable Fund a written notice of revocation (addressed to the Secretary at the principal executive office of the Funds at the address shown at the beginning of this Proxy Statement/Prospectus) or (3) otherwise giving notice of revocation at the Meeting, at all times prior to the exercise of the authority granted in the proxy card. Merely attending the Meeting, however, will not revoke any previously executed proxy. Unless revoked, all valid and executed proxies will be voted in accordance with the specifications thereon or, in the absence of such specifications, for approval of the Proposals.

You may also attend the Meeting and vote in person. However, even if you intend to attend the Meeting, we encourage you to provide voting instructions by one of the methods described above.

It is important that you vote promptly.

11

WESTERN ASSET MANAGED MUNICIPALS FUND INC.

WESTERN ASSET MUNICIPAL PARTNERS FUND INC.

WESTERN ASSET INTERMEDIATE MUNI FUND INC.

620 Eighth Avenue, 47th Floor

New York, New York 10018

NOTICE OF A JOINT SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders:

A Joint Special Meeting of Stockholders (the “Meeting”) of Western Asset Managed Municipals Fund Inc. (“MMU”), Western Asset Municipal Partners Fund Inc. (“MNP”) and Western Asset Intermediate Muni Fund Inc. (“SBI” and together with MMU and MNP, the “Funds”) will be held at 280 Park Avenue, New York, New York, on Friday, July 14, 2023 at 10:00 a.m., Eastern Time, for the purposes of considering and voting on the following proposals (each a “Proposal,” and collectively, the “Proposals”):

Proposal 1.A:	For stockholders of MNP and MMU to approve the merger of MNP with and into MMU in accordance with the Maryland General Corporation Law and pursuant to an Agreement and Plan of Merger between MNP and MMU.

Proposal 1.B:	For stockholders of SBI and MMU to approve the merger of SBI with and into MMU in accordance with the Maryland General Corporation Law and pursuant to an Agreement and Plan of Merger between SBI and MMU.

The Board of Directors of each Fund recommends that you vote “FOR” the Proposals upon which you are being asked to vote.

Stockholders of record at the close of business on May 3, 2023 are entitled to vote at the Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

George P. Hoyt

Secretary

Western Asset Managed Municipals Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Intermediate Muni Fund Inc.

May 26, 2023

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Funds involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp.	ABC Corp. (by John Doe, Treasurer)
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp., c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee, u/t/d 12/28/78	Jane B. Doe
Custodial or Estate Accounts
(1) John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

PROXY STATEMENT/PROSPECTUS

MAY 26, 2023

PROXY STATEMENT FOR:

WESTERN ASSET MANAGED MUNICIPALS FUND INC.

WESTERN ASSET MUNICIPAL PARTNERS FUND INC.

WESTERN ASSET INTERMEDIATE MUNI FUND INC.

620 Eighth Avenue, 47th Floor

New York, New York 10018

888-777-0102

PROSPECTUS FOR:

WESTERN ASSET MANAGED MUNICIPALS FUND INC.

620 Eighth Avenue, 47th Floor

New York, New York 10018

888-777-0102

This combined Proxy Statement and Prospectus (the “Proxy Statement/Prospectus”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Western Asset Managed Municipals Fund Inc. (“MMU”), Western Asset Municipal Partners Fund Inc. (“MNP”) and Western Asset Intermediate Muni Fund Inc. (“SBI” and together with MMU and MNP, the “Funds”) for a Joint Special Meeting of Stockholders (the “Meeting”) for each Fund. The Meeting will be held Friday, July 14, 2023 at 10:00 a.m., Eastern Time. At the Meeting, stockholders of the Funds will be asked to consider and act upon separate proposals (“Proposals 1.A and 1.B”) to approve the mergers of each of MNP and SBI (each a “Target Fund” and collectively, the “Target Funds”) with and into MMU in accordance with the Maryland General Corporation Law (each a “Merger” and collectively, the “Mergers”), as described below:

Proposal 1.A:	For stockholders of MNP and MMU to approve the merger of MNP with and into MMU in accordance with the Maryland General Corporation Law and pursuant to an Agreement and Plan of Merger between MNP and MMU.

Proposal 1.B:	For stockholders of SBI and MMU to approve the merger of SBI with and into MMU in accordance with the Maryland General Corporation Law and pursuant to an Agreement and Plan of Merger between SBI and MMU.

If each Merger is approved, each share of common stock, par value $0.001 per share, of each Target Fund (respectively, the “MNP Common Shares” and the “SBI Common Shares,” and collectively, the “Target Fund Common Shares”) would convert into an equivalent dollar amount (to the nearest $0.001) of full shares of common stock, par value $0.001 per share, of MMU (the “MMU Common Shares;” the MNP Common Shares, SBI Common Shares or MMU Common Shares, the “Common Shares”), based on the net asset value of each Fund’s shares of common stock outstanding as of the close of trading on the New York Stock Exchange (“NYSE”) on the business day immediately prior to the closing time of each respective Merger. MMU will not issue fractional MMU Common Shares to holders of Target Fund Common Shares. In lieu of issuing fractional shares, MMU will pay cash to each former holder of Target Fund Common Shares in an amount equal to the value of the fractional MMU Common Shares that the investor would otherwise have received in the applicable Merger. Although the MMU Common Shares received in each Merger will have the same total net asset value (“NAV”) as the Target Fund Common Shares held immediately before the Mergers (disregarding fractional shares), their stock price on the NYSE may be greater or less than that of the Target Fund Common Shares, based on current market prices existing at the time of the Merger. All MMU Common Shares currently issued and outstanding will remain issued and outstanding following the Mergers.

In addition, each of the Target Funds has a series of preferred stock outstanding: Variable Rate Demand Preferred Stock (“VRDPS”). MNP and MMU also each have Auction Rate Cumulative Preferred Stock (“ARPS”) outstanding.

Subject to approval of the respective Proposal by the stockholders of MNP, MNP’s ARPS will be redeemed in connection with—and prior to the closing of—its Merger, pursuant to the redemption terms outlined in the Articles Supplementary for the ARPS. Subject to the approval of either Proposal, MMU’s ARPS will be redeemed in connection with—and prior to the closing of—a Merger, pursuant to the redemption terms outlined in the Articles Supplementary for MNP’s ARPS. MNP and MMU each would provide notice of such a redemption to its ARPS holders following the approval of the Proposal at the Meeting and on a timeline consistent with the notice requirements in the Articles Supplementary for each series of ARPS and the Investment Company Act of 1940, as amended (the “1940 Act”).

With respect to the VRDPS, MMU will issue and deliver to each of the Target Fund’s VRDPS stockholders newly issued shares of MMU’s VRDPS with the same aggregate liquidation preference and terms as SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS, respectively, issued and outstanding immediately before the date of the Merger. As the liquidation preference for the newly issued shares of MMU’s VRDPS that will replace MNP’s Series 1 VRDPS will be equal to the liquidation preference of the existing MMU’s Series 1 VRDPS, MMU will issue a corresponding number of newly issued shares of MMU’s VRDPS so that the aggregate liquidation preference for the replaced MNP’s Series 1 VRDPS remains the same. The accrual for SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS with respect to any accrued and unpaid dividends as of date of the Mergers would be assumed by MMU and would apply and be payable on an equivalent share-for-share basis and on the same dividend payment schedule to avoid any disruption to VRDPS holders. Any remaining deferred costs associated with the original issuance of SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS as of the date of the Mergers will be assumed by MMU.

The Board of each Fund believes that the Mergers are in the best interests of stockholders and of each Fund. The Funds have substantially similar investment objectives, policies and strategies. The Mergers will result in more streamlined product offerings, allowing for more focused marketing and stockholder servicing efforts. Moreover, the combined Fund will likely benefit from economies of scale, as one set of fixed expenses would be spread over a larger asset base, as well as from enhanced market liquidity and may experience improved market price trading relative to net asset value.

At a meeting held on February 8 and 9, 2023, the Board of Directors of each Fund, including all of the Directors who are not “interested persons” of the Funds under the 1940 Act (the “Independent Directors”), unanimously approved an Agreement and Plan of Merger with respect to each Fund.

MNP was incorporated in Maryland on November 24, 1992; SBI was incorporated in Maryland on December 19, 1991; and MMU was incorporated in Maryland on April 9, 1992. Each Target Fund is a closed-end, diversified management investment company and MMU is a closed-end, non-diversified management investment company. Each Fund is listed on the NYSE.

Comparison of Investment Objectives

	Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)
Investment Objective(s)

MNP’s investment objective is to seek a high level of current income which is exempt from regular federal income taxes, consistent with the preservation of capital.

MNP’s secondary investment objective is to enhance portfolio value by purchasing tax-exempt securities that, in the opinion of the investment manager, may appreciate in value relative to other similar obligations in the marketplace.

		SBI’s investment objective is to provide common shareholders a high level of current income exempt from regular federal income taxes, consistent with prudent investing.	MMU’s investment objective is to seek as high a level of current income exempt from federal income tax as is consistent with preservation of capital.

Please see “Comparison of Investment Objectives, Principal Investment Strategies, and Principal Risks” in the Proxy Statement/Prospectus for a more complete comparison of the Funds’ investment objectives and policies.

Each Merger will be effected pursuant to an Agreement and Plan of Merger, a form of which is attached to this Proxy Statement/Prospectus as Appendix A. The material terms and conditions of each Agreement and Plan of Merger are summarized in this Proxy Statement/Prospectus. See “Proposals 1.A and 1.B—Information About the Proposed Mergers—Each Agreement and Plan of Merger.”

This Proxy Statement/Prospectus serves as a prospectus for MMU Common Shares under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance of MMU Common Shares in the Mergers.

Assuming the stockholders of Target Funds approve each Merger and all other conditions to the consummation of the Mergers are satisfied or waived, the Funds will jointly file articles of merger (the “Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) with respect to each Merger. Each Merger will become effective when the SDAT accepts for record the Articles of Merger or at such later time, which may not exceed 30 days after the Articles of Merger are accepted for record, as specified in the Articles of Merger. The date when the Articles of Merger are accepted for record, or the later date, is referred to in this Proxy Statement/Prospectus as the “Closing Date.” Each Target Fund, as soon as practicable after the Closing Date, will withdraw its registration under the 1940 Act.

Each Merger is being structured as a reorganization within the meaning of Section 368(a) of the Code. See “Proposals 1.A and 1.B— Information About the Proposed Mergers—Federal Income Tax Consequences.” Stockholders should consult their tax advisors to determine the actual impact of the applicable Merger on them in light of their individual tax circumstances.

The Mergers will be accounted for as an asset acquisition as detailed in ASC 805-50, Business Combinations – Related Issues. Under ASC 805-50, MMU will measure the assets acquired and liabilities assumed based on the cost to MMU, which includes the fair value of the consideration paid and any direct transaction costs, and will not give rise to goodwill. For financial reporting purposes, the historical cost basis of the investments received from each Target Fund will be carried forward to align ongoing reporting of the realized and unrealized gains and losses of MMU with amounts distributable to stockholders for tax purposes. There is no anticipated day one gain or loss as a result of the Mergers.

You should retain this Proxy Statement/Prospectus for future reference as it sets forth concisely information about MNP, SBI and MMU that you should know before voting on the Proposals described below.

A Statement of Additional Information (“SAI”) dated May 26, 2023, which contains additional information about the Mergers and the Funds, has been filed with the Securities and Exchange Commission (“SEC”). The SAI, as well as MNP’s Annual Report to Stockholders for the Fiscal Year Ended November 30, 2022, filed on January  26, 2023 (accession no. 0001193125-23-015796) and Annual Report to Stockholders for the Fiscal Year Ended November 30, 2017, filed on January 31, 2018 (accession no. 0001193125-18-027265), SBI’s Annual Report to Stockholders for the Fiscal Year Ended November 30, 2022, filed on January  30, 2023 (accession no. 0001193125-23-018467) and Annual Report to Stockholders for the Fiscal Year Ended November  30, 2017, filed on February 1, 2018 (accession no. 0001193125-18-027690) and MMU’s Semi-Annual Report to Stockholders for the Six-Month Period Ended November 30, 2022, filed on January  27, 2023 (accession no. 0001193125-23-017174), Annual Report to Stockholders for the Fiscal Year Ended May 31, 2022, filed on August  1, 2022 (accession no. 0001193125-22-208348) and Annual Report to Stockholders for the Fiscal Year End May 31, 2017, filed on July 24, 2017 (accession no. 0001193125-17-233914), which highlight certain important information such as investment performance and expense and financial information, are incorporated by reference into this Proxy Statement/Prospectus. In addition, stockholder reports, proxy materials and other information concerning MNP (File No. 811-07362), SBI (File No. 811-6506) and MMU (File No. 811-06629) can be inspected at the NYSE. You may receive free of charge a copy of the SAI, or the annual report and semi-annual report for a Fund, by contacting MNP, SBI or MMU at 888-777-0102, by writing either Fund at the address listed above or by visiting our website at www.franklintempleton.com.

In addition, you can copy and review this Proxy Statement/Prospectus and the complete filing on Form N-14 containing the Proxy Statement/Prospectus (File No. 333-270683) and any of the above-referenced documents at the SEC’s Public Reference Room in Washington, DC. You may obtain information about the operation of the Public Reference Room by calling the SEC at 202-551-8090. Reports and other information about each Fund are available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. You may also obtain copies of this information, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Room, 100 F Street, N.E., Washington, DC 20549.

MNP’s Common Shares are listed on the NYSE under the symbol “MNP,” SBI’s Common Shares are listed on the NYSE under the symbol “SBI” and the MMU Common Shares are listed on the NYSE under the symbol “MMU.” If the Merger between either Target Fund and MMU is effected, or if both Mergers are effected, MMU will retain its ticker symbol “MMU.”

The Securities and Exchange Commission has not approved or disapproved these securities nor passed upon the accuracy or adequacy of this Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense.

v

PROPOSALS 1.A AND 1.B— TO APPROVE EACH OF THE MERGERS OF MNP AND SBI WITH AND INTO MMU IN ACCORDANCE WITH THE MARYLAND GENERAL CORPORATION LAW

Summary

This summary is qualified in its entirety by reference to the additional information contained elsewhere in this Proxy Statement/Prospectus and each Agreement and Plan of Merger, a form of which is attached to this Proxy Statement/Prospectus as Appendix A.

Proposed Mergers

The Board of each Fund believes that each Merger is in the best interests of stockholders of each Fund. The Target Funds and MMU have substantially similar primary investment objectives and substantially similar policies and strategies, which will allow Target Fund stockholders to continue to have exposure to municipal securities. Moreover, the combined Fund will likely benefit from economies of scale, as one set of fixed expenses would be spread over a larger asset base, as well as from enhanced market liquidity and a more streamlined product offering. Furthermore, each Merger will result in more streamlined product offerings, allowing for more focused marketing and stockholder servicing efforts.

At a meeting held on February 8 and 9, 2023, the Boards of MNP, SBI and MMU, including all of the Independent Directors, unanimously approved the Agreement and Plan of Merger with respect to each Merger. As a result of the Mergers:

•

each Target Fund Common Share will convert into an equivalent dollar amount (to the nearest $0.001) of whole MMU Common Shares, based on the net asset value of each Target Fund’s Common Shares as of the close of trading on the NYSE on the business day immediately prior to the closing time of each respective Merger;

•

each holder of Target Fund Common Shares will become a holder of MMU Common Shares and will receive, on the Closing Date, that number of MMU Common Shares having an aggregate net asset value (disregarding fractional shares) equal to the aggregate net asset value of such stockholder’s Target Fund Common Shares as of the close of business on the business day preceding the Closing Date;

•

MMU will not issue any fractional MMU Common Shares to Target Fund stockholders. In lieu thereof, MMU will pay cash to each former holder of Target Fund Common Shares in an amount equal to the value of the fractional MMU Common Shares that the investor would otherwise have received in the Merger; and

•

MMU will issue and deliver to each of the Target Fund’s VRDPS stockholders newly issued shares of MMU’s VRDPS with the same aggregate liquidation preference and terms as SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS, respectively, issued and outstanding immediately before the date of the Merger. As the liquidation preference for the newly issued shares of MMU’s VRDPS that will replace MNP’s Series 1 VRDPS will be equal to the liquidation preference of the existing MMU’s Series 1 VRDPS, MMU will issue a corresponding number of newly issued shares of MMU’s VRDPS so that the aggregate liquidation preference for the replaced MNP’s Series 1 VRDPS remains the same. The accrual for SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS with respect to any accrued and unpaid dividends as of date of the Mergers would be assumed by MMU and would apply and be payable on an equivalent share-for-share basis and on the same dividend payment schedule to avoid any disruption to VRDPS holders. Any remaining deferred costs associated with the original issuance of SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS as of the date of the Mergers will be assumed by MMU.

Subject to approval of the respective Proposal by the stockholders of MNP, MNP’s ARPS will be redeemed in connection with—and prior to the closing of—its Merger, pursuant to the redemption terms outlined in the Articles Supplementary for MNP’s ARPS. Subject to the approval of either Proposal, MMU’s ARPS will be redeemed in connection with—and prior to the closing of—a Merger, pursuant to the redemption terms outlined in the Articles Supplementary for MMU’s ARPS. MNP and MMU each would provide notice of such a redemption to its respective ARPS holders following the approval of the Proposal at the Meeting and on a timeline consistent with the notice requirements in the Articles Supplementary for each series of ARPS and the 1940 Act.

Additionally, if either Merger is approved, MMU will institute a five basis point (0.05%) fee waiver of the investment management fee for a one-year period following the Mergers, or for as long as necessary to ensure such Funds only bear half of the Merger-related expenses.

Neither Merger is contingent upon the approval of the other Merger. If only one Merger is approved, that Merger will be consummated. If one or both Mergers is not approved, the applicable Fund or Funds will continue as separate investment companies, and each Board will consider such alternatives as it determines to be in the best interests of Fund stockholders, including re-proposing one or both Mergers, as applicable.

For the reasons set forth below in “Information About the Proposed Mergers-Reasons for the Mergers and Board Considerations,” the Boards of MNP, SBI and MMU, including all of the Independent Directors, have concluded that each Merger would be in the best interests of the applicable Funds, and that the interests of the holders of Target Fund Common Shares and MMU Common Shares would not be diluted as a result of the Mergers. The Board of each Fund, therefore, is hereby submitting Proposals 1.A and 1.B to the stockholders of the respective Target Fund and MMU and recommends that stockholders of MNP, SBI and MMU vote “FOR” the applicable Merger(s).

Each Merger was approved by the Board of each Fund. Because the Merger of MNP into MMU has been approved by at least 75% of MNP’s “Continuing Directors,” as that term is defined in MNP’s charter, approval of the Merger requires the affirmative vote of a majority of votes entitled to be cast by holders of MNP Common Shares and holders of preferred stock of MNP (“MNP Preferred Shares”) (voting together as a single class). Additionally, because the Merger of SBI into MMU has been approved by at least 70% of SBI’s Board, approval of the Merger requires the affirmative vote of a majority of votes entitled to be cast by holders of SBI Common Shares and holders of preferred stock of SBI (“SBI Preferred Shares” and together with the MNP Preferred Shares, the “Target Fund Preferred Shares”) (voting together as a single class). Similarly, because the Merger has been approved by at least 75% of MMU’s “Continuing Directors” (as that term is defined in MMU’s charter) approval of each Merger requires the affirmative vote of a majority of votes entitled to be cast by holders of MMU Common Shares and holders of MMU preferred stock (“MMU Preferred Shares”) (voting together as a single class). See “Voting Information” below. If each Fund’s stockholders approve the Mergers at the Meeting on July 14, 2023 (without the need to adjourn to solicit additional votes) and all other conditions to closing are satisfied (or waived), the Mergers are expected to take effect on or about September 18, 2023, or such other date as the parties may agree.

Prior to completion of the Mergers, each Fund will receive an opinion of Simpson Thacher & Bartlett LLP to the effect that the applicable Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, for federal income tax purposes, (i) no gain or loss will generally be recognized by each Target Fund (except for consequences regularly attributable to a termination of its taxable year) or the holders of Target Fund Common Shares (other than any gain or loss recognized with respect to cash such holders receive pursuant to a Merger in lieu of fractional shares), MNP Series 1 VRDPS or SBI Series 1 VRDPS as a result of the Mergers, (ii) the aggregate tax basis of the MMU Common Shares (including fractional MMU Common Shares purchased by MMU) received by the holders of Target Fund Common Shares will be the same as the aggregate tax basis of the holders’ Target Fund Common Shares immediately prior to the completion of the applicable Merger, (iii) the aggregate tax basis of the MMU Series 1 VRDPS received by the holders of MNP Series 1 VRDPS or SBI Series 1 VRDPS will be the same as the aggregate tax basis of the holders’ MNP Series 1 VRDPS or SBI Series 1 VRDPS, as the case may be, immediately prior to the completion of the applicable Merger, (iv) a holder’s holding period for MMU Common Shares received pursuant to a Merger (including that of fractional MMU Common Shares purchased by MMU) will be determined by including the period for which such stockholder held Target Fund Common Shares converted pursuant to the Merger, provided that such shares were held by such stockholder as capital assets and (v) a holder’s holding period for MMU Series 1 VRDPS received pursuant to a Merger will be determined by including the period for which such stockholder held MNP Series 1 VRDPS or SBI Series 1 VRDPS, as the case may be, converted pursuant to the Merger, provided that such MNP Series 1 VRDPS or SBI Series 1 VRDPS were held by such stockholder as capital assets. For more information about the federal income tax consequences of the Mergers, see “Information about the Proposed Mergers—Federal Income Tax Consequences” below.

Comparison of Investment Objectives, Principal Investment Strategies and Principal Risks

MNP’s primary investment objective is to provide a high level of current income which is exempt from regular federal income taxes, consistent with the preservation of capital. As a secondary investment objective, MNP intends to enhance portfolio value by purchasing tax-exempt securities that may appreciate in value relative to other similar obligations in the marketplace. SBI’s investment objective is to provide common stockholders a high level of current income exempt from regular federal income taxes, consistent with prudent investing. MMU’s investment objective is to seek as high a level of current income exempt from federal income tax as is consistent with the preservation of capital.

Under normal market conditions, at least 80% of MNP’s net assets will be invested in tax-exempt securities. Under normal market conditions, MNP invests substantially all of its assets in a diversified portfolio of tax-exempt securities that are rated investment grade at the time of purchase by at least one rating agency or, if unrated, determined to be of comparable credit quality by the subadviser, and that the subadviser believes do not involve undue risk to income or principal. MNP may invest up to 20% of its net assets in securities rated below investment grade at the time of purchase.

Under normal market conditions, SBI will invest at least 80% of its total assets in municipal obligations. In addition, under normal market conditions, SBI will invest at least 80% of its total assets in debt securities that are, at the time of investment, rated investment grade by a nationally recognized statistical rating organization or, if unrated, of equivalent quality as determined by the investment manager. 20% of SBI’s total assets may be invested in debt securities that are, at the time of investment, rated below investment grade by an NRSRO or, if unrated, of equivalent quality as determined by the investment manager.

Under normal market conditions, MMU will invest at least 80% of its total assets in municipal obligations rated investment grade at the time of investment. MMU may invest up to 20% of its total assets in municipal bonds rated below investment grade by a nationally recognized statistical rating organization or, if unrated, determined to be of equivalent quality by the investment manager.

While SBI maintains a dollar-weighted average effective maturity of between three and ten years, SBI’s sub-adviser may adjust the average maturity of SBI’s portfolio from time to time, depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates. SBI’s sub-adviser may adjust the average maturity of SBI’s portfolio from time to time, depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates. MNP’s sub-adviser is free to take full advantage of the entire range of maturities offered by tax-exempt securities and may adjust the average maturity of MNP’s portfolio from time to time, depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates. MMU may invest in municipal obligations that have all types of interest rate payment and reset terms, including fixed rate, floating and variable rate, zero coupon, payment in kind and auction rate features.

Each Fund is not intended to be a complete investment program, and there is no assurance that a Fund will achieve its objectives.

The preceding summary of the Funds’ investment objectives and certain policies should be considered in conjunction with the discussion below under “Comparison of Investment Objectives, Strategies and Principal

Risks of Investing in the Funds—Investment Objectives,” “—Principal Investment Strategies,” “—Fundamental Investment Restrictions” and “—Risk Factors.”

Effect on Expenses

MNP currently pays an investment management fee to LMPFA, calculated daily and paid monthly, at an annual rate of 0.55% of its average weekly net assets. Both SBI and MMU currently pay LMPFA an investment management fee, calculated daily and paid monthly, at an annual rate of 0.55% of its average daily net assets. For the purposes of calculating the investment management fee for each Fund, the aggregate liquidation value of the preferred stock is not deducted in determining the Fund’s average net assets.

If either Merger is approved, MMU will institute a five basis point (0.05%) fee waiver of the investment management fee for a one-year period following a Merger, or for as long as necessary to ensure such Funds only bear half of the merger-related expenses.

As of March 31, 2023, MNP had a total expense ratio of 4.06% of net assets, and SBI had a total expense ratio of 2.83% of net assets, whereas MMU had a total expense ratio of 3.12% of net assets. It is anticipated that MNP’s stockholders’ total expense ratio will decline by 1.02%, SBI’s stockholders’ total expense ratio will increase by 0.21% and MMU’s stockholders’ total expense ratio will decline by 0.08% if both Mergers are approved.

Fee Table and Expense Example

The table below (1) compares the estimated fees and expenses of each Fund, as of March 31, 2023, and (2) shows the estimated fees and expenses of the combined Fund, on a pro forma basis, as if both Mergers occurred on March 31, 2023.

The estimates are based on the contracts and agreements in effect as of March 31, 2023 and reflect the operating expense accrual rates on that date, which are based on each Fund’s fiscal year to date average net assets as of March 31, 2023. Accordingly, the actual fees and expenses of each Fund and the combined Fund as of the Closing Date of the Mergers may differ from those reflected in the tables below due to changes in net assets from those at such dates. No amount of any prior fee waiver or expense reimbursement to MNP, SBI or MMU may be recovered by any person.

Changes in net assets may result from market appreciation or depreciation and other factors occurring between March 31, 2023 and the Closing Date of the Mergers. As a general matter, changes (positive or negative) in a Fund’s expense ratio resulting from fluctuations in the Fund’s net assets will be borne by the stockholders of that Fund and the combined Fund. For information concerning the net assets of each Fund as of March 31, 2023, please see “Capitalization.”

The estimated expenses of MNP, SBI and MMU as of March 31, 2023 and pro forma expenses following the proposed Mergers are set forth below. The percentages in the table below are percentages of the Funds’ net assets attributable to their Common Shares.

Fee Table (MNP and MMU Merger)

	Pre-Merger
	MNP (Target Fund)	MMU (Acquiring Fund)	MMU (Pro Forma Combined Fund)
Management Fee(1)	0.87%	0.82%	0.80%
Operating Expenses	0.28%	0.16%	0.13%
Interest/Leverage	2.91%	2.14%	2.18%
Total Annual Fund Operating Expenses(2)	4.06%	3.12%	3.11%

(1)

MNP pays LMPFA an investment management fee, calculated daily and paid monthly, at an annual rate of 0.55% of the Fund’s average weekly net assets. MMU pays LMPFA an investment management fee, calculated daily and paid monthly, at an annual rate of 0.55% of its average daily net assets. For the purposes of this table, we have assumed that MNP has utilized leverage in an aggregate amount of 36.1% of its net assets and MMU has utilized leverage in an aggregate amount of 30.4% of its net assets, as required by Form N-2. If MNP were to use leverage in excess of 36.1% of its net Assets or MMU were to use leverage in excess of 30.4% of its net assets, the management fees shown for each Fund would be higher.

(2)

The fee table does not include expenses of the Merger or the five basis point fee waiver that will be instituted if the Merger is approved. The cost of the Merger is estimated to be approximately $322,189 for MNP and $466,297 for MMU. These costs estimates represent 0.24% of MNP’s net assets and 0.09% of MMU’s net assets. Both MNP and MMU will recoup half of these costs due to the five basis point fee waiver that will go into effect following the Merger.

Fee Table (SBI and MMU Merger)

	Pre-Merger
	SBI (Target Fund)	MMU (Acquiring Fund)	MMU (Pro Forma Combined Fund)
Management Fee(1)	0.76%	0.82%	0.78%
Operating Expenses	0.25%	0.16%	0.13%
Interest/Leverage	1.82%	2.14%	2.06%
Total Annual Fund Operating Expenses(2)	2.83%	3.12%	2.97%

(1)

SBI and MMU each pay LMPFA an investment management fee, calculated daily and paid monthly, at an annual rate of 0.55% of their respective average daily net assets. For the purposes of this table, we have assumed that SBI has utilized leverage in an aggregate amount of 27.2% of its net assets and MMU has utilized leverage in an aggregate amount of 30.4% of its net assets, as required by Form N-2. If SBI were to use leverage in excess of 27.2% of its net assets or MMU were to use leverage in excess of 30.4% of its net assets, the management fees shown for each Fund would be higher.

(2)

The fee table does not include expenses of the Merger or the five basis point fee waiver that will be instituted if the Merger is approved. The cost of the Merger is estimated to be approximately $329,541 for SBI and $466,297 for MMU. These costs estimates represent 0.26% of SBI’s net assets and 0.09% of MMU’s net assets. Both SBI and MMU will recoup half of these costs due to the five basis point fee waiver that will go into effect following the Merger.

Fee Table (both Mergers)

	Pre-Merger
	MNP (Target Fund)	SBI (Target Fund)	MMU (Acquiring Fund)	MMU (Pro Forma Combined Fund)
Management Fee(1)	0.87%	0.76%	0.82%	0.79%
Operating Expenses	0.28%	0.25%	0.16%	0.13%
Interest/Leverage	2.91%	1.82%	2.14%	2.12%
Total Annual Fund Operating Expenses(2)	4.06%	2.83%	3.12%	3.04%

(1)

MNP pays LMPFA an investment management fee, calculated daily and paid monthly, at an annual rate of 0.55% of the Fund’s average weekly net assets. SBI and MMU each pay LMPFA an investment management fee, calculated daily and paid monthly, at an annual rate of 0.55% of their respective average daily net assets. For the purposes of this table, we have assumed that MNP has utilized leverage in an aggregate amount of 36.1% of its net assets, SBI has utilized leverage in an aggregate amount of 27.2% of its net assets and MMU has utilized leverage in an aggregate amount of 30.4% of its net assets , as required by Form N-2. If MNP were to use leverage in excess of 36.1% of its net assets, SBI were to use leverage in excess of 27.2% of its net assets or MMU were to use leverage in excess of 30.4% of its net assets, the management fees shown for each Fund would be higher.
(2)

The fee table does not include expenses of the Mergers or the five basis point fee waiver that will be instituted if the Mergers are approved. The cost of the Mergers is estimated to be approximately $322,189 for MNP, $329,541 for SBI and $466,297 for MMU. These costs estimates represent 0.24% of MNP’s net assets, 0.26% of SBI’s net assets and 0.09% of MMU’s net assets. MNP, SBI and MMU will recoup half of these costs due to the five basis point fee waiver that will go into effect following the Mergers.

Example (MNP and MMU Merger)

The following example helps you compare the costs of investing in the Funds’ Common Shares with the costs of investing in other funds. The example assumes that you invest $1,000 in each Fund’s Common Shares for the periods shown, that your investment has a 5% return each year, that you reinvest all distributions and dividends and that the Funds’ operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
MNP	$41	$124	$208	$426
MMU	$31	$96	$163	$343
Pro Forma Combined Fund	$31	$96	$163	$341

Example (SBI and MMU Merger)

The following example helps you compare the costs of investing in the Funds’ Common Shares with the costs of investing in other funds. The example assumes that you invest $1,000 in each Fund’s Common Shares for the periods shown, that your investment has a 5% return each year, that you reinvest all distributions and dividends and that the Funds’ operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
SBI	$29	$88	$149	$316
MMU	$31	$96	$163	$343
Pro Forma Combined Fund	$30	$92	$157	$330

Example (both Mergers)

The following example helps you compare the costs of investing in the Funds’ Common Shares with the costs of investing in other funds. The example assumes that you invest $1,000 in each Fund’s Common Shares for the periods shown, that your investment has a 5% return each year, that you reinvest all distributions and dividends and that the Funds’ operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
MNP	$41	$124	$208	$426
SBI	$29	$88	$149	$316
MMU	$31	$96	$163	$343
Pro Forma Combined Fund	$31	$94	$160	$336

COMPARISON OF INVESTMENT OBJECTIVES, STRATEGIES AND PRINCIPAL RISKS OF INVESTING IN THE FUNDS

The following charts list the investment objectives, principal investment policies and fundamental investment restrictions of MNP and SBI, respectively, compares them to MMU and describes the principal differences between the Target Funds’ respective policies and MMU’s policies. The charts provide MNP, SBI and MMU stockholders with a means of comparing the investment objectives, policies and strategies of the Funds.

Comparison of MNP and MMU Investment Objectives and Strategies

	Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
Investment Objective(s)

MNP’s investment objective is to seek a high level of current income which is exempt from regular federal income taxes, consistent with the preservation of capital.

MNP’s secondary investment objective is to enhance portfolio value by purchasing tax-exempt securities that, in the opinion of the investment manager, may appreciate in value relative to other similar obligations in the marketplace.

		MMU’s investment objective is to seek as high a level of current income exempt from federal income tax as is consistent with preservation of capital.	No difference in primary investment objective. MNP has a secondary investment objective of enhancing portfolio value.

Principal Investment Policies and Strategies	Under normal market conditions, at least 80% of MNP’s net assets will be invested in tax-exempt securities. Under normal market conditions, MNP invests substantially all of its assets in a diversified portfolio of tax-exempt securities that are rated “investment grade” at the time of purchase by at least one rating agency or, if unrated, determined to be of comparable credit quality by the subadviser, and that the subadviser believes do not involve undue risk to income or principal.

Under normal market conditions, MMU will invest at least 80% of its total assets in municipal obligations rated, at the time of investment, no lower than BBB, SP-2 or A-1 by S&P or Baa, MIG3 or Prime-1 by Moody’s, or BBB or F1 by Fitch.

Municipal obligations includes bonds and notes such as:

•  general obligation bonds issued for various public purposes and supported by the municipal issuer’s credit taxing power;

Similar 80% policy. MMU invests in investment grade municipal obligations while MNP invests in investment grade tax-exempt securities.

MMU percentages are based on total assets while MNP’s are based on net assets.

Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
Investment grade tax-exempt securities are rated BBB or higher by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”) or Baa or higher by Moody’s Investor Services, Inc. (“Moody’s”) in the case of long-term obligations, and have equivalent ratings in the case of short-term obligations.

•  revenue bonds whose principal and interest is payable only from the revenues of a particular project or facility. Industrial revenue bonds depend on the credit standing of a private issuer and may be subject to the federal alternative minimum tax, or AMT; and

•  notes that are short-term obligations of municipalities or agencies sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

MNP may invest up to 20% of its net assets in securities rated below “investment grade” at the time of purchase.	MMU may invest up to 20% of its total assets in municipal bonds rated below investment grade by a nationally recognized statistical rating organization or, if unrated, determined to be of equivalent quality by the investment manager.	Substantially similar 20% policy.

Western Asset is free to take full advantage of the entire range of maturities offered by tax-exempt securities and may adjust the average maturity of MNP’s portfolio from time to time, depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates.	Municipal obligations may have all types of interest rate payment and reset terms, including fixed rate, floating and variable rate, zero coupon, payment in kind and auction rate features.	Both Funds have the same ability to invest in securities on any terms.

MNP may use a variety of derivative instruments as part of its investment strategies or for hedging or risk management purposes. Examples of derivative instruments MNP may use	MMU may also use a variety of derivative instruments for investment purposes, as well as for hedging or risk management purposes.	Substantially similar. MNP explicitly provides examples and specifies that it does not expect its use of derivatives to be significant.

Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
include options contracts, futures contracts, options on futures contracts, credit default swaps and swap agreements. Under normal market conditions, MNP does not expect that its use of such practices will be significant.

MNP may invest in participations in lease obligations or installment purchase contract obligations of municipal authorities or entities.	MMU may invest in participation interests in municipal bonds, including industrial development bonds, private activity bonds and floating and variable rate securities.	Similar. MMU specifies the type of participation interests in municipal bonds it may invest in.

MNP describes that many leases or contracts include “non-appropriation” clauses.	MMU may also invest in non-appropriation municipal lease obligations.	Substantially similar.

MNP may enter into TOB transactions and may invest in inverse floating rate instruments issued in TOB transactions.	MMU may enter into TOB transactions and may invest in inverse floating rate instruments issued in TOB transactions.	No difference.

MNP may use leverage through the issuance of preferred stock in an aggregate amount of liquidation preference attributable to the preferred stock of up to approximately 50% of MNP’s total assets less all liabilities and indebtedness not represented by senior securities immediately after such issuance.	MMU may use leverage through the issuance of preferred stock in an aggregate amount of liquidation preference attributable to the preferred stock of up to approximately 50% of MMU’s total assets less all liabilities and indebtedness not represented by senior securities immediately after such issuance.	No difference.

MNP has not established any limit on the percentage of its portfolio that may be invested in tax-exempt securities subject to the alternative minimum tax provisions of federal tax law and, accordingly, a substantial portion of the income produced by MNP may be includable in the	MMU invests with the objective that dividends paid by MMU may be excluded by shareholders from their gross incomes for federal income tax purposes. A portion of MMU’s dividends may be taxable. MMU may invest without limit in private activity bonds. Income from these bonds may be a special	MNP is specific that it has no limit to investing in tax-exempt securities subject to the alternative minimum tax (“AMT”). MMU points out it has no limitation to investing in private activity bonds, which may be subject to the AMT.

Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
calculation of alternative minimum taxable income.	preference item for purposes of the AMT.

MNP may acquire custodial receipts or certificates underwritten by securities dealers or banks that evidence ownership of future interest payments, principal payments or both on certain municipal obligations.	No corresponding policy.	MMU does not have a specific policy regarding acquiring custodial receipts or certificates underwritten by securities dealers or banks that evidence ownership of future interest payments, principal payments or both on certain municipal obligations

MNP will not invest more than 5% of its total assets in the tax-exempt securities of any single issuer, except that up to 25% of MNP’s total assets may be invested without regard to this limitation. As a result, up to 25% of MNP’s total assets could be invested in tax-exempt securities of a single issuer.	MMU will limit its investments so that, at the close of each quarter of its taxable year (1) not more than 25% of the market value of MMU’s total assets will be invested in the securities of a single issuer and (2) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer.	Essentially no difference, except MMU includes a 50% “bucket” for determining how much of its total assets can be invested in a single issuer.

MNP will not invest more than 25% of its total assets in any one industry. This restriction does not apply to tax-exempt securities, other than those tax-exempt securities backed only by assets and revenues from non-governmental users, nor does this restriction apply to obligations issued or guarantees by the U.S. Government, its agencies or instrumentalities.	MMU generally will not invest more than 25% of its total assets in any single industry. Government issuers of municipal obligations are not considered part of any “industry”. Municipal obligations backed only by the assets and revenues of non-governmental users may be deemed to be issued by the non-governmental users, and would be subject to MMU’s 25% industry limitation.	Essentially no difference. MNP explicitly states that tax-exempt securities are not covered by this restriction.

MNP may invest more than 25% of its total assets in a broader segment of the tax-exempt municipal securities market, such as revenue obligations of hospitals and other health	MMU may invest more than 25% of its total assets in a broad segment of the municipal obligations markets, if Western Asset determines that the yields available from obligations in	Essentially no difference.

Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
care facilities, housing agency revenue obligations or airport revenue obligations.	a particular segment of the market justify the additional risks associated with a large investment in the segment.

MNP reserves the right to invest more than 25% of its total assets in industrial development bonds or private activity bonds or in securities of issuers located in the same state, although it has no present intention to invest more than 25% of its total assets in issuers located in the same state and current rating agency requirements applicable to MNP’s shares of preferred stock prohibit such investment.	MMU reserves the right to invest more than 25% of its assets in industrial development bonds or in issuers located in the same state.	No difference. MNP specifies that it has no present intention to invest as such and its shares of preferred stock prohibit such investment.

No corresponding policy.	Under normal conditions, MMU may hold up to 20% of its total assets in cash or money market instruments, including taxable money market instruments.	MNP does not have a specific policy regarding investments in cash or money market instruments.

MNP may, temporarily, use alternative strategies, primarily designed to reduce fluctuations in the value of MNP’s assets. In implementing these “defensive” strategies, MNP may invest substantially all of its assets in high-quality, tax-exempt obligations and/or short-term tax-exempt obligations. If these obligations are not available, or, in Western Asset’s judgment, do not afford sufficient protection against adverse market conditions, MNP may invest in taxable obligations.	MMU may take a temporary defensive posture and invest without limitation in short-term municipal obligations and taxable investments, upon a determination by the manager that market conditions warrant such a posture.	Essentially no difference.

MNP may invest in securities of other investment companies.	MMU may invest in securities of other investment companies.	No difference.

Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
MNP may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with requirements of the 1940 Act.	MMU may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with requirements of the 1940 Act.	No difference.

MNP may enter into repurchase agreements as temporary investments. MNP will enter into repurchase agreements only with dealers, domestic banks or recognized financial institutions which, in the opinion of Western Asset based on guidelines established by the Board, present minimal credit risks.	MMU may enter into repurchase agreements.	Essentially no difference. MNP provides additional details for the counterparties to such repurchase agreements.

MNP may purchase securities on a when-issued or delayed delivery basis.	MMU may trade securities on a when-issued or delayed delivery basis.	No difference.

Comparison of SBI and MMU Investment Objectives and Strategies

	Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
Investment Objective(s)	SBI’s investment objective is to provide common shareholders a high level of current income exempt from regular federal income taxes, consistent with prudent investing.	MMU’s investment objective is to seek as high a level of current income exempt from federal income tax as is consistent with preservation of capital.	Substantially similar primary investment objectives. MMU focuses on being consistent with preservation of capital and SBI focuses on being consistent with prudent investing.

Principal Investment Policies and Strategies	Under normal market conditions, SBI will invest at least 80% of its total assets in municipal obligations. In addition, under normal market conditions, SBI will invest at least 80% of its total assets in debt securities that are, at the time of investment, rated investment grade by a nationally	Under normal market conditions, MMU will invest at least 80% of its total assets in municipal obligations rated, at the time of investment, no lower than BBB, SP-2 or A-1 by S&P or Baa, MIG3 or Prime-1 by Moody’s, or BBB or F1 by Fitch.	Substantially similar 80% policy.

Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
recognized statistical rating organization or, if unrated, of equivalent quality as determined by the investment manager.

Municipal obligations include bonds and notes such as:

•  general obligation bonds issued for various public purposes and supported by the municipal issuer’s credit taxing power;

•  revenue bonds whose principal and interest is payable only from the revenues of a particular project or facility. Industrial revenue bonds depend on the credit standing of a private issuer and may be subject to the federal alternative minimum tax, or AMT; and

•  notes that are short-term obligations of municipalities or agencies sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

20% of SBI’s total assets may be invested in debt securities that are, at the time of investment, rated below investment grade by an NRSRO or, if unrated, of equivalent quality as determined by the investment manager.	MMU may invest up to 20% of its total assets in municipal bonds rated below investment grade by a nationally recognized statistical rating organization or, if unrated, determined to be of equivalent quality by the investment manager.	Substantially similar 20% policy.

SBI maintains a dollar-weighted average effective maturity of between three and ten years. Western Asset may adjust the average maturity of SBI’s portfolio from time to time, depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates. Western Asset may adjust the average maturity of SBI’s portfolio from time to time, depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates.

SBI may invest in zero coupon bonds.

	Municipal obligations may have all types of interest rate payment and reset terms, including fixed rate, floating and variable rate, zero coupon, payment in kind and auction rate features.	SBI only specifies that Western Asset may adjust the average maturity of the portfolio and may invest in zero coupon bonds, but does not go into detail regarding the other terms for the municipal obligations in which the Fund may invest.

Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU

SBI may use a variety of derivative instruments as part of its investment strategy or for hedging and/or risk management purposes. As part of its strategies, SBI may purchase and sell futures contracts, purchase and sell (or write) exchange-listed and over-the-counter put and call options on securities, financial indices and futures contracts, enter into interest rate and currency transactions and enter into other similar transactions which may be developed in the future to the extent Western Asset determines that they are consistent with SBI’s investment objectives and policies and applicable regulatory requirements.

SBI will not engage in over-the-counter (“OTC”) options transactions if the amount invested by SBI in OTC options, plus, with respect to OTC options written by SBI, the amounts required to be treated as illiquid pursuant to the terms of certain no action letters published by the U.S. Securities and Exchange Commission staff (and the value of the assets used as cover with respect to OTC option sales which are not within the scope of such letters), plus the amount invested by SBI in illiquid securities, would exceed 25% of SBI’s total assets.

	MMU may also use a variety of derivative instruments for investment purposes, as well as for hedging or risk management purposes.	Substantially similar. SBI explicitly provides examples and details its limitations on OTC options transactions.

No explicit corresponding policy.	MMU may invest in participation interests in municipal bonds, including industrial development bonds, private activity bonds and floating and variable rate securities.	SBI does not have an explicit policy regarding participation interests in municipal bonds.

SBI may invest up to 100% of its assets in “non-appropriation” lease obligations and in unrated	MMU may also invest in non-appropriation municipal lease obligations.	Substantially similar. MMU does not

Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
“non-appropriation” lease obligations believed, at the time of investment, by the investment manager to have credit characteristics equivalent to, and to be of comparable quality as, securities that are rated investment grade.		explicitly state that it may invest in unrated non-appropriation lease obligations.

SBI may enter into TOB transactions and may invest in inverse floating rate instruments issued in TOB transactions.	MMU may enter into TOB transactions and may invest in inverse floating rate instruments issued in TOB transactions.	No difference.

SBI may use leverage through the issuance of preferred stock in an aggregate amount of liquidation preference attributable to the preferred stock of up to approximately 50% of SBI’s total assets less all liabilities and indebtedness not represented by senior securities immediately after such issuance.	MMU may use leverage through the issuance of preferred stock in an aggregate amount of liquidation preference attributable to the preferred stock of up to approximately 50% of MMU’s total assets less all liabilities and indebtedness not represented by senior securities immediately after such issuance.	No difference.

SBI may use leverage through borrowings, including loans from certain financial institutions and/or the issuance of debt securities. SBI may use leverage through borrowings in an aggregate amount of up to approximately 33 1/3% of SBI’s total net assets immediately after such borrowings.	MMU may not borrow money, except for temporary or emergency purposes, and then not in amounts that are greater than 15% of total assets (including the amount borrowed). MMU also may not buy more securities if MMU has borrowed money in amounts greater than 5% of net assets.	SBI has more flexibility with respect to leverage. MMU is limited to borrowing for temporary or emergency purposes up to 15% of its total assets. SBI may borrow up to 33 1/3% of its total net assets.

SBI has not established any limit on the percentage of its portfolio that may be invested in municipal securities subject to the alternative minimum tax provisions of federal tax law, and a substantial portion of the income produced by SBI may be taxable under the alternative minimum tax.	MMU invests with the objective that dividends paid by MMU may be excluded by shareholders from their gross incomes for federal income tax purposes. A portion of MMU’s dividends may be taxable. MMU may invest without limit in private activity bonds. Income from these bonds may be a special preference item for purposes of the AMT.	SBI is specific that it has no limit to investing in municipal securities subject to the alternative minimum tax (“AMT”). MMU points out it has no limitation to

Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
investing in private activity bonds, which may be subject to the AMT.

SBI will not invest more than 5% of its total assets in securities of any single issuer.	MMU will limit its investments so that, at the close of each quarter of its taxable year (1) not more than 25% of the market value of MMU’s total assets will be invested in the securities of a single issuer and (2) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer.	MMU allows investments exceeding 5% of its total assets in a single issuer for a portion (50%) of its total assets.

SBI generally will not invest more than 25% of its total assets in any industry. Government issuers of municipal securities are not considered part of any “industry”. Municipal securities backed only by the assets and revenues of nongovernmental users may for this purpose be deemed to be issued by such nongovernmental users, and the 25% limitation would apply to the industries of such nongovernmental users.	MMU generally will not invest more than 25% of its total assets in any single industry. Government issuers of municipal obligations are not considered part of any “industry”. Municipal obligations backed only by the assets and revenues of non-governmental users may be deemed to be issued by the non-governmental users, and would be subject to MMU’s 25% industry limitation.	No difference.

SBI may invest more than 25% of its total assets in a broader segment of the municipal securities market, such as: hospital and other health care facilities obligations, housing agency revenue obligations, or airport revenue obligations.	MMU may invest more than 25% of its total assets in a broad segment of the municipal obligations markets, if Western Asset determines that the yields available from obligations in a particular segment of the market justify the additional risks associated with a large investment in the segment.	Essentially no difference.

SBI may invest more than 25% of its assets in industrial development bonds or in	MMU reserves the right to invest more than 25% of its assets in industrial	No difference.

Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
issuers located in the same state.	development bonds or in issuers located in the same state.

No corresponding policy.	Under normal conditions, MMU may hold up to 20% of its total assets in cash or money market instruments, including taxable money market instruments.	SBI does not have a specific policy regarding investments in cash or money market instruments.

When Western Asset believes a temporary defensive posture in the market is warranted (e.g., times when, in Western Asset’s opinion, temporary imbalances of supply and demand or other temporary dislocations in the municipal securities market adversely affect the price at which municipal securities are available), and in order to keep cash on hand fully invested, SBI may temporarily invest to a substantial degree in high quality, short-term municipal securities. If these high-quality, short-term municipal securities are not available or, in Western Asset’s judgment, do not afford sufficient protection against adverse market conditions, SBI may invest in the following taxable securities: obligations of the U.S. Government, its agencies or instrumentalities; other debt securities rated within the four highest categories by an NRSRO; commercial paper rated in the highest category by an NRSRO; certificates of deposit, time deposits and bankers’ acceptances; or repurchase agreements with respect to any of the foregoing investments or any	MMU may take a temporary defensive posture and invest without limitation in short-term municipal obligations and taxable investments, upon a determination by the manager that market conditions warrant such a posture.	Essentially no difference. SBI provides examples of market conditions that may warrant such a defensive posture and the taxable securities it may invest in.

Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
other fixed-income securities that Western Asset considers consistent with such strategy.

SBI may invest in securities of other investment companies.	MMU may invest in securities of other investment companies.	No difference.

SBI may use repurchase agreements to manage its cash position.	MMU may enter into repurchase agreements.	Essentially no difference.

SBI may purchase municipal securities on a “when-issued” and “delayed delivery” basis.	MMU may trade securities on a when-issued or delayed delivery basis.	No difference.

Comparison of MNP and MMU Fundamental Investment Restrictions

	Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
Fundamental Investment Restrictions	With respect to 75% of its total assets, MNP may not invest more than 5% of the value of its total assets (taken at market value at time of purchase) in the outstanding securities of any one issuer other than securities issued or guaranteed by the U.S. Government or any agency or instrumentality thereof.	No corresponding restriction.	MMU does not have a limitation on the amount it may invest in a single issuer, while MNP may not invest more than 5% of the value of its total assets in the outstanding securities of any one issuer other than securities issued or guaranteed by the U.S. Government or any agency or instrumentality thereof.

	No corresponding restriction.	MMU may not purchase securities other than municipal obligations and taxable investments as those terms are described above.	MNP does not have a fundamental restriction on the type of securities it may purchase, while MMU may not purchase securities other than municipal obligations and taxable investments.

	MNP may not borrow money, except that MNP may borrow money from banks for temporary or emergency purposes or for tender offers or repurchases of its shares or for payment of dividends, subject to the limits of the 1940 Act.	MMU may not borrow money, except for temporary or emergency purposes, or for clearance of transactions, and then only in amounts not exceeding 15% of its total assets (not including the amount borrowed) and as otherwise described above. When MMU’s borrowings	MMU has a 15% limitation on its ability to borrow money even for temporary or emergency purposes and for clearance of transactions.

Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
exceed 5% of the value of its total assets, MMU will not make any additional investments.

MNP may not pledge, mortgage or hypothecate its assets, except that it may pledge securities to secure borrowings permitted by the subparagraph above or in connection with hedging transactions.	No corresponding restriction.	MMU does not have a fundamental restriction on pledging its assets.

MNP may not make short sales of securities or purchase any securities on margin (except for such short-term credits as are necessary for the clearance of transactions).	MMU may not sell securities short or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions, but MMU may make margin deposits in connection with transactions in options, futures and options on futures.	MMU may make margin deposits in connection with transactions in options, futures and options on futures.

MNP may not underwrite the securities of other issuers, except to the extent that (a) in connection with the disposition of portfolio securities or the sale of its own securities MNP may be deemed to be an underwriter and (b) the purchase of tax-exempt securities in accordance with its investment objectives and policies may be deemed to be an underwriting.	MMU may not underwrite any issue of securities, except to the extent that the purchase of municipal obligations may be deemed to be an underwriting.	Essentially no difference.

MNP may not purchase or sell real estate or interests therein other than tax-exempt securities secured by real estate or interests therein.	MMU may not purchase, hold or deal in real estate or oil and gas interests, except that MMU may invest in municipal obligations secured by real estate or interests in real estate.	MMU has an additional limitation on oil and gas interests.

MNP may not purchase or sell commodities, commodity futures contracts or	MMU may not invest in commodities, except that MMU may enter into futures contracts, including those	MNP has more flexibility to engage in “Hedging Transactions” that include futures contracts but also

Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between MNP and MMU
commodity options except for Hedging Transactions. “Hedging Transactions” include options contracts, futures contracts, options on futures contracts, credit default swaps and swap agreements.	relating to indexes and options on futures contracts or indexes described above.	other types of derivatives transactions.

MNP may not make loans of money or property to any person, except through loans of portfolio securities, the purchase of fixed income securities consistent with MNP’s investment objectives and policies, the acquisition of securities subject to repurchase agreements or temporary investments in accordance with MNP’s investment objectives and policies.	MMU may not lend any funds or other assets except through purchasing municipal obligations or taxable investments, lending portfolio securities and entering into repurchase agreements consistent with MMU’s investment objective.	MNP allows for loans that take the form of temporary investments in accordance with its objectives and policies.

MNP may not issue senior securities, as defined in the 1940 Act, other than preferred stock, except to the extent such issuance might be involved with respect to borrowings described below or with respect to Hedging Transactions, defined above.	MMU may not issue senior securities, except to the extent permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified or otherwise permitted by appropriate regulatory authorities.	Essentially no difference.

MNP may not invest 25% or more of the value of its total assets in any one industry provided that such limitation shall not be applicable to tax-exempt securities other than those tax-exempt securities backed only by the assets and revenues from non-governmental users, nor shall it apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.	MMU may not invest more than 25% of its total assets in the securities of issuers in any single industry, except that this limitation will not be applicable to the purchase of municipal obligations and U.S. government securities.	Essentially no difference. MNP explicitly excludes certain tax-exempt securities and MMU explicitly excludes municipal obligations and U.S. government securities.

MNP may not invest for the purpose of exercising control over any issuer.	MMU may not make any investments for the purpose of exercising control or management of any company.	Essentially no difference.

Comparison of SBI and MMU Fundamental Investment Restrictions

	Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
Fundamental Investment Restrictions	SBI may not purchase securities (other than obligations issued or guaranteed by the United States Government or its agencies or instrumentalities) of any issuer if as a result of the purchase, more than 5% of the value of SBI’s total assets would be invested in the securities of the issuer, except that up to 25% of the value of SBI’s total assets may be invested without regard to this 5% limitation.	No corresponding restriction.	MMU does not have a limitation on the amount it may invest in a single issuer.

	No corresponding restriction.	MMU may not purchase securities other than municipal obligations and taxable investments as those terms are described above.	SBI does not have a fundamental restriction on the type of securities it may purchase.

	SBI may not borrow money in excess of 33 1/3% of its total assets (including the amount of money borrowed but excluding any liabilities and indebtedness not constituting senior securities) except that SBI may borrow up to an additional 5% of its total assets for temporary purposes; pledge its assets other than to secure such borrowings or in connection with when-issued and forward commitment transactions and similar investment strategies.	MMU may not borrow money, except for temporary or emergency purposes, or for clearance of transactions, and then only in amounts not exceeding 15% of its total assets (not including the amount borrowed) and as otherwise described above. When MMU’s borrowings exceed 5% of the value of its total assets, MMU will not make any additional investments.	SBI has more flexibility with respect to leverage. MMU is limited to borrowing for temporary or emergency purposes up to 15% of its total assets. SBI may borrow up to 33 1/3% of its total net assets.

	SBI may not sell any securities “short,” write, purchase or sell puts, calls or combinations thereof, or purchase or sell financial futures or options, except as described above. SBI may	MMU may not sell securities short or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions, but MMU may make margin deposits in connection with transactions	MMU may make margin deposits in connection with transactions in options, futures and options on futures.

Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
not buy any securities on “margin.” Neither the deposit of initial or variation margin in connection with hedging and risk management transactions nor short-term credits as may be necessary for the clearance of transactions is considered the purchase of a security on margin.	in options, futures and options on futures.

SBI may not act as an underwriter of securities, except to the extent that the Fund may be deemed an underwriter in connection with the sale of securities in its portfolio.	MMU may not underwrite any issue of securities, except to the extent that the purchase of municipal obligations may be deemed to be an underwriting.	Essentially no difference.

SBI may not invest in equity interests in oil, gas or other mineral exploration or development programs except pursuant to the exercise by SBI of its rights under agreements relating to municipal securities.

SBI may not purchase or sell real estate, commodities or commodity contracts, except to the extent that the municipal securities SBI may invest in are considered to be interests in real estate, commodities or commodity contracts, or to the extent that SBI exercises its rights under agreements relating to such municipal securities (in which case SBI may liquidate real estate acquired as a result of default on a mortgage).

MMU may not purchase, hold or deal in real estate or oil and gas interests, except that MMU may invest in municipal obligations secured by real estate or interests in real estate.

MMU may not invest in commodities, except that MMU may enter into futures contracts, including those relating to indexes and options on futures contracts or indexes described above.

MMU has a broader restriction on investing in any oil or gas interests, except for municipal obligations secured by such interests. SBI only specifically prohibits investing in equity interests in oil, gas or other mineral exploration or development programs

SBI may not purchase or sell commodity contracts. MMU may enter into futures contracts.

SBI may purchase or sell real estate and commodities to the extent that the municipal securities it invests in are considered to be interests in real estate or commodities, and to the extent that SBI exercises its rights under agreements relating to such municipal securities.

Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)	Differences between SBI and MMU
SBI may not make loans of money or property to any person, except to the extent that the securities in which SBI may invest are considered to be loans and except that SBI may lend money or property in connection with the maintenance of the value of or SBI’s interest with respect to the municipal securities owned by SBI.	MMU may not lend any funds or other assets except through purchasing municipal obligations or taxable investments, lending portfolio securities and entering into repurchase agreements consistent with MMU’s investment objective.	Substantially similar. SBI may lend money or property in connection with the maintenance of the value of or its interest with respect to SBI’s municipal securities.

SBI may not issue senior securities if such issuance is specifically prohibited by the 1940 Act or the rules or regulations thereunder.	MMU may not issue senior securities, except to the extent permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified or otherwise permitted by appropriate regulatory authorities.	Essentially no difference.

SBI may not invest more than 25% of its total assets in a single industry; however, SBI may from time to time invest more than 25% of its total assets in a particular segment of the municipal securities market or in obligations of issuers located in the same state.	MMU may not invest more than 25% of its total assets in the securities of issuers in any single industry, except that this limitation will not be applicable to the purchase of municipal obligations and U.S. government securities.	Substantially similar. SBI explicitly excludes issuers located in the same state.

SBI may not make investments for the purpose of exercising control or participation in management, except to the extent that exercise by SBI of its rights under agreements related to municipal securities would be deemed to constitute such control or participation.	MMU may not make any investments for the purpose of exercising control or management of any company.	Substantially similar. SBI is able to exercise its rights under agreements related to municipal securities.

Risk Factors

There is no assurance that MNP, SBI or MMU will meet their investment objectives. You may lose money on your investment in any of the Funds. The value of each Fund’s shares may go up or down, sometimes rapidly and unpredictably. Market conditions, financial conditions of issuers represented in each Fund’s portfolio, investment strategies, portfolio management and other factors affect the volatility of each Fund’s shares. An investment in a Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The following section includes a summary of the principal risks of investing in MMU. Except as described below, your investment in MNP or SBI is subject to the same risks.

Investment and Market Risk

An investment in MMU is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in MMU Common Shares represents an indirect investment in the fixed income securities and other investments owned by MMU, most of which could be purchased directly. The value of MMU’s portfolio securities may move up or down, sometimes rapidly and unpredictably. At any point in time, your MMU Common Shares may be worth less than your original investment, even after taking into account the reinvestment of MMU dividends and distributions.

Interest Rate Risk

MMU expects that under normal market circumstances at least 80% of its assets will consist of investment grade tax-exempt securities, the market value of which generally varies inversely with changes in prevailing interest rates. The market value of MMU’s investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the values of fixed-income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. The magnitude of these fluctuations is generally greater for securities with longer maturities. The subadviser’s judgment about interest rate trends may prove to be incorrect.

Tax-Exempt Securities Risk

In general, the secondary market for tax-exempt securities is less liquid than that for taxable fixed-income securities. Consequently, the ability of MMU to buy and sell tax-exempt securities may, at any particular time and with respect to any particular securities, be limited. The amount of information about the financial condition of an issuer of tax-exempt securities may not be as extensive as information about corporations whose securities are publicly traded. Obligations of issuers of tax-exempt securities may be subject to the provisions of bankruptcy, insolvency and the United States Bankruptcy Code and applicable state laws, which could limit the ability of MMU to recover payments of principal or interest on such securities.

Certain tax-exempt securities which may be held by MMU may permit the issuer at its option to “call,” or redeem, its securities. If an issuer were to redeem tax-exempt securities held by MMU during a time of declining interest rates, MMU may realize a capital loss on its investment if the security was purchased at a premium and may not be able to reinvest the proceeds in tax-exempt securities providing as high a level of investment return as the securities redeemed.

Municipal Securities Risk

Liquidity in the municipal securities market may vary from time to time. At times of decreased liquidity, the ability of MMU to buy and sell municipal securities may, with respect to any particular securities, be limited. The amount of information about the financial condition of an issuer of municipal securities may not be as extensive as information about corporations whose securities are publicly traded, and MMU’s performance may therefore be more dependent on the sub-adviser’s analytical abilities than if MMU were to invest in stocks or taxable bonds. The secondary market for municipal securities, particularly the below investment grade municipal securities in which MMU may invest, also tends to be less developed or liquid than many other securities markets, which may adversely affect MMU’s ability to sell its municipal securities at attractive prices.

Obligations of issuers of municipal securities may be subject to the provisions of bankruptcy, insolvency and the United States Bankruptcy Code and applicable state laws, which could limit the ability of MMU to recover payments of principal or interest on such securities.

Certain municipal securities which may be held by MMU may permit the issuer at its option to “call,” or redeem, its securities. If an issuer were to redeem municipal securities held by MMU during a time of declining interest rates, MMU may realize a capital loss on its investment if the security was purchased at a premium and may not be able to reinvest the proceeds in municipal securities providing as high a level of investment return as the securities redeemed.

Inverse Floating Rate Securities and TOBs Risk

Subject to certain limitations, MMU may invest in inverse floating rate securities. Typically, inverse floating rate securities represent beneficial interests in a special purpose trust (sometimes called a “tender option bond trust”) formed by a third party sponsor for the purpose of holding municipal bonds purchased from MMU or from another third party. An investment in an inverse floating rate security may involve greater risk than an investment in a fixed-rate bond. Because changes in the interest rate on the underlying security or index inversely affect the residual interest paid on the inverse floating rate security, the value of an inverse floating rate security is generally more volatile than that of a fixed-rate bond.

Inverse floating rate securities have interest rate adjustment formulas which generally reduce or, in the extreme, eliminate the interest paid to MMU when short-term interest rates rise, and increase the interest paid to MMU when short-term interest rates fall. Inverse floating rate securities have varying degrees of liquidity, and the market for these securities is relatively volatile. These securities tend to underperform the market for fixed-rate bonds in a rising interest rate environment, but tend to outperform the market for fixed-rate bonds when interest rates decline. Shifts in long-term interest rates may, however, alter this tendency.

During times of reduced market liquidity, such as at the present, MMU may not be able to sell municipal securities readily at prices reflecting the values at which the securities are carried on MMU’s books. Sales of large blocks of municipal securities by market participants, such as MMU, that are seeking liquidity can further reduce municipal security prices in an illiquid market. MMU may seek to make sales of large blocks of municipal securities as part of its investment strategy or it may be required to raise cash to re-collateralize, unwind or “collapse” tender option bond trusts that issued inverse floating rate securities to MMU or to make payments to such trusts to enable them to pay for tenders of the short-term securities they have issued if the remarketing agents for those municipal securities are unable to sell the short-term securities in the marketplace to other buyers (typically tax-exempt money market funds). MMU’s potential exposure to losses related to or on inverse floating rate securities may increase beyond the value of MMU’s inverse floater investments as MMU may potentially be liable to fulfill all amounts owed to holders of the floating rate certificates.

Although volatile, inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed-rate bonds with comparable credit quality, coupon, call provisions and maturity. These securities usually permit the investor to convert the floating rate to a fixed rate (normally adjusted downward), and this optional conversion feature may provide a partial hedge against rising rates if exercised at an opportune time.

Investment in inverse floating rate securities may amplify the effects of MMU’s use of leverage. Any economic effect of leverage through MMU’s purchase of inverse floating rate securities will create an opportunity for increased MMU Common Shares net income and returns, but may also result in losses if the cost of leverage exceeds the return on the inverse floating rate securities purchased by MMU.

TOB transactions expose MMU to leverage and credit risk, and generally involve greater risk than investments in fixed rate municipal bonds, including the risk of loss of principal. The interest payments that

MMU would typically receive on inverse floaters acquired in such transactions vary inversely with short-term interest rates and will be reduced (and potentially eliminated) when short-term interest rates increase. Inverse floaters will generally underperform the market for fixed rate municipal securities when interest rates rise. The value and market for inverse floaters can be volatile, and inverse floaters can have limited liquidity. Investments in inverse floaters issued in TOB transactions are derivative instruments and, therefore, are also subject to the risks generally applicable to investments in derivatives.

Insurance Risk

MMU may purchase municipal securities that are secured by insurance, bank credit agreements or escrow accounts. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have recently incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses have reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. While an insured municipal security will typically be deemed to have the rating of its insurer, if the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. In such a case, the value of insurance associated with a municipal security would decline, and the insurance may not add any value. The insurance feature of a municipal security does not guarantee the full payment of principal and interest through the life of an insured obligation, the market value of the insured obligation or the net asset value of the MMU Common Shares represented by such insured obligation.

Leverage Risk

The value of your investment may be more volatile due to MMU’s leveraged capital structure and use of instruments that have a leveraging effect on MMU’s portfolio. MMU may also have to sell assets at inopportune times to satisfy its obligations created by the use of leverage or derivatives. The use of leverage is considered to be a speculative investment practice and may result in the loss of a substantial amount, and possibly all, of MMU’s assets. Leverage risk may be more significant for MMU than for SBI.

Special Risks Related to Municipal Securities

MMU may invest in municipal leases and certificates of participation in such leases. Municipal leases and certificates of participation involve special risks not normally associated with general obligations or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate governmental body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the governmental issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and may result in a delay in recovering or the failure to fully recover MMU’s original investment. In the event of non-appropriation, the issuer would be in default and taking ownership of the assets may be a remedy available to MMU, although MMU does not anticipate that such a remedy would normally be pursued. To the extent that MMU invests in unrated municipal leases or participates in such leases, the credit quality rating and risk of cancellation of such unrated leases will be monitored on an ongoing basis. Certificates of participation, which represent interests in unmanaged pools of municipal leases or installment contracts, involve the same risks as the underlying municipal leases. In addition, MMU may be dependent upon the municipal authority issuing the certificates of participation to exercise remedies with respect to the underlying securities. Certificates of participation also entail a risk of default or bankruptcy, both of the issuer of the municipal lease and also the municipal agency issuing the certificate of participation.

Alternative Minimum Tax and Taxable Income Risk

MMU will qualify to pay “exempt-interest dividends,” which are exempt from regular U.S. federal income tax, for any taxable year only if at least 50% of the value of its assets, as of the close of each quarter of the taxable year, consists of state or local obligations described in Section 103(a) of the Code. Assuming that MMU qualifies to pay exempt-interest dividends, it is anticipated that certain of MMU’s distributions will nevertheless constitute taxable income. Moreover, a portion of MMU’s exempt-interest dividends may be subject to federal alternative minimum tax, and all or a portion of such dividends may be subject to state and local taxation.

A portion of MMU’s distributions may be taxable to holders of MMU Common Shares. In particular, MMU may use a variety of derivative instruments and may sell certain fixed-income securities short including, but not limited to, U.S. Treasuries, for investment and/or hedging purposes. To the extent that MMU utilizes these strategies MMU could generate taxable income and gains. Distributions of any capital gain or other taxable income (including gains realized by MMU on the sale of municipal securities) will be taxable to holders of MMU Common Shares. MMU may not be a suitable investment for investors subject to the federal alternative minimum tax or who would become subject to such tax by investing in MMU. The suitability of an investment in MMU Common Shares will depend upon a comparison of the after tax yield likely to be provided from MMU with that from comparable tax-exempt investments not subject to the alternative minimum tax, and from comparable fully taxable investments, in light of each such investor’s tax position. Special considerations apply to corporate investors.

Certain provisions of the Code relating to the issuance of municipal obligations impose restrictions on the volume of municipal obligations qualifying for federal tax exemption. One effect of these provisions could be to increase the cost of the municipal securities available for purchase by MMU and thus reduce available yield. Legislative proposals that may further restrict or eliminate the federal income tax exemption for interest on municipal obligations may be introduced in the future. The value of MMU’s investments and its net asset value may be adversely affected by changes in tax rates and policies. Because interest income from municipal securities normally is not subject to regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal income tax rates or changes in the tax-exempt status of interest income from municipal securities. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of municipal securities. This could in turn affect MMU’s net asset value and ability to acquire and dispose of municipal securities at desirable yield and price levels.

Below Investment Grade (High Yield or Junk Bond) Securities Risk

MMU may invest up to 20% of its assets in municipal obligations of below investment grade quality. High yield debt securities are generally subject to greater credit risks than higher-grade debt securities, including the risk of default on the payment of interest or principal. High yield debt securities are considered speculative, typically have lower liquidity and are more difficult to value than higher grade bonds. High yield debt securities tend to be volatile and more susceptible to adverse events, credit downgrades and negative sentiments and may be difficult to sell at a desired price, or at all, during periods of uncertainty or market turmoil.

Credit Crisis Liquidity and Volatility Risk

The markets for credit instruments, including fixed income securities, have experienced periods of extreme illiquidity and volatility. General market uncertainty and consequent repricing risk have led to market imbalances of sellers and buyers, which in turn have also resulted in significant valuation uncertainties in a variety of debt securities, including certain fixed income securities. These conditions resulted, and in many cases continue to result in greater volatility, less liquidity, widening credit spreads and a lack of price transparency, with many debt securities remaining illiquid and of uncertain value. During times of reduced market liquidity, MMU may not be able to sell securities readily at prices reflecting the values at which the securities are carried on MMU’s books. Sales of large blocks of securities by market participants, such as MMU, that are seeking liquidity can further reduce security prices in an illiquid market. These market conditions may make valuation of some of MMU’s securities uncertain and/or result in sudden and significant valuation increases or decreases in its holdings. Illiquidity and volatility in the credit markets may directly and adversely affect the setting of dividend rates on the MMU Common Shares.

Liquidity Risk

MMU may invest, without limitation, in illiquid securities (similar to SBI), while MNP, as a matter of operating policy, does not invest in illiquid securities. Illiquid securities are securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which MMU has valued the securities. Liquidity risk exists when particular investments are difficult to sell. Securities may become illiquid after purchase by MMU, particularly during periods of market turmoil. When MMU holds illiquid investments, the portfolio may be harder to value, especially in changing markets, and if MMU is forced to sell these investments in order to segregate assets or for other cash needs, MMU may suffer a loss.

Government Intervention in Financial Markets Risk

The instability in the financial markets has led the U.S. government and foreign governments to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. U.S. federal and state governments and foreign governments, their regulatory agencies or self regulatory organizations may take additional actions that affect the regulation of the securities in which MMU invests, or the issuers of such securities, in ways that are unforeseeable. Issuers of corporate fixed income securities might seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which MMU itself is regulated. Such legislation or regulation could limit or preclude MMU’s ability to achieve its investment objectives. Western Asset will monitor developments and seek to manage MMU’s portfolio in a manner consistent with achieving MMU’s investment objectives, but there can be no assurance that it will be successful in doing so.

Derivatives Risk

MMU may utilize a variety of derivative instruments for investment or risk management purposes, such as options, futures contracts, swap agreements and credit default swaps. Using derivatives can increase Fund losses and reduce opportunities for gains when market prices, interest rates, currencies, or the derivatives themselves behave in a way not anticipated by MMU. Using derivatives also can have a leveraging effect and increase Fund volatility. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. Derivatives may not be available at the time or price desired, may be difficult to sell, unwind or value, and the counterparty may default on its obligations to MMU. Derivatives are generally subject to the risks applicable to the assets, rates, indices or other indicators underlying the derivative. The value of a derivative may fluctuate more than the underlying assets, rates, indices or other indicators to which it relates. Use of derivatives may have different tax consequences for MMU than an investment in the underlying security, and those differences may affect the amount, timing and character of income distributed to shareholders. The U.S. government and foreign governments are in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make derivatives more costly, limit their availability or utility, otherwise adversely affect their performance or disrupt markets.

Effective August 19, 2022, MMU began operating under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g. reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a value at risk (VaR) based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. A fund that uses derivative instruments in a limited amount is not subject to the full requirements of Rule 18f-4. Compliance with Rule 18f-4 by MMU could, among other things, make derivatives more costly, limit their availability or utility, or otherwise adversely affect their performance. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy.

Lending Securities

The risks in lending portfolio securities, as with other extensions of credit, consist of possible delays in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Although voting rights, or rights to consent, with respect to the loaned securities pass to the borrower, MMU retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by MMU if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. MMU also may call such loans in order to sell the securities involved. Unlike MMU and SBI, MNP typically does not engage in the practice of lending portfolio securities, although it has the ability to do so.

Counterparty Risk

MMU may enter into transactions with counterparties that become unable or unwilling to fulfill their contractual obligations. There can be no assurance that any such counterparty will not default on its obligations to MMU. In the event of a counterparty default, MMU may be hindered or delayed in exercising rights against a counterparty and may experience significant losses. To the extent that MMU enters into multiple transactions with a single or small set of counterparties, MMU will be subject to increased counterparty risk.

Credit Risk

If an issuer or guarantor of a security held by MMU or a counterparty to a financial contract with MMU defaults or its credit is downgraded, or is perceived to be less creditworthy, or if the value of the assets underlying a security declines, the value of your investment will typically decline. Changes in actual or perceived creditworthiness may occur quickly. MMU could be delayed or hindered in its enforcement of rights against an issuer, guarantor or counterparty. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.

Prepayment Risk

Prepayments may cause losses on securities purchased at a premium. At times, some of the securities in which MMU may invest may have higher than market interest rates and therefore may be purchased at a premium above their par value. Unscheduled prepayments, which are made at par, may cause MMU to experience a loss equal to any unamortized premium. In addition, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of MMU.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from MMU’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the MMU Common Shares and distributions on the MMU Common Shares can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with MMU’s use of leverage would likely increase, which would tend to further reduce returns to stockholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of MMU’s portfolio.

Market Events Risk

The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to changes in general market conditions, overall economic trends or events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes or other factors, political developments, investor sentiment, the global and domestic effects of a pandemic, and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, public health events, terrorism, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not MMU invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of MMU’s investments may be negatively affected.

The rapid and global spread of a highly contagious novel coronavirus respiratory disease, designated COVID-19, first detected in China in December 2019, has resulted in extreme volatility in the financial markets and severe losses; reduced liquidity of many instruments; restrictions on international and, in some cases, local travel; significant disruptions to business operations (including business closures); strained healthcare systems; disruptions to supply chains, consumer demand and employee availability; and widespread uncertainty regarding the duration and long-term effects of this pandemic. Some sectors of the economy and individual issuers have experienced particularly large losses. In addition, the COVID-19 pandemic may result in a sustained economic downturn or a global recession, domestic and foreign political and social instability, damage to diplomatic and international trade relations and increased volatility and/or decreased liquidity in the securities markets. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual issuers, are not known. Certain risks, such as interest rate risk, credit risk, liquidity risk and counterparty risk, may be heightened as a result of such market events. The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, are taking extraordinary actions to support local and global economies and the financial markets in response to the COVID-19 pandemic, including by pushing interest rates to very low levels. This and other government intervention into the economy and financial markets to address the COVID-19 pandemic may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. The COVID-19 pandemic could adversely affect the value and liquidity of MMU’s investments and negatively impact MMU’s performance. In addition, the outbreak of COVID-19, and measures taken to mitigate its effects, could result in disruptions to the services provided to MMU by its service providers.

Anti-Takeover Provisions Risk

MMU’s Charter and Bylaws include provisions that are designed to limit the ability of other entities or persons to acquire control of MMU for short-term objectives, including by converting MMU to open-end status or changing the composition of the Board, that may be detrimental to MMU’s ability to achieve its primary investment objective. Such provisions may limit the ability of shareholders to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of MMU. There can be no assurance, however, that such provisions will be sufficient to deter activist investors that seek to cause MMU to take actions that may not be aligned with the interests of long-term shareholders.

Portfolio Turnover Risk

Changes to the investments of MMU may be made regardless of the length of time particular investments have been held. A high portfolio turnover rate may result in increased transaction costs for MMU in the form of increased dealer spreads and other transactional costs, which may have an adverse impact on performance. The portfolio turnover rate of MMU will vary from year to year, as well as within a year.

Management Risk

MMU is subject to management risk because it is an actively managed investment portfolio. The subadviser and each individual portfolio manager will apply investment techniques and risk analyses in making investment decisions for MMU, but there can be no guarantee that these will produce the desired results.

Market Price Discount from Net Asset Value Risk

Shares of closed-end investment companies frequently trade at a discount from their net asset value. This risk is separate and distinct from the risk that MMU’s net asset value could decrease as a result of its investment activities and may be a greater risk to investors expecting to sell their MMU Common Shares in a relatively short period following completion of this offering. Whether investors will realize gains or losses upon the sale of the MMU Common Shares will depend not upon MMU’s net asset value but upon whether the market price of the MMU Common Shares at the time of sale is above or below the investor’s purchase price for the MMU Common Shares.

Because the market price of the MMU Common Shares will be determined by factors such as relative supply of and demand for the MMU Common Shares in the market, general market and economic conditions and other factors beyond the control of MMU, MMU cannot predict whether the MMU Common Shares will trade at, above or below net asset value or at, above or below the initial public offering price. MMU’s Common Shares are designed primarily for long term investors and you should not view MMU as a vehicle for trading purposes.

Temporary Defensive Strategies Risk

When the manager believes a temporary defensive posture in the market is warranted (e.g., times when, in the manager’s opinion, temporary imbalances of supply and demand or other temporary dislocations in the municipal obligations market adversely affect the price at which municipal obligations are available), and in order to keep cash on hand fully invested, MMU may temporarily invest to a substantial degree in high quality, short-term municipal obligations. If these high-quality, short-term municipal obligations are not available or, in the manager’s judgment, do not afford sufficient protection against adverse market conditions, MMU may invest in the following taxable securities: obligations of the U.S. Government and its agencies or instrumentalities; other debt securities rated within the four highest categories by an NRSRO; commercial paper rated in the highest category by an NRSRO; certificates of deposit, time deposits and bankers’ acceptances; or repurchase agreements with respect to any of the foregoing investments or any other fixed-income securities that the manager considers consistent with such strategy. To the extent MMU invests in taxable securities, MMU will not at such times be able to achieve its investment objective of earning income that is exempt from regular federal income taxes.

LIBOR Risk

MMU’s investments, payment obligations, and financing terms may be based on floating rates, such as the London Interbank Offered Rate, or “LIBOR,” which is the offered rate for short-term Eurodollar deposits between major international banks. In 2017, the U.K. Financial Conduct Authority (“FCA”) announced its intention to cease compelling banks to provide the quotations needed to sustain LIBOR after 2021. ICE Benchmark Administration, the administrator of LIBOR, ceased publication of most LIBOR settings on a representative basis at the end of 2021 and is expected to cease publication of a majority of U.S. dollar LIBOR settings on a representative basis after June 30, 2023. In addition, global regulators have announced that, with limited exceptions, no new LIBOR-based contracts should be entered into beginning in 2022. Actions by regulators have resulted in the establishment of alternative reference rates to LIBOR in most major currencies. Various financial industry groups have been planning for the transition away from LIBOR, but there remains uncertainty regarding the nature of any replacement rate and the impact of the transition from LIBOR on MMU’s transactions and the financial markets generally. The transition away from LIBOR may lead to increased volatility and illiquidity in markets that rely on LIBOR and may adversely affect MMU’s performance. The transition may also result in a reduction in the value of certain LIBOR-based investments held by MMU or reduce the effectiveness of related transactions such as hedges. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses for MMU. Since the usefulness of LIBOR as a benchmark could also deteriorate during the transition period, effects could occur at any time.

Operational Risk

The valuation of MMU’s investments may be negatively impacted because of the operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third party service providers or trading counterparties. It is not possible to identify all of the operational risks that may affect MMU or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. MMU and its shareholders could be negatively impacted as a result.

Cybersecurity Risk

Cybersecurity incidents, both intentional and unintentional, may allow an unauthorized party to gain access to Fund assets, Fund or proprietary information, cause MMU, LMPFA and Western Asset and/or their service providers to suffer data breaches, data corruption or loss of operational functionality or prevent Fund investors from purchasing, redeeming or exchanging shares or receiving distributions. MMU, LMPFA and Western Asset have limited ability to prevent or mitigate cybersecurity incidents affecting third party service providers, and such third party service providers may have limited indemnification obligations to MMU or LMPFA. Cybersecurity incidents may result in financial losses to MMU and its shareholders, and substantial costs may be incurred in an effort to prevent or mitigate future cybersecurity incidents. Issuers of securities in which MMU invests are also subject to cybersecurity risks, and the value of these securities could decline if the issuers experience cybersecurity incidents.

INFORMATION ABOUT THE PROPOSED MERGERS

The Agreement and Plan of Merger

The following is a summary of the material terms and conditions of each Agreement and Plan of Merger. Under the applicable Agreement and Plan of Merger and if the Mergers are approved, MNP and SBI will merge with and into MMU on the Closing Date.

As a result of the Mergers and on the Closing Date:

•	MNP and SBI each will no longer exist, and

•	MMU will be the surviving corporation.

Each of MNP and SBI will then:

•	deregister as an investment company under the 1940 Act,

•	cease its separate existence under Maryland law,

•	remove its Common Shares from listing on the NYSE, and

•	withdraw from registration under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Each outstanding Target Fund Common Share will be converted into an equivalent dollar amount (to the nearest one tenth of one cent) of whole MMU Common Shares, based on the net asset value of each Target Fund’s Common Shares outstanding as of the close of trading on the NYSE on the business day immediately prior to the closing time of each respective Merger. No fractional MMU Common Shares will be issued to the holders of Target Fund Common Shares. In lieu thereof, MMU will pay cash to each former holder of Target Fund Common Shares in an amount equal to the value of the fractional MMU Common Shares that the investor would otherwise have received in the applicable Merger.

In addition, MMU will issue and deliver to each of the Target Fund’s VDRPS stockholders newly issued shares of MMU’s VRDPS with the same aggregate liquidation preference and terms as SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS, respectively, issued and outstanding immediately before the date of the Merger. As the liquidation preference for the newly issued shares of MMU’s VRDPS that will replace MNP’s Series 1 VRDPS will be equal to the liquidation preference of the existing MMU’s Series 1 VRDPS, MMU will issue a corresponding number of newly issued shares of MMU’s VRDPS so that the aggregate liquidation preference for the replaced MNP’s Series 1 VRDPS remains the same. The accrual for SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS with respect to any accrued and unpaid dividends as of date of the Mergers would be assumed by MMU and would apply and be payable on an equivalent share-for-share basis and on the same dividend payment schedule to avoid any disruption to VRDPS holders. Any remaining deferred costs associated with the original issuance of SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS as of the date of the Mergers will be assumed by MMU.

No sales charge or fee of any kind will be charged to holders of Target Fund Common Shares in connection with their receipt of MMU Common Shares in the applicable Merger.

From and after the Closing Date, MMU will possess all of the properties, assets, rights, privileges and powers and shall be subject to all of the restrictions, liabilities, obligations, disabilities and duties of each Target Fund, all as provided under Maryland law.

Under Maryland law, stockholders of a corporation whose shares are traded publicly on a national securities exchange, such as the Funds’ Common Shares, are not entitled to demand the fair value of their shares upon a merger; therefore, the holders of the Funds’ Common Shares will be bound by the terms of the Merger, if approved. However, any holder of a Fund’s Common Shares may sell his or her Common Shares on the NYSE at any time prior to the Mergers.

Each Agreement and Plan of Merger may be terminated and the Mergers abandoned, whether before or after approval by MMU’s, MNP’s or SBI’s stockholders, at any time prior to the Closing Date by resolution of either Fund’s Board, if circumstances should develop that, in the opinion of that Board, make proceeding with the Mergers inadvisable with respect to MMU, MNP and SBI, respectively.

Each Agreement and Plan of Merger provides that either Fund may waive compliance with any of the terms or conditions made therein for the benefit of that Fund, other than the requirements that: (a) each Agreement and Plan of Merger be approved by stockholders of MMU and MNP or SBI, as applicable, and (b) MNP or SBI, as applicable, and MMU receive the opinion of Simpson Thacher & Bartlett LLP that the transactions contemplated by each Agreement and Plan of Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, if, in the judgment of the Fund’s Board, after consultation with Fund counsel, such waiver will not have a material adverse effect on the benefits intended to be provided by the Mergers to the stockholders of the Fund.

Under each Agreement and Plan of Merger, each Fund, out of its assets and property, will indemnify and hold harmless the other Fund and the members of the Board and officers of the other Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the other Fund and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Fund or the members of the Board or officers of the Fund prior to the Closing Date, provided that such indemnification by the Fund is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction. In no event will a Fund or the members of the Board or officers of a Fund be indemnified for any losses, claims, damages, liabilities or expenses arising out of or based on conduct constituting willful misfeasance, bad faith, gross negligence or the reckless disregard of duties.

The Board of each Fund, including the Independent Directors, has determined, with respect to its Fund, that the interests of the holders of that Fund’s Common Shares will not be diluted as a result of the Mergers and that participation in the Mergers is in the best interests of that Fund. The Funds will bear the costs of their respective Merger. However, if either Merger is approved, LMPFA will institute a five basis point (0.05%) fee waiver of the combined Fund’s management fee for at least one-year post Merger, or as long as necessary to ensure that the combined Fund only bears half of the Merger-related expenses. The Merger-related expenses should also be offset by the per year operating cost savings. In the event that either SBI or MNP does not merge with and into MMU, or the Mergers are not consummated at all, each of MNP, SBI and MMU would bear its related expenses of the Mergers. Such expenses shall also include, but not be limited to, all costs related to the preparation and distribution of this Proxy Statement/Prospectus, proxy solicitation expenses, SEC registration fees and NYSE listing fees.

Approval of each Agreement and Plan of Merger requires (i) the affirmative vote of a majority of the votes entitled to be cast by MNP Common Shares and MNP Preferred Shares (voting together as a single class), (ii) the affirmative vote of a majority of the votes entitled to be cast by SBI Common Shares and SBI Preferred Shares (voting together as a single class) and (iii) the affirmative vote of a majority of the votes entitled to be cast by MMU Common Shares and MMU Preferred Shares (voting together as a single class), See “Voting Information” below.

Reasons for the Mergers and Board Considerations

Board Considerations

The Funds may be deemed affiliated investment companies as a result of LMPFA and Western Asset serving as each Fund’s investment adviser and subadviser, respectively. In connection with a merger of affiliated investment companies, Rule 17a-8 requires the board of each affiliated investment company, including a majority of the directors who are not interested persons of the investment company, to determine that (1) participation in the transaction is in the best interests of the investment company, and (2) the interests of the existing stockholders of the investment company will not be diluted as a result of the transaction.

Moreover, Rule 17a-8 requires that the directors request and evaluate such information as may reasonably be necessary to make their findings. Rule 17a-8 does not specify the factors to be considered in making the findings required by the rule. In making its finding that the interests of the Fund’s existing stockholders will not be diluted as a result of the Merger, the Board of each Fund considered that the Mergers would be conducted on the basis of the Funds’ relative net asset values. The SEC has recommended that boards consider the following factors in determining whether a transaction is in the best interests of the investment company, in addition to any others that may be appropriate under the circumstances:

•	any fees or expenses that will be borne directly or indirectly by the fund in connection with the merger (“Factor 1”);

•	any effect of the merger on annual fund operating expenses and stockholder fees and services (“Factor 2”);

•	any change in the fund’s investment objectives, policies and restrictions that will result from the merger (“Factor 3”); and

•	any direct or indirect federal income tax consequences of the transaction to fund stockholders (“Factor 4”).

Proposals for the Mergers were presented to the Board of each Fund for consideration at simultaneous in-person meetings held on February 8 and 9, 2023 and were approved by each Board at that meeting. At the meeting, LMPFA expressed its belief that the Mergers would be in the best interests of each Fund and provided information as of December 31, 2022 and analyses (the “Merger Evaluation Information”) sufficient in LMPFA’s belief for each Board to evaluate the Mergers. In considering the Mergers, with the advice of independent counsel to the Independent Directors, the Boards considered the factors noted above in view of LMPFA’s belief that the Mergers would be in the best interests of each Fund, the Merger Evaluation Information and additional information received on an on-going basis in connection with the oversight of each Fund. The discussion below reflects all of the discussions and reviews at that meeting. The Boards considered LMPFA’s recommendation of the Merger and its belief that the Merger would be in the best interest of each Fund. With respect to each of the above Factors, the Boards considered:

Merger of MNP with and into MMU

Factor 1

•

If approved, the cost of the Merger will be partially offset by a five basis point (0.05%) waiver of MMU’s management fee for at least one year post-merger, or for as long as necessary to ensure that the Funds only bear one half of the merger-related expenses.

Factor 2

•

As of March 31, 2023, it is anticipated that MNP’s total expense ratio will be reduced by 102 basis points (1.02%) and MMU’s stockholders’ total expense ratio will be reduced by eight basis points (0.08%) as a result of the Merger.

•

The stockholders of each Fund may benefit from economies of scale, as one set of fixed expenses would be spread over a larger asset base. The larger asset base of the combined Fund may have a greater ability to utilize capital loss carryovers.

•

A larger asset base may increase access by the combined Fund to more attractive leverage terms (i.e., lower borrowing costs on debt and preferred stock) and a wider range of alternatives for raising capital to grow a combined fund.

•	The stockholders of each Fund may benefit from enhanced market liquidity and may experience improved market price trading relative to NAV for the combined Fund.

•	The combined Fund may benefit from potential cost savings from better trade executions as a result of increased trading liquidity and tighter spreads.

•	The stockholders of each Fund may benefit from a more streamlined product offering, allowing for more focused marketing and stockholder servicing efforts in support of the combined Fund.

•	A larger fund size and additional trading liquidity following the Merger can make MMU more attractive to traditional and institutional investors and reduce the risk of activism and associated costs.

Factor 3

•

LMPFA and Western Asset are expected to continue to manage MMU, and stockholders of MNP and MMU may benefit from the continuing experience and expertise of LMPFA and Western Asset and their commitment to the substantially similar investment style and strategies to be used in managing the assets of MMU.

•	MNP and MMU have, and following the Merger will have, substantially similar investment objectives and substantially similar investment policies.

•	The stockholders of each Fund may benefit from additional investment flexibility from a larger pool of assets, creating a more streamlined product offering.

Factor 4

•

The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming the Merger qualifies for such treatment, MNP stockholders generally will not recognize a gain or loss for federal income tax purposes as a result of the Merger. MNP stockholders may, however, recognize gain or loss with respect to any cash those stockholders receive pursuant to the Merger in lieu of fractional shares.

•

MMU will retain its pre-Merger capital loss carryover of $19.78 million. MNP’s capital loss carryover of $6.68 million will transfer to the combined Fund subject to applicable limitations under the Code.

Merger of SBI with and into MMU

Factor 1

•

If approved, the cost of the Merger will be partially offset by a five basis point (0.05%) waiver of MMU’s management fee for at least one year post-merger, or for as long necessary to ensure that the Funds only bear one half of the merger-related expenses.

Factor 2

•

As of March 31, 2023, it is anticipated that SBI’s total expense ratio will be increased by 21 basis points (0.21%) and MMU’s stockholders’ total expense ratio will be reduced by eight basis points (0.08%) as a result of the Merger. However, this increase is a result of the increased leverage SBI will use, which leads to a higher interest expense. The increase in leverage is expected to result in higher distributions to SBI stockholders.

•

The stockholders of each Fund may benefit from economies of scale, as one set of fixed expenses would be spread over a larger asset base. The larger asset base of the combined Fund may have a greater ability to utilize capital loss carryovers.

•

A larger asset base may increase access by the combined Fund to more attractive leverage terms (i.e., lower borrowing costs on debt and preferred stock) and a wider range of alternatives for raising capital to grow a combined fund.

•	The stockholders of each Fund may benefit from enhanced market liquidity and may experience improved market price trading relative to NAV for the combined Fund.

•	The combined Fund may benefit from potential cost savings from better trade executions as a result of increased trading liquidity and tighter spreads.

•	The stockholders of each Fund may benefit from a more streamlined product offering, allowing for more focused marketing and stockholder servicing efforts in support of the combined Fund.

•	A larger fund size and additional trading liquidity following the Merger can make MMU more attractive to traditional and institutional investors and reduce the risk of activism and associated costs.

Factor 3

•

LMPFA and Western Asset are expected to continue to manage MMU, and stockholders of SBI and MMU may benefit from the continuing experience and expertise of LMPFA and Western Asset and their commitment to the substantially similar investment style and strategies to be used in managing the assets of MMU.

•	SBI and MMU have, and following the Merger will have, substantially similar investment objectives and substantially similar investment policies.

•	The stockholders of each Fund may benefit from additional investment flexibility from a larger pool of assets, creating a more streamlined product offering.

Factor 4

•

The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming the Merger qualifies for such treatment, SBI stockholders generally will not recognize a gain or loss for federal income tax purposes as a result of the Merger. SBI stockholders may, however, recognize gain or loss with respect to any cash those stockholders receive pursuant to the Merger in lieu of fractional shares.

•

MMU will retain its pre-Merger capital loss carryover of $19.78 million. SBI’s capital loss carryover of $3.55 million will transfer to the combined Fund subject to applicable limitations under the Code.

In view of the forgoing and other relevant factors, the Board of each Fund determined, under the circumstances, that the Mergers (1) would be in the best interests of the shareholders of such Fund and (2) the Mergers would not result in the dilution of the interests of such Fund or its shareholders. The principal factor considered by the Board of each Fund in determining that the Mergers would not result in a dilution of the interests of such Fund or its shareholders was that the Mergers would be effected on the basis of the relative net asset values of the Fund. Otherwise, no single factor was identified by the Board as the principal factor in making the findings required by Rule 17a-8. The Independent Directors of each Board were represented throughout their evaluation of the Mergers by independent counsel. Prior to meetings of the Boards, each Board received a memorandum from LMPFA discussing its responsibilities in connection with the Mergers as part of the Merger Evaluation Information and, prior to the Approval Meeting, the Independent Directors of each Board met separately and discussed the Mergers with independent legal counsel in a private session at which no representatives of LMPFA or Western Asset were present.

Federal Income Tax Consequences

The following is a summary of the material federal income tax consequences of the Mergers applicable to a holder of Target Fund Common Shares that receives MMU Common Shares in a Merger or to a holder of MNP Series 1 VRDPS or SBI Series 1 VRDPS that receives MMU Series 1 VRDPS in a Merger. This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) that hold their Target Fund Common Shares, MNP Series 1 VRDPS or SBI Series 1 VRDPS as capital assets for federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular Target Fund stockholder or to Target Fund stockholders that are subject to special treatment under federal income tax laws.

This discussion does not address the tax consequences of the Mergers under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of Target Fund Common Shares, MNP Series 1 VRDPS or SBI Series 1 VRDPS are urged to consult with their own tax advisors as to the tax consequences of the Mergers in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of Target Fund Common Shares, MNP Series 1 VRDPS or SBI Series 1 VRDPS, as applicable, that for federal income tax purposes is:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate that is subject to federal income tax on its income regardless of its source; or

•

a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a court within the United States, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for federal income tax purposes.

Tax Consequences of the Mergers Generally

The Funds intend each Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each Merger is conditioned upon the receipt by both the applicable Target Fund and MMU of an opinion from Simpson Thacher & Bartlett LLP to the effect that, based upon certain facts, assumptions and representations of the parties, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming each Merger qualifies for such treatment, the following will be the resulting tax consequences:

(i) for each Merger, the applicable Target Fund and MMU will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii) except for consequences regularly attributable to a termination of a Target Fund’s taxable year, no gain or loss will be recognized by the Target Funds as a result of the Mergers or upon the conversion of (a) Target Fund Common Shares into MMU Common Shares, (b) MNP Series 1 VRDPS into MMU Series 1 VRDPS and (c) SBI Series 1 VRDPS into MMU Series 1 VRDPS;

(iii) no gain or loss will be recognized by MMU as a result of the Mergers or upon the conversion of (a) Target Fund Common Shares into MMU Common Shares, (b) MNP Series 1 VRDPS into MMU Series 1 VRDPS and (c) SBI Series 1 VRDPS into MMU Series 1 VRDPS;

(iv) no gain or loss will be recognized by the holders of Target Fund Common Shares upon the conversion of their Target Fund Common Shares into MMU Common Shares, except to the extent such holders are paid cash in lieu of fractional MMU Common Shares in the Mergers;

(v) no gain or loss will be recognized by the holders of MNP Series 1 VRDPS or SBI Series 1 VRDPS upon the conversion of their MNP Series 1 VRDPS or SBI Series 1 VRDPS, as the case may be, into MMU Series 1 VRDPS;

(vi) the tax basis of a Target Fund’s assets in the hands of MMU will be the same as the tax basis of such assets in the hands of the Target Fund immediately prior to the consummation of the applicable Merger;

(vii) immediately after the Mergers, (a) the aggregate tax basis of the MMU Common Shares received by each holder of Target Fund Common Shares in the Mergers (including that of fractional MMU Common Shares purchased by MMU) will be equal to the aggregate tax basis of the Target Fund Common Shares owned by such holder immediately prior to the completion of the applicable Merger, and (b) the aggregate tax basis of the MMU Series 1 VRDPS received by each holder of shares of MNP Series 1 VRDPS or SBI Series 1 VRDPS in the Mergers will be equal to the aggregate tax basis of the MNP Series 1 VRDPS or SBI Series 1 VRDPS, as the case may be, owned by such holder immediately prior to the completion of the applicable Merger;

(viii) a stockholder’s holding period for MMU Common Shares received pursuant to the Mergers (including that of fractional MMU Common Shares purchased by MMU) will be determined by including the period for which such stockholder held Target Fund Common Shares converted pursuant to the Mergers, provided that such Target Fund Common Shares were held by such stockholder as capital assets;

(ix) a stockholder’s holding period for MMU Series 1 VRDPS received pursuant to the Mergers will be determined by including the period for which such stockholder held MNP Series 1 VRDPS or SBI Series 1 VRDPS, as the case may be, converted pursuant to the Mergers, provided that such MNP Series 1 VRDPS or SBI Series 1 VRDPS were held by such stockholder as capital assets;

(x) MMU’s holding period with respect to the Target Fund assets transferred pursuant to the Mergers will include the period for which such assets were held by the applicable Target Fund; and

(xi) the payment of cash to the holders of Target Fund Common Shares in lieu of fractional MMU Common Shares will be treated as though such fractional shares were distributed as part of the Mergers and then redeemed by MMU with the result that the holder of Target Fund Common Shares will generally have a capital gain or loss to the extent the cash distribution differs from such stockholder’s basis allocable to the fractional MMU Common Shares (assuming such Target Fund Common Shares were held by such stockholder as capital assets).

Information Reporting and Backup Withholding

Cash payments received in lieu of fractional MMU Common Shares by a U.S. holder will generally be subject to information reporting unless the holder establishes that it is an exempt recipient. In addition, backup withholding at a rate of 24% may apply to the cash payable to a U.S. holder, unless the holder furnishes its taxpayer identification number (in the case of individuals, their social security number) and otherwise complies with applicable requirements of the backup withholding rules, or the holder otherwise establishes an exemption. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements

A holder of Target Fund Common Shares, MNP Series 1 VRDPS or SBI Series 1 VRDPS who receives MMU Common Shares or MMU Series 1 VRDPS, as applicable, as a result of a Merger will generally be required to retain records pertaining to the Merger. Each holder of Target Fund Common Shares, MNP Series 1 VRDPS or SBI Series 1 VRDPS who is required to file a U.S. tax return and who is a “significant holder” that receives MMU Common Shares or MMU Series 1 VRDPS in a Merger will be required to file a statement with the holder’s federal income tax return setting forth certain information, including such holder’s basis in and the fair market value of such holder’s Target Fund Common Shares, MNP Series 1 VRDPS or SBI Series 1 VRDPS surrendered in the Merger. Holders of Target Fund Common Shares, MNP Series 1 VRDPS or SBI Series 1 VRDPS should consult with their own tax advisors regarding the application of these reporting requirements.

Other Tax Considerations

While neither MMU nor either Target Fund is aware of any adverse state or local tax consequences of the Mergers, they have not requested any ruling or opinion with respect to such consequences, and stockholders should consult their own tax advisor with respect to such matters.

Each Target Fund shall, to the extent necessary, declare a dividend or dividends, with a record and ex-dividend date prior to the business day immediately before the Closing Date, which, together with all previous dividends, shall have the effect of distributing to the shareholders of the Target Fund substantially all of the Target Fund’s investment company taxable income (as defined in Section 852(b) of the Code, but computed without regard to any deduction for dividends paid) and net capital gains (after reduction for any capital loss carryover) for all taxable periods ending on or before the Closing Date. Such dividends will be included in the taxable income of the stockholders of the Target Fund.

Information Regarding Capital Loss Carryovers

As of December 31, 2022, the Funds are entitled to capital loss carryovers for federal income tax purposes in the amounts set forth below:

MNP (as of December 31, 2022)		SBI (as of December 31, 2022)		MMU (as of December 31, 2022)			MMU (pro forma)
Amount of Carryforward	Fiscal Year of Expiration	Amount of Carryforward	Fiscal Year of Expiration	Amount of Carryforward	Fiscal Year of Expiration	Amount of Carryforward	Fiscal Year of Expiration
$ (6,683,221)	No Expiration	$ (3,548,897)	No Expiration	$ (19,781,319)	No Expiration	$ (30,013,437)	No Expiration

MNP

Based on the recent data referred to above, the Mergers would impact the use of MNP’s capital loss carryovers in the following manner: (1) MNP’s carryovers would benefit the stockholders of the combined Fund, rather than only the stockholders of MNP; and (2) the aggregate amount of MNP’s carryovers that could be utilized in any taxable year would be limited to the product of the long-term tax-exempt rate at the time of the Mergers and the value of MNP’s equity at that time.

SBI

Based on the recent data referred to above, the Mergers would impact the use of SBI’s capital loss carryovers in the following manner: (1) SBI’s carryovers would benefit the stockholders of the combined Fund, rather than only the stockholders of SBI; and (2) the aggregate amount of SBI’s carryovers that could be utilized in any taxable year would be limited to the product of the long-term tax-exempt rate at the time of the Mergers and the value of SBI’s equity at that time.

MMU

Based on the recent data referred to above, MMU’s capital loss carryovers would benefit the stockholders of the combined Fund, rather than only the stockholders of MMU.

Information Applicable to Both Funds

The capital loss carryovers and limitations described above may change significantly between now and the Closing Date. Further, the ability of each Fund to use loss carryovers (even in the absence of the Mergers) depends on factors other than loss limitations, such as the future realization of capital gains or losses.

Board Recommendation and Required Vote

Because the Merger of MNP into MMU has been approved by at least 75% of MNP’s “Continuing Directors,” as that term is defined in MNP’s charter, approval of the Merger requires the affirmative vote of a majority of votes entitled to be cast by holders of MNP Common Shares and holders of MNP Preferred Shares (voting together as a single class). Additionally, because the Merger of SBI into MMU has been approved by at least 70% of SBI’s Board, approval of the Merger requires the affirmative vote of a majority of votes entitled to be cast by holders of SBI Common Shares and holders of SBI Preferred Shares (voting together as a single class). Similarly, because the Merger has been approved by at least 75% of MMU’s “Continuing Directors” (as that term is defined in MMU’s charter) approval of each Merger requires the affirmative vote of a majority of votes entitled to be cast by holders of MMU Common Shares and holders of MMU Preferred Shares (voting together as a single class). Approval of the Proposal will occur only if a sufficient number of votes at the Meeting are cast “FOR” the Proposal. Abstentions have the effect of a vote AGAINST the Proposal. Any broker non-votes have the effect of a vote “AGAINST” the Proposal.

Each Fund’s Board of Directors, including the Independent Directors, unanimously recommends that stockholders of each Fund vote FOR the approval of the Merger of the applicable Target Fund with and into MMU in accordance with the Maryland General Corporation Law and pursuant to the Merger Agreement between the Target Fund and MMU.

PORTFOLIO SECURITIES

The securities in which each Target Fund may invest are permissible for investment under MMU’s investment objectives and strategies. Based on current market conditions which may change, LMPFA estimates that the Funds will not experience any significant portfolio turnover in connection with either Merger. LMPFA also does not anticipate any material repositioning of assets to occur as a result of either Merger.

No securities of MMU need to be sold in order for MMU to comply with its investment restrictions or policies. The Funds may buy and sell securities in the normal course of their operations.

INFORMATION ABOUT MANAGEMENT OF THE FUNDS

Information About Directors and Officers

The overall management of the business and affairs is vested in the Board of Directors of each Fund. In accordance with each Fund’s charter, each Board of Directors is divided into three classes: Class I, Class II and Class III. Each Board approves all significant agreements between such Fund and persons or companies furnishing services to the Fund. The day-to-day operation of the Fund is delegated to the officers of each Fund, LMPFA and Western Asset, subject always to the investment objectives, restrictions and policies of each Fund and to the general supervision of the Board. The following table provides information concerning the Directors of each Fund.

Name, Address and Age	Position(s) Held with the Funds	Length of Term Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Nominee (Including the Fund)	Other Directorships Held by Nominee
Robert D. Agdern c/o Chairman of the Fund Franklin Templeton 280 Park Avenue, 8th Floor New York, NY 10017 Birth year: 1950	Director and Member of Nominating, Audit, Compensation and Pricing and Valuation Committees, and Compliance Liaison: Class III (MMU), Class III (MNP), Class II (SBI)	Since 2015 (MMU), Since 2015 (MNP), Since 2015 (SBI)	Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University (2002 to 2016); formerly, Deputy General Counsel responsible for western hemisphere matters for BP PLC (1999 to 2001); Associate General Counsel at Amoco Corporation responsible for corporate, chemical, and refining and	19	None

Name, Address and Age	Position(s) Held with the Funds	Length of Term Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Nominee (Including the Fund)	Other Directorships Held by Nominee
			marketing matters and special assignments (1993 to 1998) (Amoco merged with British Petroleum in 1998 forming BP PLC).

Carol L. Colman c/o Chairman of the Fund Franklin Templeton 280 Park Avenue, 8th Floor New York, NY 10017 Birth Year: 1946	Director and Member of Nominating, Audit and Compensation Committees, and Chair of Pricing and Valuation Committee: Class I (MMU), Class I (MNP), Class II (SBI)	Since 2006 (MMU), Since 2002 (MNP), Since 2007 (SBI)	President, Colman Consulting Company (consulting).	19	None

Daniel P. Cronin c/o Chairman of the Fund Franklin Templeton 280 Park Avenue, 8th Floor New York, NY 10017 Birth Year: 1946	Director and Member of Audit, Compensation and Pricing and Valuation Committees, and Chair of Nominating Committee: Class II (MMU), Class II (MNP), Class III (SBI)	Since 2006 (MMU), Since 2002 (MNP), Since 2007 (SBI)	Retired; formerly, Associate General Counsel, Pfizer, Inc.	19	None

Paolo M. Cucchi c/o Chairman of the Fund Franklin Templeton 280 Park Avenue, 8th Floor New York, NY 10017 Birth Year: 1941	Director and Member of Nominating, Audit and Pricing and Valuation Committees, and Chair of Compensation Committee: Class I (MMU), Class II (MNP), Class II (SBI)	Since 2001 (MMU), Since 2007 (MNP), Since 2007 (SBI)	Emeritus Professor of French and Italian (since 2014) and formerly, Vice President and Dean of The College of Liberal Arts (1984 to 2009) and Professor of French and Italian (2009 to 2014) at Drew University.	19	None

Name, Address and Age	Position(s) Held with the Funds	Length of Term Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Nominee (Including the Fund)	Other Directorships Held by Nominee
Eileen Kamerick c/o Chairman of the Fund Franklin Templeton 280 Park Avenue, 8th Floor New York, NY 10017 Birth Year: 1958	Lead Independent Director and Member of Nominating, Compensation, Pricing and Valuation and Audit Committees: Class II (MMU), Class III (MNP), Class I (SBI)	Since 2013 (MMU), Since 2013 (MNP), Since 2013 (SBI)	Chief Executive Officer, The Governance Partners, LLC (consulting firm) (since 2015); National Association of Corporate Directors Board Leadership Fellow (since 2016, with Directorship Certification since 2019) and NACD 2022 Directorship 100 honoree; Adjunct Professor, Georgetown University Law Center (since 2021); Adjunct Professor, University of Chicago Law School (since 2018); Adjunct Professor, University of Iowa College of Law (since 2007); formerly, Chief Financial Officer, Press Ganey Associates (health care informatics company) (2012 to 2014); Managing Director and Chief Financial Officer, Houlihan Lokey (international investment bank) and President, Houlihan Lokey Foundation (2010 to 2012).	19	Director, VALIC Company I (since October 2022); Director of ACV Auctions Inc. (since 2021); Director of Hochschild Mining plc (precious metals company) (since 2016); Director of Associated Banc-Corp (financial services company) (since 2007); formerly Trustee of AIG Funds and Anchor Series Trust (2018 to 2021)

Name, Address and Age	Position(s) Held with the Funds	Length of Term Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Nominee (Including the Fund)	Other Directorships Held by Nominee
Nisha Kumar c/o Chairman of the Fund Franklin Templeton 280 Park Avenue, 8th Floor New York, NY 10017 Birth year: 1970	Director and Member of Nominating, Compensation and Pricing and Valuation Committees, and Chair of Audit Committee: Class II (MMU), Class I (MNP), Class III (SBI)	Since 2019 (MMU), Since 2019 (MNP), Since 2019 (SBI)	Formerly, Managing Director and the Chief Financial Officer and Chief Compliance Officer of Greenbriar Equity Group, LP (2011 to 2021); formerly, Chief Financial Officer and Chief Administrative Officer of Rent the Runway, Inc. (2011); Executive Vice President and Chief Financial Officer of AOL LLC, a subsidiary of Time Warner Inc. (2007 to 2009). Member of the Council on Foreign Relations.	19	Director of The India Fund, Inc. (since 2016); formerly, Director of Aberdeen Income Credit Strategies Fund (2017 to 2018); and Director of The Asia Tigers Fund, Inc. (2016 to 2018)

Jane Trust, CFA[2] c/o Chairman of the Fund Franklin Templeton 280 Park Avenue, 8th Floor New York, NY 10017 Birth year: 1962	Chairman, President and Chief Executive Officer: Class I (MMU), Class II (MNP), Class I (SBI)	Since 2015 (MMU), Since 2015 (MNP), Since 2015 (SBI)	Senior Vice President, Fund Board Management, Franklin Templeton (since 2020); Officer and/or Trustee/Director of 128 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) or its affiliates (since 2015); President and Chief Executive Officer of LMPFA (since 2015); formerly, Senior Managing	128	None

Name, Address and Age	Position(s) Held with the Funds	Length of Term Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Nominee (Including the Fund)	Other Directorships Held by Nominee
Director (2018 to 2020) and Managing Director (2016 to 2018) of Legg Mason & Co.; Senior Vice President of LMPFA (2015).

(1)	The term “Fund Complex” means two or more registered investment companies that:

(a)	hold themselves out to investors as related companies for purposes of investment and investor services; or

(b)	have a common investment adviser or that have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.
(2)	Ms. Trust is an “interested person” as defined in the 1940 Act because she is an officer of LMPFA and certain of its affiliates.

The Directors were selected to join each Board based upon the following as to each Director: his or her character and integrity; such person’s service as a board member of other funds in the Franklin Templeton fund complex; such person’s willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Director; as to each Director other than Ms. Trust, his or her status as not being an “interested person” as defined in the 1940 Act; and, as to Ms. Trust, her role with Franklin Templeton. No factor, by itself, was controlling.

In addition to the information provided in the table included above, each Director possesses the following attributes: Mr. Agdern, experience in business and as a legal professional; Ms. Colman, experience as a consultant and investment professional; Mr. Cronin, legal and managerial experience; Mr. Cucchi, experience as a college professor and leadership experience as an academic dean; Ms. Kamerick, experience in business and finance, including financial reporting, and experience as a board member of a highly regulated financial services company; Ms. Kumar, financial and accounting experience as the chief financial officer of other companies and experience as a board member of private equity funds; and Ms. Trust, investment management and risk oversight experience as an executive and portfolio manager and leadership roles within Franklin Templeton and affiliated entities. References to the qualifications, attributes and skills of the Directors are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Director as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Security Ownership of Management

The following table provides information concerning the dollar range of equity securities owned beneficially by each Director and nominee for election as Director as of December 31, 2022:

Name of Director	Dollar Range(1) of Equity Securities in MNP	Dollar Range of Equity in SBI	Dollar Range of Equity in MMU	Aggregate Dollar Range of Equity Securities in all Funds Overseen by Director in Family of Investment Companies(2)
NON-INTERESTED DIRECTORS
Robert D. Agdern	A	A	A	D
Carol L. Colman	C	A	A	E
Daniel P. Cronin	D	A	A	E
Paolo M. Cucchi	A	A	A	C
Eileen A. Kamerick	C	A	A	E
Nisha Kumar	A	A	A	A
INTERESTED DIRECTOR
Jane E. Trust	A	A	A	E

(1)	The dollar ranges are as follows: “A” = None; “B” = $1-$10,000; “C” = $10,001-$50,000; “D” = $50,001-$100,000; “E” = Over $100,000.
(2)

The term, “Family of Investment Companies”, means any two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services

At March 1, 2023, the Directors and officers of the Funds as a group beneficially owned less than 1% of the outstanding shares of each Fund’s common stock.

No Director or nominee for election as Director who is not an “interested person” of the Funds as defined in the 1940 Act, nor any immediate family members, to the best of the Funds’ knowledge, had any interest in the Funds’ investment adviser, or any person or entity (other than the Funds) directly or indirectly controlling, controlled by, or under common control with Franklin Templeton as of December 31, 2022.

Director Compensation

Under the federal securities laws, and in connection with the Meeting, the Funds are required to provide to stockholders in connection with the Meeting information regarding compensation paid to the Directors by the Funds, as well as by the various other investment companies advised by LMPFA. The following table provides information concerning the compensation paid to each Director by the Funds and the Fund Complex during the calendar year ended December 31, 2022 and the total compensation paid to each Director during the fiscal years ended November 30, 2022 for each Target Fund and May 31, 2022 for MMU. Certain of the Directors listed below are members of the Funds’ Sub-Audit Committees, as well as chairpersons of the Audit, Nominating, Pricing and Valuation and Compensation Committees of the Boards of each Fund. Accordingly, the amounts provided in the table include compensation for service on all such committees. The Funds do not provide any pension or retirement benefits to Directors. In addition, no remuneration was paid during the fiscal year ended November 30, 2022 to Ms. Trust who is an “interested person” as defined in the 1940 Act.

Name of Directors	Aggregate Compensation from MNP for Fiscal Year Ended November 30, 2022	Aggregate Compensation from SBI for Fiscal Year Ended November 30, 2022	Aggregate Compensation from MMU for Fiscal Year Ended May 31, 2022	Total Pension or Retirement Benefits Paid as Part of Fund Expenses	Total Compensation from the Funds and Fund Complex(1) for Calendar Year Ended 12/31/22	Directorships(2)
Robert D. Agdern	$6,292	$5,791	$25,760	None	$296,000	19
Carol L. Colman	$6,737	$6,198	$27,584	None	$314,000	19
Daniel P. Cronin	$6,626	$6,096	$27,128	None	$311,000	19
Paolo M. Cucchi	$6,292	$5,791	$25,760	None	$296,000	19
William R Hutchinson(3)	$6,995	$6,406	$30,775	None	$328,000	19
Eileen Kamerick	$7,131	$6,560	$28,952	None	$333,778	19
Nisha Kumar	$6,686	$6,152	$26,403	None	$313,778	19

(1)

“Fund Complex” means two or more Funds (a registrant or, where the registrant is a series company, a separate portfolio of the registrant) that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other Funds.

(2)	The numbers indicate the applicable number of investment companies in the Fund Complex overseen by that Director as of December 31, 2022.
(3)	Mr. Hutchinson served as a Director until his passing on October 28, 2022

As of January 1, 2023, the Funds paid each of the Independent Directors an annual fee of $160,000, plus (a) a fee of $25,000 for attendance at each regular meeting of the Board of Directors and (b) a fee of $2,000 for each telephonic meeting of the Board of Directors. In addition to the payments described above, the Lead Independent Directors of the Board of Directors receives $55,000, the chairperson of the Audit Committee receives $35,000, each member of the Audit Sub-Committee receives $35,000, the chairperson of the Nominating Committee receives $15,000, the chairperson of the Pricing and Valuation Committee receives $20,000, the chairperson of the Compensation Committee receives $20,000 and the Compliance Liaison receives $15,000. The annual compensation, fees and expenses are allocated among all the funds in the fund complex, including the Fund, on the basis of average net assets.

Responsibilities of the Board of MNP, SBI and MMU

The Board of Directors is responsible under Maryland law for overseeing generally the management and operations of each Fund. The Directors oversee each Fund’s operations by, among other things, meeting at its regularly scheduled meetings and as otherwise needed with each Fund’s management and evaluating the performance of each Fund’s service providers including LMPFA, Western Asset, the custodian and the transfer agent. As part of this process, the Directors consult with each Fund’s independent auditors and with their own separate independent legal counsel.

The Directors review each Fund’s financial statements, performance, net asset value and market price and the relationship between them, as well as the quality of the services being provided to each Fund. As part of this process, the Directors review the Fund’s fees and expenses in light of the nature, quality and scope of the services being received while also seeking to ensure that each Fund continues to have access to high quality services in the future.

Each Board of Directors has four regularly scheduled meetings each year, and additional meetings may be scheduled as needed. In addition, each Board has a standing Audit Committee, Nominating Committee,

Compensation Committee and Pricing and Valuation Committee that meet periodically and whose responsibilities are described below.

With respect to MNP, during the fiscal year ended November 30, 2022, the Board of Directors held four regular meetings and two special meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he or she was eligible. With respect to SBI during the fiscal year ended November 30, 2022, the Board of Directors held four regular meetings and two special meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he or she was eligible With respect to MMU, during the fiscal year ended May 31, 2022, the Board of Directors held four regular meetings and three special meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he or she was eligible. The Funds do not have a formal policy regarding attendance by Directors at annual meetings of stockholders.

Each of the Audit Committee, the Nominating Committee, the Compensation Committee and the Pricing and Valuation Committee of each Fund is composed of all Directors who have been determined not to be “interested persons” of each Fund, LMPFA, Western Asset or their affiliates within the meaning of the 1940 Act, and who are “independent” as defined in the New York Stock Exchange listing standards (“Independent Directors”), and is chaired by an Independent Director. The Board in its discretion from time to time may establish ad hoc committees.

Each Board of Directors is currently composed of seven directors, six of whom are Independent Directors. Jane E. Trust serves as Chairman of each Board. Ms. Trust is an “interested person” of each Fund. The appointment of Ms. Trust as Chairman reflects the Board’s belief that her experience, familiarity with each Fund’s day-to-day operations and access to individuals with responsibility for each Fund’s management and operations provides the Board with insight into each Fund’s business and activities and, with her access to appropriate administrative support, facilitates the efficient development of meeting agendas that address each Fund’s business, legal and other needs and the orderly conduct of board meetings. Ms. Kamerick serves as Lead Independent Director. The Chairman develops agendas for Board meetings in consultation with the Lead Independent Director and presides at all meetings of the Board. The Lead Independent Director, among other things, chairs executive sessions of the Independent Directors, serves as a spokesperson for the Independent Directors and serves as a liaison between the Independent Directors and each Fund’s management between Board meetings. The Independent Directors regularly meet outside the presence of management and are advised by independent legal counsel. The Board also has determined that its leadership structure, as described above, is appropriate in light of the size and complexity of each Fund, the number of Independent Directors (who constitute a super-majority of the Board’s membership) and the Board’s general oversight responsibility. The Board also believes that its leadership structure not only facilitates the orderly and efficient flow of information to the Independent Directors from management, including Western Asset, each Fund’s subadviser, but also enhances the independent and orderly exercise of its responsibilities.

Audit Committee

Each Fund’s Audit Committee is composed entirely of all of the Independent Directors: Mses. Colman, Kamerick and Kumar and Messrs. Agdern, Cronin and Cucchi. Ms. Kumar serves as the Chair of the Audit Committee and has been determined by the Board to be an “audit committee financial expert.” The principal functions of the Audit Committee are: to (a) oversee the scope of each Fund’s audit, each Fund’s accounting and financial reporting policies and practices and its internal controls and enhance the quality and objectivity of the audit function; (b) approve, and recommend to the Independent Board Members (as such term is defined in the Audit Committee Charter) for their ratification, the selection, appointment, retention or termination of each Fund’s independent registered public accounting firm, as well as approving the compensation thereof; and (c) approve all audit and permissible non-audit services provided to each Fund and certain other persons by each Fund’s independent registered public accounting firm. Each Target Fund’s Audit Committee met five times during the fiscal year ended November 30, 2022 and MMU’s Audit Committee met five times during the fiscal year ended May 31, 2022. Each Fund’s Audit Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at www.franklintempleton.com/investments/options/closed-end-funds and click on the name of the Fund.

Nominating Committee

Each Fund’s Nominating Committee, the principal function of which is to select and nominate candidates for election as Directors of each Fund, is composed of all of the Independent Directors: Mses. Colman, Kamerick and Kumar and Messrs. Agdern, Cronin and Cucchi. Mr. Cronin serves as the Chair of the Nominating Committee. The Nominating Committee may consider nominees recommended by the stockholder as it deems appropriate. Stockholders who wish to recommend a nominee should send recommendations to the Fund’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Each Target Fund’s Nominating Committee met four times during the fiscal year ended November 30, 2022 and MMU’s Nominating Committee met four times during the fiscal year end May 31, 2022. Each Fund’s Nominating Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at www.franklintempleton.com/investments/options/closed-end-funds and click on the name of the Fund.

The Nominating Committee identifies potential nominees through its network of contacts, and in its discretion may also engage a professional search firm. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The Nominating Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of each Fund’s Directors to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, as set forth in the Nominating Committee Charter, in evaluating a person as a potential nominee to serve as a Director of the Fund, the Nominee Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person” as defined in the 1940 Act and whether the person is otherwise qualified under applicable laws and regulations to serve as a Director of the Fund;

•

whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment manager of the Fund, Fund service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Director of the Fund;

•

the contribution which the person can make to the Board and the Fund (or, if the person has previously served as a Director of the Fund, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the Fund’s retirement policies.

Further, each Fund has adopted Director qualification requirements which can be found in each Fund’s bylaws and are applicable to all Directors that may be nominated or elected to serve as Directors, unless a majority of the Board of Directors then in office determine by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Director or the free flow of information among Directors or between LMPFA and the Board of Directors. The qualification requirements include: (i) experience requirements; (ii) limits on service on other boards; and (iii) character and fitness requirements. The Nominating Committee, in its sole discretion, determines whether an individual satisfies these qualifications.

The Nominating Committee does not have a formal diversity policy with regard to the consideration of diversity in identifying potential director nominees but may consider diversity of professional experience, education and skills when evaluating potential nominees for Board membership.

Pricing and Valuation Committee

Each Fund’s Pricing and Valuation Committee is composed of all of the Independent Directors. The members of the Pricing and Valuation Committee are Mses. Colman, Kamerick and Kumar and Messrs. Agdern, Cronin and Cucchi. Ms. Colman serves as Chair of each Fund’s Pricing and Valuation Committee. The principal function of the Pricing and Valuation Committee is to assist the Board with its oversight of the process for valuing portfolio securities in light of applicable law, regulatory guidance and applicable policies and procedures adopted by each Fund. Each Target Fund’s Pricing and Valuation Committee met four times during the fiscal year ended November 30, 2022 and MMU’s Pricing and Valuation Committee met four times during the fiscal year ended May 31, 2022.

Compensation Committee

Each Fund’s Compensation Committee is composed of all of the Independent Directors. The members of the Compensation Committee Mses. Colman, Kamerick and Kumar and Messrs. Agdern, Cronin and Cucchi. Mr. Cucchi serves as Chair of each Fund’s Compensation Committee. The principal function of the Compensation Committee is to recommend the appropriate compensation of the Independent Directors for their service on the Board and the committees of the Board. Each Target Fund’s Compensation Committee met once during the fiscal year ended November 30, 2022 and MMU’s Compensation Committee met once during the fiscal year ended May 31, 2022. The Compensation Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at www.franklintempleton.com/investments/options/closed-end-funds and click on the name of the Fund.

Officers

Each Fund’s executive officers are chosen each year at a regular meeting of the Board of Directors of the Fund, to hold office until their respective successors are duly elected and qualified. The same individuals serve as officers of each Fund. In addition to Ms. Trust, each Fund’s Chairman, CEO and President, the executive officers of the Funds currently are:

Name, Address and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years
Fred Jensen Franklin Templeton 280 Park Avenue 8th Floor New York, NY 10017 Birth Year: 1963	Chief Compliance Officer	Since 2020 (MMU); Since 2020 (MNP); Since 2020 (SBI)	Director - Global Compliance of Franklin Templeton (since 2020); Managing Director of Legg Mason & Co. (2006 to 2020); Director of Compliance, Legg Mason Office of the Chief Compliance Officer (2006 to 2020); formerly,

Name, Address and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years
Chief Compliance Officer of Legg Mason Global Asset Allocation (prior to 2014); Chief Compliance Officer of Legg Mason Private Portfolio Group (prior to 2013); formerly, Chief Compliance Officer of The Reserve Funds (investment adviser, funds and broker-dealer) (2004) and Ambac Financial Group (investment adviser, funds and broker-dealer) (2000 to 2003)
George P. Hoyt Franklin Templeton 100 First Stamford Place Stamford, CT 06902 Birth year: 1965	Secretary and Chief Legal Officer	Since 2020 (MMU); Since 2020 (MNP); Since 2020 (SBI)	Associate General Counsel of Franklin Templeton (since 2020); Secretary and Chief Legal Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2020); formerly, Managing Director (2016 to 2020) and Associate General Counsel for Legg Mason & Co. and Assistant Secretary of certain mutual funds associated with Legg Mason & Co. or its affiliates (2006 to 2020)

Thomas C. Mandia Franklin Templeton 100 First Stamford Place 6th Floor Stamford, CT 06902 Birth year: 1962	Senior Vice President	Since 2022 (MMU); Since 2022 (MNP); Since 2022 (SBI)	Senior Associate General Counsel of Franklin Templeton (since 2020); Secretary of LMPFA (since 2006); Assistant Secretary of certain funds associated with Legg Mason & Co. or its affiliates (since 2006); Secretary of LM Asset Services, LLC (“LMAS”) (since 2002) and Legg Mason Fund Asset Management, Inc.

Name, Address and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years
(“LMFAM”) (since 2013) (formerly registered investment advisers); formerly, Managing Director and Deputy General Counsel of Legg Mason & Co. (2005 to 2020) and Assistant Secretary of certain funds in the fund complex (2006 to 2022)
Jeanne M. Kelly Franklin Templeton 280 Park Avenue 8th Floor New York, NY 10017 Birth year: 1951	Senior Vice President	Since 2007 (MMU); Since 2007 (MNP); Since 2009 (SBI)	U.S. Fund Board Team Manager, Franklin Templeton (since 2020); Senior Vice President of certain funds associated with Legg Mason & Co. or its affiliates (since 2007); Senior Vice President of LMPFA (since 2006); President and Chief Executive Officer of LMAS and LMFAM (since 2015); formerly, Managing Director of Legg Mason & Co. (2005 to 2020); Senior Vice President of LMFAM (2013 to 2015)

Christopher Berarducci Franklin Templeton 280 Park Avenue 8th Floor New York, NY 10017 Birth year: 1974	Treasurer and Principal Financial Officer	Since 2019 (MMU); Since 2019 (MNP); Since 2019 (SBI)	Vice President, Fund Administration and Reporting, Franklin Templeton (since 2020); Treasurer (since 2010) and Principal Financial Officer (since 2019) of certain funds associated with Legg Mason & Co. or its affiliates; formerly, Managing Director (2020), Director (2015 to 2020), and Vice President (2011 to 2015) of Legg Mason & Co.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act and Section 30(h) of the 1940 Act in combination require each Fund’s Directors and principal officers, persons who own more than 10% of the Funds’ common stock, LMPFA and certain of its affiliates, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such persons and entities are required by SEC regulations to furnish each of the Funds with copies of all such filings. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, MNP believes that, during the fiscal year ended November 30, 2022, all such filing requirements were met with respect to MNP. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, SBI believes that, during the fiscal year ended November 30, 2022, all such filing requirements were met with respect to SBI. In addition, with respect to MMU and based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, MMU believes that, during the fiscal year ended May  31, 2022, all such filing requirements were met with respect to MMU.

Investment Manager and Sub-Adviser

LMPFA serves as each Fund’s investment manager. LMPFA, located at 280 Park Avenue, New York, NY 10017, is a registered investment adviser that provides administrative and compliance oversight services to each Fund.

Under each Fund’s management agreement with LMPFA (the “Management Agreements”), subject to the supervision and direction of each Fund’s Board, LMPFA is delegated the responsibility of managing the Fund’s portfolio in accordance with the Fund’s stated investment objective and policies, making investment decisions for the Fund and placing orders to purchase and sell securities. LMPFA performs administrative and management services necessary for the operation of each Fund, such as (i) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund’s transfer agent, stockholder servicing agents, custodian and other independent contractors or agents; (ii) providing certain compliance, Fund accounting, regulatory reporting, and tax reporting services; (iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to stockholders; (iv) maintaining the Fund’s existence, and (v) maintaining the registration and qualification of the Fund’s shares under federal and state laws.

Each Fund’s Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually (a) by the Fund’s Board or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) in either event, by a majority of the Independent Directors with such Independent Directors casting votes in person at a meeting called for such purpose. Each Fund’s Management Agreement provides that LMPFA may render services to others. Each Fund’s Management Agreement is terminable without penalty on not more than 60 days’ nor less than 30 days’ written notice by the Fund when authorized either by a vote of holders of shares representing a majority of the voting power of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by a vote of a majority of the Fund’s Directors, or by LMPFA on not less than 90 days’ written notice, and will automatically terminate in the event of its assignment. Each Fund’s Management Agreement provides that neither LMPFA nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Fund, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties.

LMPFA does not provide day-to-day portfolio management services. Rather, portfolio management for each Fund is provided by Western Asset Management Company, LLC (“Western Asset”), located at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018.

Western Asset provides services to each Fund pursuant to a sub-advisory agreement between LMPFA and Western Asset (the “Western Asset Sub-Advisory Agreements”). Under each Western Asset Sub-Advisory

Agreement, subject to the supervision and direction of each Fund’s Board and LMPFA, Western Asset will manage the Fund’s portfolio in accordance with the Fund’s stated investment objective and policies, assist in supervising all aspects of the Fund’s operations, make investment decisions for the Fund, place orders to purchase and sell securities, and employ professional portfolio managers and securities analysts who provide research services to the Fund.

The Western Asset Sub-Advisory Agreements will continue in effect from year to year provided such continuance is specifically approved at least annually (a) by the Board or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) in either event, by a majority of the Independent Directors with such Independent Directors casting votes in person at a meeting called for such purpose. The Board or a majority of the outstanding voting securities of each Fund (as defined in the 1940 Act) may terminate that Western Asset Sub-Advisory Agreement without penalty, in each case on not more than 60 days’ nor less than 30 days’ written notice to Western Asset. Western Asset may terminate each Western Asset Sub-Advisory Agreement on 90 days’ written notice to each Fund and LMPFA. LMPFA and Western Asset may terminate each Western Asset Sub-Advisory Agreement upon their mutual written consent. Each Western Asset Sub-Advisory Agreement will terminate automatically in the event of assignment by Western Asset and shall not be assignable by LMPFA without the consent of Western Asset.

MNP currently pays LMPFA an investment management fee, calculated daily and paid monthly, at an annual rate of 0.55% of MNP’s average weekly net assets. SBI and MMU currently pay LMPFA an investment management fee, calculated daily and paid monthly, at an annual rate of 0.55% of their respective average daily net assets. The total dollar amounts paid to LMPFA under the Management Agreements with each Fund for the last three fiscal years are as follows:

	MNP	SBI	MMU
2020	$1,336,783	$1,043,283	$4,603,386
2021	$1,380,390	$1,074,171	$4,642,405
2022	$1,251,176	$991,062	$4,595,155
Total	$3,968,349	$3,108,516	$13,840,946

With respect to each Fund, LMPFA pays sub-advisory fees to Western Asset at the rate of 70% of the management fee paid to LMPFA.

LMPFA and Western Asset are wholly-owned subsidiaries of Franklin Resources, Inc.. Franklin Resources, whose principal executive offices are at One Franklin Parkway, San Mateo, CA, 94403, is a global asset management organization with subsidiaries operating as Franklin Templeton and serving clients in over 155 countries.

Additional information about the factors considered by the Board of MMU in approving its Management Agreement and Sub-Advisory Agreements is set forth in MMU’s Annual Report to Stockholders for the Fiscal Year ended May  31, 2022. Additional information about the factors considered by the Board of each Target Fund in approving its Management Agreement and Sub-Advisory Agreements is set forth in MNP’s Semi-Annual Report to Stockholders for the Semi-Annual Period ended May 31, 2022 and SBI’s Semi-Annual Report to Stockholders for the Semi-Annual Period ended May 31, 2022.

Codes of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, each of the Funds, LMPFA and Western Asset have adopted codes of ethics that permit their respective personnel to invest in securities for their own accounts, including securities that may be purchased or held by the Funds (the “Codes of Ethics”). All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the applicable Codes of Ethics and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

When personnel covered by either Fund’s Code of Ethics are employed by more than one of the managers affiliated with Legg Mason, those employees may be subject to such affiliate’s Code of Ethics adopted pursuant to Rule 17j-1, rather than the Codes of Ethics of the Funds.

The Codes of Ethics of the Funds, LMPFA, and Western Asset can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC, that information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090, that these codes of ethics are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and that copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC, 20549-0102.

Proxy Voting Policies

Although individual Directors may not agree with particular policies or votes by LMPFA or Western Asset each Fund’s Board has delegated proxy voting discretion to LMPFA and/or Western Asset, believing that LMPFA and/or Western Asset should be responsible for voting because it is a matter relating to the investment decision making process.

LMPFA delegates the responsibility for voting proxies for each Fund to Western Asset through its contracts with Western Asset. Western Asset will use its own proxy voting policies and procedures to vote proxies. Accordingly, LMPFA does not expect to have proxy-voting responsibility for the Funds. Should LMPFA become responsible for voting proxies for any reason, such as the inability of Western Asset to provide investment advisory services, LMPFA shall utilize the proxy voting guidelines established by the most recent subadviser to vote proxies until a new subadviser is retained. In the case of a material conflict between the interests of LMPFA (or its affiliates if such conflict is known to persons responsible for voting at LMPFA) and either Fund, the Board of Directors of LMPFA shall consider how to address the conflict and/or how to vote the proxies. LMPFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations, to the extent that LMPFA votes proxies. LMPFA shall be responsible for gathering relevant documents and records related to proxy voting from Western Asset and providing them to the relevant Fund as required for the Fund to comply with applicable rules under the 1940 Act.

LMPFA’s and Western Asset’s Proxy Voting Policies and Procedures govern in determining how proxies relating to each Fund’s portfolio securities are voted and are attached as Appendix C and D, respectively, to this Proxy Statement/Prospectus. Information regarding how each Fund voted proxies (if any) relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge (1) by calling 888-777-0102, (2) on the Fund’s website at http://www.lmcef.com and (3) on the SEC’s website at http://www.sec.gov.

Investment Professionals of the Funds

Below is summary information for the Funds’ investment professionals. Certain employees of Western Asset listed below are members of the management teams of each Fund; others are involved in the management of only one of the Funds.

Name and Address	Length of Time Served	Principal Occupation(s) During Last Five Years
S. Kenneth Leech Western Asset 385 East Colorado Blvd. Pasadena, CA 91101	Since 2014 (MNP); Since 2014 (SBI); Since 2014 (MMU)	Responsible for the day-to-day management with other members of the Fund’s portfolio management team; Chief Investment Officer of Western Asset from 1998 to 2008 and since 2014; Senior Advisor/Chief Investment Officer Emeritus of Western Asset from 2008-2013; Co- Chief Investment Officer of Western Asset from 2013-2014.

David Fare Western Asset 385 East Colorado Blvd. Pasadena, CA 91101	Since 2007 (MNP); Since 2006 (SBI); Since 2004 (MMU)	Responsible for the day-to-day management with other members of the Fund’s portfolio management team; portfolio manager at Western Asset since 2005; prior to that time, Mr. Fare was with Citigroup Asset Management or one of its affiliates since 1989.

Robert Amodeo Western Asset 385 East Colorado Blvd. Pasadena, CA 91101	Since 1999 (MNP); Since 2007 (SBI); Since 2007 (MMU)	Responsible for the day-to-day management with other members of the Fund’s portfolio management team; portfolio manager at Western Asset since 2005; prior to that time, Mr. Amodeo was a Managing Director and portfolio manager with Salomon Brothers Asset Management Inc from 1992 to 2005

Other Accounts Managed by Investment Professionals

The table below identifies the number of accounts (other than the Funds) for which each Fund’s investment professionals have day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles and other accounts. Data for registered investment companies is based on the specific investment professionals that are named in the applicable disclosure documents. Data for other pooled investment vehicles and other accounts is based on Western Asset’s practice of naming a particular individual to maintain oversight responsibility for each vehicle/account. Where the named individual has been assigned primary responsibility for oversight of another pooled investment vehicle or other account, that vehicle/account has been allocated exclusively to that individual for disclosure purposes. For each category, the number of accounts and total assets in the accounts where fees are based on performance is also indicated as of November 30, 2022.

Name of PM	Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
S. Kenneth Leech‡	Other Registered Investment Companies	95	$143.71 billion	None	None
	Other Pooled Vehicles	319	$71.67 billion	27	$2.82 billion
	Other Accounts	642	$176.77 billion	26	$14.94 billion
Robert E. Amodeo‡	Other Registered Investment Companies	19	$10.61 billion	None	None
	Other Pooled Vehicles	4	$1.21 billion	None	None
	Other Accounts	10	$3.06 billion	None	None
David T. Fare‡	Other Registered Investment Companies	17	$10.08 billion	None	None
	Other Pooled Vehicles	3	$1.19 billion	None	None
	Other Accounts	4	$1.47 billion	None	None

‡

The numbers above reflect the overall number of portfolios managed by employees of Western Asset. Mr. Leech is involved in the management of all the Firm’s portfolios, but they are not solely responsible for particular portfolios. Western Asset’s investment discipline emphasizes a team approach that combines the efforts of groups of specialists working in different market sectors. They are responsible for overseeing implementation of Western Asset’s overall investment ideas and coordinating the work of the various sector teams. This structure ensures that client portfolios benefit from a consensus that draws on the expertise of all team members.

Investment Professional Compensation

With respect to the compensation of the investment professionals, Western Asset’s compensation system assigns each employee a total compensation range, which is derived from annual market surveys that benchmark each role with its job function and peer universe. This method is designed to reward employees with total compensation reflective of the external market value of their skills, experience, and ability to produce desired results. Standard compensation includes competitive base salaries, generous employee benefits, and a retirement plan.

In addition, Western Asset’s employees are eligible for bonuses. These are structured to closely align the interests of employees with those of Western Asset, and are determined by the professional’s job function and pre-tax performance as measured by a formal review process. All bonuses are completely discretionary. The principal factor considered is an investment professional’s investment performance versus appropriate peer groups and benchmarks (e.g., a securities index and with respect to a fund, the benchmark set forth in the fund’s Prospectus to which the fund’s average annual total returns are compared or, if none, the benchmark set forth in the fund’s annual report). Performance is reviewed on a 1-, 3- and 5-year basis for compensation—with 3 years having the most emphasis. Western Asset may also measure an investment professional’s pre-tax investment performance against other benchmarks, as it determines appropriate. Because investment professionals are generally responsible for multiple accounts (including the funds) with similar investment strategies, they are generally compensated based on the performance of the aggregate group of similar accounts, rather than a specific account. Other factors that may be considered when making bonus decisions include client service, business development, length of service to Western Asset, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to Western Asset’s business.

Finally, in order to attract and retain top talent, all professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include Legg Mason stock options and long-term incentives that vest over a set period of time past the award date.

Potential Conflicts of Interest

LMPFA, Western Asset and the portfolio managers have interests which may conflict with the interests of the Fund. LMPFA and Western Asset currently and may at some time in the future manage and/or advise other investment funds or accounts with the same or substantially similar investment objectives and strategies as the Fund. As a result, LMPFA, Western Asset and the Funds’ portfolio managers may devote unequal time and attention to the management of each Fund and those other funds and accounts, and may not be able to formulate as complete a strategy or identify equally attractive investment opportunities as might be the case if they were to devote substantially more attention to the management of each Fund. LMPFA, Western Asset and the Funds’ portfolio managers may identify a limited investment opportunity that may be suitable for multiple funds and accounts, and the opportunity may be allocated among these several funds and accounts, which may limit the Funds’ ability to take full advantage of the investment opportunity. Additionally, transaction orders may be aggregated for multiple accounts for purpose of execution, which may cause the price or brokerage costs to be less favorable to each Fund than if similar transactions were not being executed concurrently for other accounts. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and accounts. For example, a portfolio manager may determine that it would be in the interest of another account to sell a security that each Fund holds, potentially resulting in a decrease in the market value of the security held by each Fund.

The portfolio managers may also engage in cross trades between funds and accounts, may select brokers or dealers to execute securities transactions based in part on brokerage and research services provided to LMPFA or Western Asset which may not benefit all funds and accounts equally and may receive different amounts of financial or other benefits for managing different funds and accounts. Finally, LMPFA or its affiliates may provide more services to some types of funds and accounts than others.

There is no guarantee that the policies and procedures adopted by LMPFA, Western Asset and the Funds will be able to identify or mitigate the conflicts of interest that arise between the Fund and any other investment funds or accounts that LMPFA and or Western Asset may manage or advise from time to time.

Investment Professional Securities Ownership

The table below identifies the dollar range of securities beneficially owned by the investment professionals of each Fund as of November 30, 2022.

Investment Professional	Dollar Range of MNP Securities Beneficially Owned	Dollar Range of SBI Securities Beneficially Owned	Dollar Range of MMU Securities Beneficially Owned	Aggregate dollar Range of Fund Securities Beneficially Owned
S. Kenneth Leech	A	A	A	A
David T. Fare	A	A	A	A
Robert Amodeo	B	B	A	B

Dollar Range ownership is as follows:

A: none; B: $1 - $10,000; C: 10,001 - $50,000; D: $50,001 - $100,000; E: $100,001 - $500,000; F: $500,001 - $1 million; G: over $1 million

ADDITIONAL INFORMATION ABOUT THE FUNDS

Further information about MNP is included in MNP’s Annual Report to Stockholders for the Fiscal Year Ended November 30, 2022, filed on January  26, 2023 (accession no. 0001193125-23-015796) and Annual Report to Stockholders for the Fiscal Year Ended November 30, 2017, filed on January 31, 2018 (accession no. 0001193125-18-027265), SBI’s Annual Report to Stockholders for the Fiscal Year Ended November 30, 2022, filed on January  30, 2023 (accession no. 0001193125-23-018467) and Annual Report to Stockholders for the Fiscal Year Ended November 30, 2017, filed on February 1, 2018 (accession no. 0001193125-18-027690) and MMU’s Semi-Annual Report to Stockholders for the Six-Month Period Ended November 30, 2022, filed on January 27, 2023 (accession no. 0001193125-23-017174), Annual Report to Stockholders for the Fiscal Year Ended May 31, 2022, filed on August  1, 2022 (accession no. 0001193125-22-208348) and Annual Report to Stockholders for the Fiscal Year End May 31, 2017, filed on July 24, 2017 (accession no. 0001193125-17-233914), which highlight certain important information such as investment performance and expense and financial information, and are incorporated by reference into this Proxy Statement/Prospectus. In addition, stockholder reports, proxy materials and other information concerning MNP (File No. 811-07362), SBI (File No. 811-6506) and MMU (File No. 811-06629) can be inspected at the NYSE. You may receive free of charge a copy of the SAI, or the annual report and semi-annual report for a Fund, by contacting MNP, SBI or MMU at 888-777-0102, by writing any of the Funds at the address listed above or by visiting our website at www.franklintempleton.com/investments/options/closed-end-funds.

The Funds are subject to the informational requirements of the 1934 Act and in accordance therewith, file reports and other information including proxy materials, reports and charter documents with the SEC. These reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. Reports and other information about each Fund are available on the EDGAR Database on the SEC’s website at www.sec.gov. Copies of such material can also be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, 100 F Street, NE, Washington, DC 20549 at prescribed rates. You may obtain information about the operation of the Public Reference Room by calling the SEC at 202-551-8090.

NET ASSET VALUE, MARKET PRICE AND PREMIUM/DISCOUNT

Common shares of closed-end investment companies, such as the Funds, have frequently traded at a discount from net asset value, but in some cases trade at a premium. Shares of closed-end investment companies investing primarily in fixed income securities tend to trade on the basis of income yield relative to the market price of the shares and the market price may also be affected by trading volume, general market and economic conditions and other factors beyond the control of the fund. As a result, the market price of each Fund’s Common Shares may be greater or less than the NAV per share. Since the commencement of each Fund’s operations, each Fund’s Common Shares have traded in the market at prices that were generally below NAV per share.

The following tables set forth the high and low sales prices for MMU Common Shares and Target Fund Common Shares on the NYSE, the NAV per share and the discount or premium to NAV per share represented by the quotation for each quarterly period during the last two calendar years.

MMU (Acquiring Fund) Fiscal Year End is May 31

	Quarterly High Price			Quarterly Low Price
Quarter Ended	Net Asset Value Per Share	NYSE Price	Premium/ (Discount)	Net Asset Value Per Share	NYSE Price	Premium/ (Discount)
December 31, 2020	$14.03	$13.05	-7.0%	$13.44	$12.07	-10.2%
March 31, 2021	$14.33	$13.51	-5.7%	$13.81	$12.45	-9.8%
June 30, 2021	$14.36	$13.89	-3.3%	$13.95	$12.95	-7.2%
September 30, 2021	$14.42	$13.98	-3.1%	$13.97	$13.30	-4.8%
December 31, 2021	$14.06	$13.60	-3.3%	$13.83	$12.72	-8.0%
March 31, 2022	$14.03	$13.18	-6.1%	$12.55	$11.32	-9.8%
June 30, 2022	$12.64	$11.80	-6.6%	$11.56	$10.16	-12.1%
September 30, 2022	$12.21	$11.22	-8.1%	$10.96	$9.63	-12.1%
December 30, 2022	$11.63	$10.64	-8.5%	$10.58	$9.37	-11.4%
March 31, 2023	$11.92	$10.69	-10.3%	$11.38	$9.97	-12.4%

MNP (Target Fund) Fiscal Year End is November 30

	Quarterly High Price			Quarterly Low Price
Quarter Ended	Net Asset Value Per Share	NYSE Price	Premium/ (Discount)	Net Asset Value Per Share	NYSE Price	Premium/ (Discount)
December 31, 2020	$16.95	$15.03	-11.3%	$16.24	$13.91	-14.3%
March 31, 2021	$17.32	$15.86	-8.4%	$16.68	$14.77	-11.5%
June 30, 2021	$17.42	$16.66	-4.4%	$16.87	$15.30	-9.3%
September 30, 2021	$17.51	$16.90	-3.5%	$16.95	$15.58	-8.1%
December 31, 2021	$17.07	$16.51	-3.3%	$16.77	$15.29	-8.8%
March 31, 2022	$16.90	$15.81	-6.4%	$14.98	$13.01	-13.2%
June 30, 2022	$15.08	$13.49	-10.5%	$13.67	$11.81	-13.6%
September 30, 2022	$14.52	$13.43	-7.5%	$12.93	$11.18	-13.5%
December 30, 2022	$13.82	$12.44	-10.0%	$12.45	$10.71	-14.0%
March 31, 2023	$14.21	$12.93	-9.0%	$13.36	$11.72	-12.9%

SBI (Target Fund) Fiscal Year End November 30

	Quarterly High Price			Quarterly Low Price
Quarter Ended	Net Asset Value Per Share	NYSE Price	Premium/ (Discount)	Net Asset Value Per Share	NYSE Price	Premium/ (Discount)
December 31, 2020	$10.37	$9.28	-10.5%	$10.04	$8.61	-14.2%
March 31, 2021	$10.58	$9.64	-8.9%	$10.28	$8.98	-12.6%
June 30, 2021	$10.62	$9.81	-7.6%	$10.37	$9.27	-10.6%
September 30, 2021	$10.65	$9.99	-6.2%	$10.39	$9.50	-8.6%
December 31, 2021	$10.43	$9.94	-4.7%	$10.30	$9.40	-8.7%
March 31, 2022	$10.41	$9.63	-7.5%	$9.50	$8.46	-10.9%
June 30, 2022	$9.54	$8.63	-9.6%	$8.95	$7.72	-13.7%
September 30, 2022	$9.34	$8.42	-9.9%	$8.63	$7.29	-15.5%
December 30, 2022	$9.02	$7.84	-13.1%	$8.46	$7.13	-15.7%
March 31, 2023	$9.21	$8.04	-12.7%	$8.87	$7.66	-13.6%

As of March 31, 2023, the NAV per share of MNP was $13.85 and the closing price of MNP Common Shares on the NYSE was $12.10, meaning MNP Common Shares were trading at a 12.6% discount to MNP’s NAV per share. As of March 31, 2023, the NAV per share of SBI was $9.06 and the closing price of SBI Common Shares on the NYSE was $7.91, meaning SBI Common Shares were trading at a 12.7% discount to SBI’s NAV per share. As of March 31, 2023, the NAV per share of MMU was $11.66 and the closing price of MMU Common Shares on the NYSE was $10.28, meaning MMU Common Shares were trading at a 11.8% discount to MMU’s NAV per share. The trading premium/discount for MMU Common Shares may change after the issuance of additional MMU Common Shares in the Mergers and the resulting increase in supply of MMU Common Shares in the market.

CAPITALIZATION

The following table sets forth the unaudited capitalization of each Fund as of the date set out below, and on a pro forma basis as of that date, giving effect to the proposed acquisition of assets at net asset value. The pro forma capitalization information is for informational purposes only. No assurance can be given as to how many MMU Common Shares will be received by stockholders of each Target Fund on the Closing Date, and the information should not be relied upon to reflect the number of MMU Common Shares that actually will be received. The pro forma capitalization tables assumes both Mergers are approved. Other outcomes may occur if only one Merger is approved.

The following table sets out the effect of the proposed acquisition of assets at net asset value on a pro forma basis:

Pro Forma Combined Capitalization Table As of March 31, 2023 (Unaudited)

	MNP (Target Fund)	SBI (Target Fund)	MMU (Acquiring fund)	Pro Forma Adjustments		MMU (Pro Forma Combined fund)
Total Net Assets	$134,560,445	$127,592,815	$505,648,160	$(1,098,027	)(a)	$766,703,393
Common Shares Outstanding	9,719,063	14,082,315	43,367,851	(1,314,691	)(b)	65,854,538
ARPS Outstanding	184	—	52	(236	)(c)	—
VRDPS Outstanding	1,330	1,896	8,703	1,330	(d)	13,259
Net Asset Value	$13.85	$9.06	$11.66			$11.64

(a)

The costs of the Mergers, including the costs of preparing, printing, assembling and mailing material in connection with this solicitation of proxies are estimated to be approximately $322,189 for MNP, $329,541 for SBI and $466,297 for MMU. The Funds will bear the costs of each Merger. However, if either Merger is approved, LMPFA will institute a five basis point (0.05%) fee waiver of the combined Fund’s management fee for at least one-year post Merger, or as long as necessary to ensure that the combined Fund only bears half of the Merger-related expenses. The Merger-related expenses should also be offset by the per year operating cost savings. In the event that either SBI or MNP does not merge with and into MMU, or the Mergers are not consummated at all, each of MNP, SBI and MMU would bear its related expenses of the Mergers.

(b)	Reflects adjustments to the number of common shares outstanding due to the Merger.
(c)	Reflects adjustments to the number of ARPS shares outstanding to be fully redeemed in connection with—and prior to the closing of—its Merger.
(d)

Reflects adjustments to the number of MMU’s VRDPS shares to be issued to replace MNP’s and SBI’s Series 1 VRDPS. MNP’s VRDPS with a liquidation value of $50,000 per share will be replaced with newly issued MMU VRDPS with a liqudation value of $25,000 per share. SBI’s VRDPS with a liqudation value of $25,000 per share will be replaced with newly issued MMU VRDPS with a liqudation value of $25,000 per share. The aggregate liquidation preference for the replaced MNP’s and SBI’s Series 1 VRDPS will remain the same

For more information about the Funds’ capital stock, see “Description of the Funds’ Securities—Capital Stock.”

PORTFOLIO COMPOSITION

As of December 31, 2022, 88.7% of the market value of MMU’s portfolio was invested in investment grade municipal bonds.

As of December 31, 2022, 90.7% of the market value of MNP’s portfolio was invested in investment grade municipal bonds.

As of December 31, 2022, 89.6% of the market value of SBI’s portfolio was invested in investment grade municipal bonds.

PORTFOLIO TRANSACTIONS

None of the Funds have an obligation to deal with any brokers or dealers in the execution of transactions in portfolio securities. Subject to policy established by the Boards of the Funds, the Managers are responsible for each Fund’s portfolio decisions and the placing of the Fund’s portfolio transactions.

Portfolio securities normally will be purchased or sold from or to dealers serving as market makers for the securities at a net price, which may include dealer spreads and underwriting commissions. In placing orders, it is the policy of each Fund to obtain the best results, taking into account the general execution and operational facilities of the broker or dealer, the type of transaction involved and other factors, such as the risk of the broker or dealer in positioning the securities involved. While the Managers generally seek the best price in placing its orders, neither Fund may necessarily be paying the lowest price available. Subject to seeking the best price and execution, securities firms which provide supplemental research to the Managers may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Manager under each Fund’s Management Agreement, and the expenses of the Managers will not necessarily be reduced as a result of the receipt of such supplemental information.

The aggregate amount of brokerage commissions paid during the three most recent fiscal years was $322 for MNP, $723 for SBI and $2,716 for MMU. To the extent a Fund does effect brokerage transactions, affiliated persons (as such term is defined in the 1940 Act) of the Fund, or affiliated persons of such persons, may from time to time be selected to perform brokerage services for the Fund, subject to the considerations discussed above, but are prohibited by the 1940 Act from dealing with the Fund as a principal in the purchase or sale of securities. In order for such an affiliated person to be permitted to effect any portfolio transactions for a Fund, the commissions, fees or other remuneration received by such affiliated person must be reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. This standard would allow such an affiliated person to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arm’s-length transaction.

Investment decisions for each Fund are made independently from those for other funds and accounts advised or managed by the Manager. Such other funds and accounts may also invest in the same securities as the Funds. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and another fund or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Manager believes to be equitable to the Fund and such other fund or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Managers may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other funds and accounts in order to obtain best execution.

Although no Fund has any restrictions on portfolio turnover, it is not the policy of any Fund to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Funds will not exceed 200%. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of a Fund’s portfolio securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. A high rate of portfolio turnover involves correspondingly greater transaction costs than a lower rate, which costs are borne by the Funds and their stockholders.

DIVIDENDS AND DISTRIBUTIONS

Distributions

Under normal market conditions, each Fund intends to distribute from net investment income of the Fund, if any. Each Fund intends to satisfy conditions that will enable interest from municipal securities, which is exempt from federal and certain state income taxes, to retain such tax-exempt status when distributed to the shareholders of the Fund.

Each Fund intends to declare distributions quarterly and pay them on a monthly basis.

MMU Dividend Reinvestment Plan

Unless you elect to receive distributions in cash (i.e., opt-out), all dividends, including any capital gain dividends and return of capital distributions, on your MMU Common Shares will be automatically reinvested by Computershare Trust Company, N.A., as agent for the stockholders (the “MMU Plan Agent”), in additional shares of MMU Common Shares under MMU’s Dividend Reinvestment Plan (the “Plan”). You may elect not to participate in the Plan by contacting the MMU Plan Agent. If you do not participate, you will receive all cash distributions paid by check mailed directly to you by Computershare Trust Company, N.A., as dividend paying agent.

If you participate in the Plan, the number of shares of MMU Common Shares you will receive will be determined as follows:

(1) If the market price of the MMU Common Shares (plus $0.03 per share commission) on the payment date (or, if the payment date is not a NYSE trading day, the immediately preceding trading day) is equal to or exceeds the net asset value per share of the MMU Common Shares at the close of trading on the NYSE on the payment date, MMU will issue new MMU Common Shares at a price equal to the greater of (a) the net asset value per share at the close of trading on the NYSE on the payment date or (b) 95% of the market price per share of the MMU Common Shares on the payment date.

(2) If the net asset value per share of the MMU Common Shares exceeds the market price of the MMU Common Shares (plus $0.03 per share commission) at the close of trading on the NYSE on the payment date, the MMU Plan Agent will receive the dividend or distribution in cash and will buy MMU Common Shares in the open market, on the NYSE or elsewhere, for your account as soon as practicable commencing on the trading day following the payment date and terminating no later than the earlier of (a) 30 days after the dividend or distribution payment date, or (b) the payment date for the next succeeding dividend or distribution to be made to the stockholders; except when necessary to comply with applicable provisions of the federal securities laws. If during this period: (i) the market price (plus $0.03 per share commission) rises so that it equals or exceeds the net asset value per share of the MMU Common Shares at the close of trading on the NYSE on the payment date before the MMU Plan Agent has completed the open market purchases or (ii) if the MMU Plan Agent is unable to invest the full amount eligible to be reinvested in open market purchases, the MMU Plan Agent will cease purchasing MMU Common Shares in the open market and MMU shall issue the remaining MMU Common Shares at a price per share equal to the greater of (a) the net asset value per share at the close of trading on the NYSE on the day prior to the issuance of shares for reinvestment or (b) 95% of the then current market price per share.

MMU Common Shares in your account will be held by the MMU Plan Agent in non-certificated form. Any proxy you receive will include all shares of MMU Common Shares you have received under the Plan. You may withdraw from the Plan (i.e., opt-out) by notifying the MMU Plan Agent in writing at 462 South 4th Street, Suite 1600, Louisville, KY 40202 or by calling the MMU Plan Agent at 1-888-888-0151. Such withdrawal will be effective immediately if notice is received by the MMU Plan Agent not less than ten business days prior to any dividend or distribution record date; otherwise such withdrawal will be effective as soon as practicable after the MMU Plan Agent’s investment of the most recently declared dividend or distribution on the MMU Common Shares.

Plan participants who sell their shares will be charged a service charge (currently $5.00 per transaction) and the MMU Plan Agent is authorized to deduct brokerage charges actually incurred from the proceeds (currently $0.05 per share commission). There is no service charge for reinvestment of your dividends or distributions in MMU Common Shares. However, all participants will pay a pro rata share of brokerage commissions incurred by the MMU Plan Agent when it makes open market purchases. Because all dividends and distributions will be automatically reinvested in additional shares of MMU Common Shares, this allows you to add to your investment through dollar cost averaging, which may lower the average cost of your MMU Common Shares over time. Dollar cost averaging is a technique for lowering the average cost per share over time if MMU’s net asset value declines. While dollar cost averaging has definite advantages, it cannot assure profit or protect against loss in declining markets.

Automatically reinvesting dividends and distributions does not mean that you do not have to pay income taxes due upon receiving dividends and distributions. Investors will be subject to income tax on amounts reinvested under the Plan.

MMU reserves the right to amend or terminate the Plan if, in the judgment of the Board of Directors, the change is warranted. The Plan may be terminated, amended or supplemented by MMU upon notice in writing mailed to stockholders at least 30 days prior to the record date for the payment of any dividend or distribution by MMU for which the termination or amendment is to be effective. Upon any termination, you will be sent cash for any fractional share of MMU Common Shares in your account. You may elect to notify the MMU Plan Agent in advance of such termination to have the MMU Plan Agent sell part or all of your MMU Common Shares on your behalf. Additional information about the Plan and your account may be obtained from the MMU Plan Agent at 462 South 4th Street, Suite 1600, Louisville, KY 40202 or by calling the MMU Plan Agent at 1-888-888-0151.

MNP Dividend Reinvestment Plan

Unless you elect to receive distributions in cash (i.e., opt-out), all dividends, including any capital gain dividends and return of capital distributions, on your MNP Common Shares will be automatically reinvested by Computershare Trust Company, N.A., as agent for the stockholders (the “MNP Plan Agent”), in additional shares of MNP Common Shares under MNP’s Dividend Reinvestment Plan (the “Plan”). You may elect not to participate in the Plan by contacting the MNP Plan Agent. If you do not participate, you will receive all cash distributions paid by check mailed directly to you by Computershare Trust Company, N.A., as dividend paying agent.

If you participate in the Plan, the number of shares of MNP Common Shares you will receive will be determined as follows:

(1) If the market price of the MNP Common Shares (plus $0.03 per share commission) on the payment date (or, if the payment date is not a NYSE trading day, the immediately preceding trading day) is equal to or exceeds the net asset value per share of the MNP Common Shares at the close of trading on the NYSE on the payment date, MNP will issue new MNP Common Shares at a price equal to the greater of (a) the net asset value per share at the close of trading on the NYSE on the payment date or (b) 95% of the market price per share of the MNP Common Shares on the payment date.

(2) If the net asset value per share of the MNP Common Shares exceeds the market price of the MNP Common Shares (plus $0.03 per share commission) at the close of trading on the NYSE on the payment date, the MNP Plan Agent will receive the dividend or distribution in cash and will buy MNP Common Shares in the open market, on the NYSE or elsewhere, for your account as soon as practicable commencing on the trading day following the payment date and terminating no later than the earlier of (a) 30 days after the dividend or distribution payment date, or (b) the payment date for the next succeeding dividend or distribution to be made to the stockholders; except when necessary to comply with applicable provisions of the federal securities laws. If during this period: (i) the market price (plus $0.03 per share commission) rises so that it equals or exceeds the net asset value per share of the MNP Common Shares at the close of trading on the NYSE on the payment date before the MNP Plan Agent has completed the open market purchases or (ii) if the MNP Plan Agent is unable to invest the full amount eligible to be reinvested in open market purchases, the MNP Plan Agent will cease purchasing MNP Common Shares in the open market and MNP shall issue the remaining MNP Common Shares at a price per share equal to the greater of (a) the net asset value per share at the close of trading on the NYSE on the day prior to the issuance of shares for reinvestment or (b) 95% of the then current market price per share.

MNP Common Shares in your account will be held by the MNP Plan Agent in non-certificated form. Any proxy you receive will include all shares of MNP Common Shares you have received under the Plan. You may withdraw from the Plan (i.e., opt-out) by notifying the MNP Plan Agent in writing at P.O. Box 43006, Providence, RI 02940-3078 or by calling the MNP Plan Agent at 1-888-888-0151. Such withdrawal will be effective immediately if notice is received by the MNP Plan Agent not less than ten business days prior to any dividend or distribution record date; otherwise such withdrawal will be effective as soon as practicable after the MNP Plan Agent’s investment of the most recently declared dividend or distribution on the MNP Common Shares.

Plan participants who sell their shares will be charged a service charge (currently $5.00 per transaction) and the MNP Plan Agent is authorized to deduct brokerage charges actually incurred from the proceeds (currently

$0.05 per share commission). There is no service charge for reinvestment of your dividends or distributions in MNP Common Shares. However, all participants will pay a pro rata share of brokerage commissions incurred by the MNP Plan Agent when it makes open market purchases. Because all dividends and distributions will be automatically reinvested in additional shares of MNP Common Shares, this allows you to add to your investment through dollar cost averaging, which may lower the average cost of your MNP Common Shares over time. Dollar cost averaging is a technique for lowering the average cost per share over time if MNP’s net asset value declines. While dollar cost averaging has definite advantages, it cannot assure profit or protect against loss in declining markets.

Automatically reinvesting dividends and distributions does not mean that you do not have to pay income taxes due upon receiving dividends and distributions. Investors will be subject to income tax on amounts reinvested under the Plan.

MNP reserves the right to amend or terminate the Plan if, in the judgment of the Board of Directors, the change is warranted. The Plan may be terminated, amended or supplemented by MNP upon notice in writing mailed to stockholders at least 30 days prior to the record date for the payment of any dividend or distribution by MNP for which the termination or amendment is to be effective. Upon any termination, you will be sent cash for any fractional share of MNP Common Shares in your account. You may elect to notify the MNP Plan Agent in advance of such termination to have the MNP Plan Agent sell part or all of your MNP Common Shares on your behalf. Additional information about the Plan and your account may be obtained from the MNP Plan Agent at P.O. Box 43006, Providence, RI 02940-3078 or by calling the MNP Plan Agent at 1-888-888-0151.

SBI Dividend Reinvestment Plan

Unless you elect to receive distributions in cash (i.e., opt-out), all dividends, including any capital gain dividends and return of capital distributions, on your SBI Common Shares will be automatically reinvested by Computershare Trust Company, N.A., as agent for the stockholders (the “SBI Plan Agent”), in additional shares of SBI Common Shares under SBI’s Dividend Reinvestment Plan (the “Plan”). You may elect not to participate in the Plan by contacting the SBI Plan Agent. If you do not participate, you will receive all cash distributions paid by check mailed directly to you by Computershare Trust Company, N.A., as dividend paying agent.

If you participate in the Plan, the number of shares of SBI Common Shares you will receive will be determined as follows:

(1) If the market price of the SBI Common Shares (plus $0.03 per share commission) on the payment date (or, if the payment date is not a NYSE trading day, the immediately preceding trading day) is equal to or exceeds the net asset value per share of the SBI Common Shares at the close of trading on the NYSE on the payment date, SBI will issue new SBI Common Shares at a price equal to the greater of (a) the net asset value per share at the close of trading on the NYSE on the payment date or (b) 95% of the market price per share of the SBI Common Shares on the payment date.

(2) If the net asset value per share of the SBI Common Shares exceeds the market price of the SBI Common Shares (plus $0.03 per share commission) at the close of trading on the NYSE on the payment date, the SBI Plan Agent will receive the dividend or distribution in cash and will buy SBI Common Shares in the open market, on the NYSE or elsewhere, for your account as soon as practicable commencing on the trading day following the payment date and terminating no later than the earlier of (a) 30 days after the dividend or distribution payment date, or (b) the payment date for the next succeeding dividend or distribution to be made to the stockholders; except when necessary to comply with applicable provisions of the federal securities laws. If during this period: (i) the market price (plus $0.03 per share commission) rises so that it equals or exceeds the net asset value per share of the SBI Common Shares at the close of trading on the NYSE on the payment date before the SBI Plan Agent has completed the open market purchases or (ii) if the SBI Plan Agent is unable to invest the full amount eligible to be reinvested in open market purchases, the SBI Plan Agent will cease purchasing SBI Common

Shares in the open market and SBI shall issue the remaining SBI Common Shares at a price per share equal to the greater of (a) the net asset value per share at the close of trading on the NYSE on the day prior to the issuance of shares for reinvestment or (b) 95% of the then current market price per share.

SBI Common Shares in your account will be held by the SBI Plan Agent in non-certificated form. Any proxy you receive will include all shares of SBI Common Shares you have received under the Plan. You may withdraw from the Plan (i.e., opt-out) by notifying the SBI Plan Agent in writing at P.O. Box 43006, Providence, RI 02940-3078 or by calling the SBI Plan Agent at 1-888-888-0151. Such withdrawal will be effective immediately if notice is received by the SBI Plan Agent not less than ten business days prior to any dividend or distribution record date; otherwise such withdrawal will be effective as soon as practicable after the SBI Plan Agent’s investment of the most recently declared dividend or distribution on the SBI Common Shares.

Plan participants who sell their shares will be charged a service charge (currently $5.00 per transaction) and the SBI Plan Agent is authorized to deduct brokerage charges actually incurred from the proceeds (currently $0.05 per share commission). There is no service charge for reinvestment of your dividends or distributions in SBI Common Shares. However, all participants will pay a pro rata share of brokerage commissions incurred by the SBI Plan Agent when it makes open market purchases. Because all dividends and distributions will be automatically reinvested in additional shares of SBI Common Shares, this allows you to add to your investment through dollar cost averaging, which may lower the average cost of your SBI Common Shares over time. Dollar cost averaging is a technique for lowering the average cost per share over time if SBI’s net asset value declines. While dollar cost averaging has definite advantages, it cannot assure profit or protect against loss in declining markets.

Automatically reinvesting dividends and distributions does not mean that you do not have to pay income taxes due upon receiving dividends and distributions. Investors will be subject to income tax on amounts reinvested under the Plan.

SBI reserves the right to amend or terminate the Plan if, in the judgment of the Board of Directors, the change is warranted. The Plan may be terminated, amended or supplemented by SBI upon notice in writing mailed to stockholders at least 30 days prior to the record date for the payment of any dividend or distribution by SBI for which the termination or amendment is to be effective. Upon any termination, you will be sent cash for any fractional share of SBI Common Shares in your account. You may elect to notify the SBI Plan Agent in advance of such termination to have the SBI Plan Agent sell part or all of your SBI Common Shares on your behalf. Additional information about the Plan and your account may be obtained from the SBI Plan Agent at P.O. Box 43006, Providence, RI 02940-3078 or by calling the SBI Plan Agent at 1-888-888-0151.

FINANCIAL HIGHLIGHTS/SENIOR SECURITIES

Each Fund’s financial highlights and financial statements are incorporated by reference to MNP’s Annual Report for the fiscal years ended November 30, 2022 and November 30, 2017, SBI’s Annual Report for the fiscal years ended November 30, 2022 and November 30, 2017 and MMU’s Annual Report for the fiscal years ended May 31, 2022 and May 31, 2017. The financial information for the fiscal years ended in 2022, 2021, 2020, 2019, 2018 and 2017 for MNP and SBI and the financial information for the fiscal years ended 2022, 2021, 2020, 2019, and 2018 for MMU have been audited by PricewaterhouseCoopers LLP (“PwC”), the independent registered accounting firm of the Funds. The information for the years prior to the fiscal year ended November 30, 2017 for MNP and SBI and the information for the years prior to the fiscal year ended May 31, 2018 for MMU was audited by each Fund’s prior independent registered public accounting firm.

TAXATION

The following is a summary of certain material U.S. federal income tax considerations related to MMU and the ownership and disposition of the MMU Common Shares and MMU Series 1 VRDPS. This summary does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances. Unless otherwise noted (for example, with respect to the discussion of non-U.S. stockholders), this discussion applies only to U.S. stockholders that hold MMU Common Shares or MMU Series 1 VRDPS as capital assets for U.S. federal income tax purposes. For these purposes, a U.S. stockholder is a beneficial owner of MMU Common Shares or MMU Series 1 VRDPS that is an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in MMU Common Shares or MMU Series 1 VRDPS. This discussion is based upon the Code, Treasury regulations thereunder and judicial and administrative interpretations thereof, as of the date hereof, all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including, without limitation, if you are a dealer in securities or currencies, a financial institution, an insurance company, a partnership or other pass-through entity for U.S. federal income tax purposes, a regulated investment company, a real estate investment trust, a tax-exempt organization, a U.S. stockholder whose “functional currency” is not the U.S. dollar, a trader in securities that has elected the mark-to-market method of accounting for your securities, a person liable for alternative minimum tax, a non-U.S. stockholder, a person holding MMU Common Shares or MMU Series 1 VRDPS as part of a hedging, integrated or conversion transaction, constructive sale or a straddle, or a person holding MMU Common Shares or MMU Series 1 VRDPS through an IRA, 401(k) or other tax-advantaged account. In addition, this discussion does not address the Medicare tax on net investment income or the effects of any state, local or non-U.S. tax laws.

The discussion below is general in nature and does not address all of the tax consequences of the ownership and disposition of MMU Common Shares and MMU Series 1 VRDPS. Current and prospective stockholders should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership and disposition of MMU Common Shares or MMU Series 1 VRDPS, as well as any consequences arising under other U.S. federal tax laws and the laws of any state, local, foreign or other taxing jurisdiction.

Treatment of MMU Series 1 VRDPS

MMU intends to take the position that the MMU Series 1 VRDPS will be treated as equity rather than debt for U.S. federal income tax purposes. There is, however, no direct legal authority on the classification of instruments similar to the MMU Series 1 VRDPS, and therefore it is possible that the IRS could assert a contrary position. If the IRS successfully asserted that the MMU Series 1 VRDPS should be treated as debt for U.S. federal income tax purposes, distributions made with respect to the MMU Series 1 VRDPS would generally be treated as taxable interest income rather than “exempt-interest dividends” (as described below), possibly requiring holders of MMU Series 1 VRDPS to file amended tax returns and retroactively to recognize additional income or to pay additional tax, interest and penalties. The remainder of this discussion assumes that the MMU Series 1 VRDPS will be treated as equity for U.S. federal income tax purposes.

Qualification and Taxation of MMU

MMU has elected to be treated as a regulated investment company (a “RIC”) under Subchapter M of the Code. MMU intends to continue to qualify to be treated as a RIC under the Code for each taxable year. To so qualify, MMU must, among other things: (a) derive at least 90% of its gross income in each taxable year from (i) dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies, and (ii) net income derived from interests in qualified publicly traded partnerships (“QPTPs”) (i.e., partnerships the interests in which are traded on an established securities market or readily tradable on a secondary market (or the subsequent equivalent thereof), other than partnerships that derive 90% or more of their gross income from the items described in clause (i) above); and (b) diversify its holdings so that, at the end of each quarter of MMU’s taxable year, (i) at least 50% of the market value of MMU’s total assets is represented by cash and cash items (including receivables), securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater in value than 5% of the value of MMU’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of MMU’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers of which 20% or more of the voting stock is held by MMU and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) one or more QPTPs.

As a RIC, MMU will not be subject to U.S. federal income tax on its net investment income (i.e., income other than its net realized long-term and short-term capital gains) and its net realized long-term and short-term capital gains, if any, that it distributes to its stockholders, provided that it distributes to its stockholders for each taxable year, in compliance with the Code’s timing and other requirements, an amount equal to at least 90% of the sum of (i) its investment company taxable income (i.e., its taxable income minus the excess, if any, of its net realized long-term capital gains over its net realized short-term capital losses (including any capital loss carryovers), plus or minus certain other adjustments as specified in the Code) and (ii) its net tax-exempt income (as reduced by certain disallowed expenses). However, any taxable income or gain MMU does not distribute will be subject to tax at regular corporate rates. MMU intends to distribute to its stockholders substantially all of its net investment income and capital gains.

If MMU retains any net capital gain (i.e., the excess of its net realized long-term capital gains over its net realized short-term capital losses (including any capital loss carryovers)), it may designate the retained amount as undistributed capital gains in a notice to its stockholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each stockholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by MMU on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

Excise Tax. The Code imposes a 4% nondeductible excise tax on a RIC to the extent it does not distribute by the end of any calendar year an amount equal to the sum of 98% of its ordinary income for that year and 98.2% of its capital gain net income (both long-term and short-term, and adjusted for certain ordinary losses) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or capital gain net income retained by a RIC that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. MMU anticipates that it will pay such dividends and will make such distributions as are necessary in order to substantially minimize the application of this excise tax.

Consequences of Insufficient Distributions. If at any time when the MMU Series 1 VRDPS are outstanding MMU fails to meet certain VRDPS basic maintenance amount or minimum VRDPS asset coverage requirements, MMU will be required to suspend distributions to holders of MMU Common Shares until such maintenance amount or asset coverage, as the case may be, is restored. This may prevent MMU from distributing at least 90% of the sum of its investment company taxable income and net tax-exempt income for the taxable year, and may therefore jeopardize MMU’s qualification for taxation as a RIC or cause MMU to incur an income tax liability or the non-deductible 4% excise tax on the undistributed taxable income (including gain), or both. Upon failure to meet the VRDPS basic maintenance amount or the minimum VRDPS asset coverage, MMU will be required to redeem MMU Series 1 VRDPS in order to maintain or restore such maintenance amount or asset coverage and avoid the adverse consequences to MMU and its stockholders of failing to qualify as a RIC. There can be no assurance, however, that any such redemption would achieve such objectives.

Investment Practices. In addition, certain of MMU’s investment practices are subject to special provisions of the Code that, among other things, may defer or disallow the use of certain deductions or losses of MMU and affect the holding period of securities held by MMU and the character of the gains or losses realized by MMU. These provisions may also require MMU to recognize income or gain without receiving cash with which to make distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes. These provisions could therefore affect the character, amount and timing of distributions to MMU’s stockholders. MMU will monitor its transactions and may make certain tax elections in order to mitigate the effect of these rules and prevent disqualification of MMU as a RIC.

Foreign Taxes. An investment by MMU in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, MMU’s yield on those securities would be decreased. Stockholders will generally not be entitled to claim a credit or deduction with respect to any foreign taxes paid by MMU.

Failure to Qualify as a RIC. If MMU failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, MMU would be subject to U.S. federal income tax at regular corporate rates on its taxable income even if such income were distributed to its stockholders, and all distributions out of earnings and profits (including distributions of tax-exempt income) would be taxed to stockholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction in the case of corporate stockholders. In addition, MMU could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before re-qualifying for taxation as a RIC.

Tax Character of Distributions

Exempt-Interest Dividends. MMU intends to qualify to pay exempt-interest dividends, as defined in Section 852(b)(5) of the Code, on the MMU Common Shares and MMU Series 1 VRDPS. Under such section, if, at the close of each quarter of MMU’s taxable year, at least 50% of the value of MMU’s total assets consists of obligations exempt from federal income tax (“tax-exempt obligations”) under Section 103(a) of the Code (relating generally to obligations of a state or local governmental unit), MMU shall be qualified to pay exempt-interest dividends to holders of all outstanding classes of its shares. Exempt-interest dividends are dividends or any part thereof paid by MMU that are attributable to interest on tax-exempt obligations and are so reported by MMU as exempt-interest dividends.

Exempt-interest dividends will be excludable from a stockholder’s gross income for federal income tax purposes, subject to the possible application of the federal alternative minimum tax. Exempt-interest dividends are included, however, in determining the portion, if any, of a person’s social security and railroad retirement benefits subject to federal income taxes.

Interest on indebtedness incurred or continued to purchase or carry shares of a RIC paying exempt-interest dividends, such as MMU, will not be deductible by the investor for federal income tax purposes to the extent attributable to exempt-interest dividends. Under rules used by the IRS for determining whether borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase or ownership of shares may be considered to have been made with borrowed funds even though such funds are not directly used for the purchase or ownership of such shares.

A portion of MMU’s expenditures that would otherwise be deductible may not be allowed as deductions by reason of MMU’s investment in municipal securities. Such disallowed portion will generally be the same percentage of MMU’s aggregate expenses as the percentage of MMU’s aggregate income (other than capital gain income) that constitutes exempt-interest income from municipal securities. A similar disallowance rule also applies to interest expense paid or incurred by MMU, if any. Such disallowed deductions, if any, will reduce the amount that MMU can report as exempt-interest dividends by the disallowed amount. As a result, income distributions by MMU in excess of the amount of MMU’s exempt-interest dividends may be taxable as ordinary income as described below.

Exempt-Interest Dividends Subject to the Federal Alternative Minimum Tax. Federal law imposes an alternative minimum tax with respect to individuals, trusts and estates. Interest received on certain otherwise tax-exempt securities may be subject to the federal alternative minimum tax. The alternative minimum tax applies to interest received on certain private activity bonds issued after August 7, 1986. Private activity bonds are bonds that, although tax-exempt, are used for purposes other than those generally performed by governmental units and that benefit non-governmental entities (e.g., bonds used for industrial development or housing purposes). Income received on such bonds is classified as an item of “tax preference,” which could subject certain investors in such bonds to the federal alternative minimum tax. A portion of the dividends paid on the MMU Common Shares and MMU Series 1 VRDPS, although otherwise exempt from federal income tax, may be subject to the alternative minimum tax. MMU will report to stockholders after the close of each calendar year the portion of MMU’s dividends declared during the year that constitute an item of tax preference for alternative minimum tax purposes.

Treatment of “Substantial Users.” The interest on private activity bonds in most instances is not federally tax-exempt to a person who is a “substantial user” of a facility financed by such bonds or a “related person” of such “substantial user.” As a result, MMU may not be an appropriate investment for stockholders who are considered either a “substantial user” or a “related person” within the meaning of the Code. In general, a “substantial user” of a facility includes a “non-exempt person who regularly uses a part of such facility in his trade or business.” “Related persons” are in general defined to include persons between whom there exists a relationship, either by family or business, which would result in a disallowance of losses in transactions between them under various provisions of the Code (or if they are members of the same controlled group of corporations under the Code), including a partnership and each of its partners (and certain members of their families), an S corporation and each of its stockholders (and certain members of their families) and various combinations of these and other relationships. The foregoing is not a complete description of all of the provisions of the Code covering the definitions of “substantial user” and “related person.”

Stockholders are advised to consult their tax advisors with respect to whether exempt-interest dividends retain the exclusion under Code Section 103(a) if a stockholder would be treated as a “substantial user” or “related person” with respect to property financed with the proceeds of an issue of private activity bonds, if any, held by MMU.

Dividends Attributable to Ordinary Income and Capital Gains. Distributions to stockholders by MMU of any net income received from taxable investments, any accrued market discount includible in income on a current basis, any net short-term capital gain over net long-term capital loss and any income from hedging or derivatives transactions that is treated as ordinary income (together referred to as “ordinary income dividends”) are taxable to stockholders as ordinary income to the extent that such distributions are paid out of MMU’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions made from an excess of net long-term capital gain over net short-term capital loss (including gains or losses from hedging or derivatives transactions that are treated as capital in nature) that are properly reported by MMU as “capital gain dividends” are taxable to stockholders as long-term capital gains, regardless of the length of time the stockholder has owned shares of MMU. Distributions paid by MMU that are reported as exempt-interest dividends will not be subject to regular federal income tax, subject to the possible application of the federal alternative minimum tax.

As long as MMU qualifies as a RIC under the Code, no part of its distributions to stockholders are expected to qualify for (i) the reduced tax rates applicable to “qualified dividend income” received by individual and other non-corporate stockholders or (ii) the dividends received deduction available to corporate stockholders.

Returns of Capital. Distributions, if any, in excess of MMU’s current and accumulated earnings and profits will first reduce the adjusted tax basis of a stockholder’s MMU Common Shares or MMU Series 1 VRDPS, as the case may be, and after that basis has been reduced to zero, will constitute capital gain to the stockholder.

Dividend Reinvestment Plan. In the case of MMU Common Shares, distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional MMU Common Shares pursuant to the Plan. Holders of MMU Common Shares that receive distributions in the form of additional MMU Common Shares will generally be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash, unless MMU issues additional MMU Common Shares with a fair market value equal to or greater than NAV, in which case such holders will be treated as receiving a distribution in the amount of the fair market value of the distributed MMU Common Shares. The additional MMU Common Shares received pursuant to the Plan will have a new holding period commencing on the day following the day on which the MMU Common Shares are credited to the stockholder’s account.

Allocation of Income. Although MMU expects that its distributions to its stockholders will generally constitute exempt-interest dividends, some of those distributions may be taxable as capital gains or ordinary income or may be subject to the alternative minimum tax (even if otherwise exempt from federal income tax). The IRS currently requires a RIC that has two or more classes of shares outstanding to allocate to each such class proportionate amounts of each type of its income for each taxable year based upon the percentage of total dividends distributed to each class for such year. MMU presently intends that, so long as the IRS maintains this position, it will allocate tax-exempt interest, net capital gains (if any) and ordinary income (if any) in each year between MMU Common Shares and MMU Preferred Shares, including the MMU Series 1 VRDPS, in proportion to the total dividends paid to each such class with respect to such year. MMU reserves the right, however, to make special allocations of income within a class, consistent with MMU’s objectives and subject to applicable law. Distributions in excess of MMU’s current and accumulated earnings and profits, if any, will not be allocated proportionately between MMU Common Shares and MMU Preferred Shares. Since MMU’s current and accumulated earnings and profits will first be used to pay dividends on MMU Preferred Shares, distributions in excess of such earnings and profits, if any, will be made disproportionately to holders of MMU Common Shares.

Timing of Income. A distribution by MMU will be treated as paid on December 31 of any calendar year if it is declared by MMU in October, November or December with a record date in such a month and paid by MMU during January of the following calendar year. Such distributions will be taxable to stockholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

Sale or Exchange of MMU Shares

Upon the sale, exchange or other taxable disposition of MMU Common Shares or MMU Series 1 VRDPS, (except pursuant to a redemption by MMU, as described below), a stockholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized for the shares and the stockholder’s basis in the shares. Such capital gain or loss generally will be long-term capital gain or loss if the MMU Common Shares or MMU Series 1 VRDPS have been held for more than one year; otherwise, such capital gain or loss generally will be short-term capital gain or loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

Losses realized by a stockholder on the sale, exchange or other taxable disposition of MMU Common Shares or MMU Series 1 VRDPS held for six months or less are disallowed to the extent of any exempt-interest dividends received with respect to such shares, and, if not disallowed, such losses are treated as long-term capital losses to the extent of any distributions of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such shares. For these purposes, in determining whether MMU Series 1 VRDPS have been held for six months or less, a stockholder’s holding period will be suspended by reason of the purchase agreement pursuant to which a third party liquidity provider is required to purchase tendered MMU Series 1 VRDPS, thus causing the rule described in the preceding sentence to apply.

Any loss realized by a stockholder on the sale, exchange or other taxable disposition of MMU Common Shares or MMU Series 1 VRDPS will be disallowed to the extent the stockholder acquires (including pursuant to the Plan) or enters into a contract or option to acquire securities that are substantially identical to such shares within 30 days before or after the disposition. In such a case, the basis of the replacement shares will be adjusted to reflect the disallowed loss.

Redemptions of MMU Series 1 VRDPS. The MMU Series 1 VRDPS are subject to optional (and, in certain cases, mandatory) redemption by MMU. Under Section 302 of the Code, any gain or loss realized by a stockholder on a redemption of its MMU Series 1 VRDPS will be taxed as gain or loss from the sale or exchange of the MMU Series 1 VRDPS (as described above) rather than as a dividend, but only if the redemption (a) is deemed not to be essentially equivalent to a dividend, (b) is in complete redemption of the stockholder’s interest in MMU, or (c) is substantially disproportionate with respect to the stockholder. For these purposes, a stockholder’s ownership of MMU Common Shares, as well as shares considered to be owned pursuant to certain constructive ownership rules, will be taken into account.

Non-U.S. Stockholders

Ordinary income dividends paid to nonresident aliens or foreign entities (“non-U.S. stockholders”) generally will be subject to a 30% U.S. withholding tax unless a reduced rate of withholding or a withholding exemption is provided under an applicable tax treaty. Certain dividends that are attributable to short-term capital gains or “qualified net interest income” and that satisfy certain requirements are exempt from this withholding tax. Non-U.S. stockholders are generally not subject to U.S. federal income tax on exempt-interest dividends, capital gain dividends, undistributed capital gains credited to such investors or gains from the sale, exchange or other disposition of MMU Common Shares or MMU Series 1 VRDPS. The foregoing rules apply when the non-U.S. stockholder’s income from its shares is not effectively connected with a U.S. trade or business. If, however, any ordinary income dividends, capital gain dividends, undistributed capital gains credited to a non-U.S. stockholder’s account or gains realized from the sale, exchange or other disposition of MMU Common Shares or MMU Series 1 VRDPS are effectively connected with a U.S. trade or business carried on by a non-U.S. stockholder, then such income will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations. A foreign corporation that has effectively connected income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or any lower treaty rate). Different tax consequences may result to an individual non-U.S. stockholder that is present in the United States for more than 182 days during a taxable year.

FATCA

Under Sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that MMU pays to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. Stockholders,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. Holders of MMU Common Shares or MMU Series 1 VRDPS should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of MMU Common Shares or MMU Series 1 VRDPS.

Reporting and Backup Withholding

Holders of MMU Common Shares and MMU Series 1 VRDPS are required to report on their tax returns the amount of exempt-interest dividends received from MMU during a taxable year. MMU may be required to backup withhold (currently at a rate of 24%), for U.S. federal income tax purposes, a portion of the dividends, distributions and redemption proceeds payable to holders of MMU Common Shares and MMU Series 1 VRDPS who fail to provide MMU with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain stockholders, including foreign stockholders, are exempt from backup withholding. A foreign stockholder can generally establish its exemption from backup withholding by providing an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable form. Backup withholding is not an additional tax and any amount withheld may be credited against a stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

The foregoing is only a summary of certain material U.S. federal income tax consequences affecting MMU and its stockholders. Current and prospective stockholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in MMU Common Shares or MMU Series 1 VRDPS.

NET ASSET VALUE

Each Fund determines the NAV of its Common Shares on each day the NYSE is open for business, as of the close of the customary trading session (normally 4:00 p.m. Eastern time), or any earlier closing time that day. Each Fund determines the NAV per Common Share by dividing the value of the Fund’s securities, cash and other assets (including interest accrued but not collected) less all its liabilities (including accrued expenses, the liquidation preference of any outstanding preferred stock and dividends payable) by the total number of Common Shares outstanding. Each Fund values portfolio securities for which market quotations are readily available at market value. Each Fund’s short-term investments are valued at amortized cost when the security has 60 days or less to maturity. Determination of the Common Shares’ NAV is made in accordance with generally accepted accounting principles.

Each Fund values all other securities and assets at their fair value. If events occur that materially affect the value of a security between the time trading ends on the security and the close of the customary trading session of the NYSE, a Fund may value the security at its fair value as determined in good faith by or under the supervision of the Board of Directors of the Fund. The effect of using fair value pricing is that the Common Shares’ NAV will be subject to the judgment of the Board of Directors or its designee instead of being determined by the market.

Any swap transaction that a Fund enters into may, depending on the applicable interest rate environment, have a positive or negative value for purposes of calculating NAV. Any cap transaction that a Fund enters into may, depending on the applicable interest rate environment, have no value or a positive value. In addition, accrued payments to a Fund under such transactions will be assets of the Fund and accrued payments by the Fund will be liabilities of the Fund.

DESCRIPTION OF THE FUND’S SECURITIES

The authorized capital stock of MMU is 500,000,000 shares, classified and designated as 499,981,297 MMU Common Shares, par value $.001 per share, 8,703 shares of Series 1 VRDPS, par value $.001 per share, 2,000 shares of Series M ARPS, par value $.001 per share, 2,000 shares of Series T ARPS, par value $.001 per share, 2,000 shares of Series W ARPS, par value $.001 per share, 2,000 shares of Series Th ARPS, par value $.001 per share and 2,000 shares of Series F ARPS, par value $.001 per share.

The authorized capital stock of MNP is 100,000,000 shares, classified and designated as 99,996,970 MNP Common Shares, par value $.001 per share, 1,330 shares of Series 1 VRDPS, par value $.001 per share and 1,700 shares of Series M ARPS, par value $.001 per share.

The authorized capital stock of SBI is 100,000,000 shares, classified and designated as 99,996,104 SBI Common Shares, par value $.001 per share, 1,896 shares of Series 1 VRDPS, par value $.001 per share and 2,000 shares of Series M ARPS, par value $.001 per share.

The following table presents the number of shares of (i) capital stock authorized by each Fund, and (ii) capital stock outstanding for each class of authorized shares of each Fund as of March 31, 2023:

Fund	Amount Authorized	Amount Outstanding as of March 31, 2023
MMU (Common Shares)	499,981,297	43,367,851
MNP (Common Shares)	99,996,970	9,719,063
SBI (Common Shares)	99,996,104	14,082,315

Fund	Amount Authorized	Amount Outstanding as of March 31, 2023
MMU Series 1 VRDPS	8,703	8,703
MNP Series 1 VRDPS	1,330	1,330
SBI Series 1 VRDPS	1,896	1,896

Fund	Amount Authorized	Amount Outstanding as of March 31, 2023
MMU ARPS	10,000	52
MNP ARPS	1,700	184
SBI ARPS	2,000	—

There are no material differences between the rights of holders of MMU Common Shares and the holders of Target Fund Common Shares and the rights of holders of MMU VRDPS and holders of each Target Fund’s VRDPS.

MMU’s Common Shares. The outstanding MMU Common Shares are, and the MMU Common Shares to be issued in the Mergers will be, when issued, fully paid and nonassessable. All Target Fund Common Shares are equal as to dividends, distributions and voting privileges. There are no conversion, preemptive or other subscription rights. In the event of liquidation, each MMU Common Share is entitled to its proportion of MMU’s assets after the payment of debts and expenses. There are no cumulative voting rights for the election of Directors.

MMU’s VRDPS. MMU’s Board of Directors may classify and issue VRDPS with rights as determined by the Board of Directors, by action of the Board of Directors and without the approval of the holders of MMU Common Shares. Common stockholders have no preemptive right to purchase any VRDPS that might be issued. The Fund may elect to issue preferred stock as part of its leveraging strategy. MMU currently has the ability to issue leverage through the issuance of preferred stock, representing up to 50% of its total assets less liabilities and indebtedness of MMU (other than leverage consisting of VRDPS and other senior securities) immediately after the leverage is issued. The liquidation preference, voting rights and redemption provisions of the VRDPS are summarized below. These summaries are qualified in their entirety by reference to the Articles Supplementary.

With respect to the VRDPS, MMU will issue and deliver to each of the Target Fund’s VDRPS stockholders newly issued shares of MMU’s VRDPS with the same aggregate liquidation preference and terms as SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS, respectively, issued and outstanding immediately before the date of the

Merger. As the liquidation preference for the newly issued shares of MMU’s VRDPS that will replace MNP’s Series 1 VRDPS will be equal to the liquidation preference of the existing MMU’s Series 1 VRDPS, MMU will issue a corresponding number of newly issued shares of MMU’s VRDPS so that the aggregate liquidation preference for the replaced MNP’s Series 1 VRDPS remains the same. The accrual for SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS with respect to any accrued and unpaid dividends as of date of the Mergers would be assumed by MMU and would apply and be payable on an equivalent share-for-share basis and on the same dividend payment schedule to avoid any disruption to VRDPS holders. Any remaining deferred costs associated with the original issuance of SBI’s Series 1 VRDPS and MNP’s Series 1 VRDPS as of the date of the Mergers will be assumed by MMU.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of VRDPS will be entitled to receive a preferential liquidating distribution, equal to $25,000 per share of VRDPS plus accrued and unpaid dividends, whether or not declared, before any distribution of assets is made to common stockholders. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of VRDPS will not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights. The 1940 Act requires that the holders of any VRDPS, voting separately as a single class, have the right to elect at least two Directors at all times (the “Preferred Directors”). The remaining Directors will be elected by holders of MMU Common Shares and MMU Preferred Shares, voting together as a single class. Paolo M. Cucchi and Nisha Kumar have been designated by the Board of Directors as the Preferred Directors of the Fund with respect to the VRDPS. Holders of the VRDPS, and not common stockholders, will be entitled to vote on the election of each Preferred Director at the scheduled stockholder meeting at which such Preferred Director’s term expires. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred stock have the right to elect a majority of the directors of the Fund at any time that two years of dividends on any preferred stock are unpaid. The 1940 Act also requires that, in addition to any approval by the stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred stock, voting separately as a class, would be required to: (i) adopt any plan of reorganization that would adversely affect the preferred stock and (ii) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s subclassification as a closed-end investment company or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded. Except as otherwise indicated in this Proxy Statement/Prospectus and except as otherwise required by applicable law or the charter, holders of VRDPS will have equal voting rights with common stockholders (one vote per share, unless otherwise required by the 1940 Act) and will vote together with common stockholders as a single class.

The affirmative vote of the holders of a majority of the outstanding VRDPS, voting as a separate class, will be required to amend, alter or repeal any of the preferences, rights or powers of holders of VRDPS so as to affect materially and adversely such preferences, rights or powers, or to issue preferred stock that ranks equally or senior to the VRDPS. The class vote of holders of VRDPS described above will in each case be in addition to any other vote required to authorize the action in question.

Redemption, Purchase and Sale of Preferred Stock. Subject to certain conditions, the VRDPS may be redeemed, in whole or in part, at any time at the option of MMU. The redemption price per share is equal to the liquidation value per share plus any accumulated but unpaid dividends. The Fund is required to redeem its VRDPS on the mandatory redemption date, March 4, 2045. In addition, the Fund is required to redeem certain of the VRDPS shares if the Fund fails to maintain certain asset coverage and rating agency guidelines.

Maryland Business Combination Act

The Maryland Business Combination Act will not be applicable to MMU, MNP or SBI as a closed-end investment company unless and until its respective Board of Directors adopts a resolution to be subject to the statute, provided that the resolution will not be effective with respect to a “business combination” with any person who has become an interested stockholder before the time that the resolution is adopted. Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

66 2⁄3% of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

The Maryland Business Combination Act may discourage others from trying to acquire control of a Fund and increase the difficulty of consummating any offer.

Maryland Control Share Acquisition Act

Each Fund opted into the Maryland Control Share Acquisition Act (“MCSAA”). The MCSAA provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition will not be entitled to vote its control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (i.e., entitled to vote on the restoration of voting rights for the holder of the control shares). Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors (i.e., the Fund’s directors) within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval as described above. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the holder of control shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights for the holder of control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved, subject to compliance with the 1940 Act. The right of a corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the holder of control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the holder of control shares are considered and not approved if such a meeting is held. If voting rights for the holder of control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The MCSAA does not apply (a) to shares acquired in a merger, consolidation or share exchange if the Fund is a party to the transaction, (b) to shares acquired under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the MCSAA, or (c) to acquisitions of shares approved or exempted by a provision contained in the charter or bylaws of the Fund and adopted at any time before the acquisition of the shares. Shareholders (together with any “associated persons” (as defined in the MCSAA)) that own less than ten percent of the shares entitled to vote in the election of directors are not affected by the restrictions under the MCSAA. In addition, the Fund’s charter provides that the MCSAA will not apply to any acquisition or proposed acquisition of shares of the Fund by any company that, in accordance with the 1940 Act or SEC exemptive order or other regulatory relief or guidance, votes the shares held by it in the same proportion as the vote of all other holders of such security or all securities.

The MCSAA is designed to discourage others from trying to acquire control of the Fund for short-term objectives, including by converting the Fund to open-end status or changing the composition of the Board, that may be detrimental to the Fund’s ability to achieve its primary investment objective of seeking high current income. Such provisions may limit the ability of shareholders to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of each Fund. There can be no assurance, however, that such provisions will be sufficient to deter activist investors that seek to cause each Fund to take actions that may not be aligned with the interests of long-term shareholders.

Use of Leverage

Each Fund uses leverage to pursue its investment objectives. The Funds may use leverage to the extent permitted by the 1940 Act. The Funds may source leverage through a number of methods including the issuance of shares of preferred stock, investments in inverse floating rate securities and borrowings. In addition, the Funds may also use certain derivatives that have the economic effect of leverage by creating additional investment exposure. The amount and sources of leverage will vary depending on market conditions.

5% BENEFICIAL OWNERSHIP (MMU)

At May 3, 2023, to the knowledge of management, the registered stockholders who owned of record or owned beneficially more than 5% of MMU’s capital stock outstanding is noted in the table below. As of the close of business on May 3, 2023, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 43,367,851 shares, equal to approximately 99% of MMU’s outstanding shares including the shares shown below.

Class	Percent		Name	Address
Common Stock	5.61	%(1)	First Trust Portfolios L.P. and affiliates	120 East Liberty Drive Suite 400 Wheaton, Illinois 60187

Common Stock	5.54	%(2)	RiverNorth Capital Management, LLC	360 S. Rosemary Avenue, Ste. 1420 West Palm Beach, Florida 33401

(1)	Based upon information obtained from Schedule 13G/A filed with the SEC on January 13, 2023.
(2)	Based upon information obtained from Schedule 13G filed with the SEC on February 14, 2023.

5% BENEFICIAL OWNERSHIP (MNP)

At May 3, 2023, to the knowledge of management, the registered stockholders who owned of record or owned beneficially more than 5% of MNP’s capital stock outstanding is noted in the table below. As of the close of business on May 3, 2023, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 9,719,963 shares, equal to approximately 99% of MNP’s outstanding shares including the shares shown below.

Class	Percent		Name	Address
Common Stock	8.30	%(1)	First Trust Advisors L.P. and affiliates	120 East Liberty Drive Suite 400 Wheaton, IL 60187

(1)	Based upon information obtained from Schedule 13G/A filed with SEC on January 23, 2023.

5% BENEFICIAL OWNERSHIP (SBI)

At May 3, 2023, to the knowledge of management, the registered stockholders who owned of record or owned beneficially more than 5% of SBI’s capital stock outstanding is noted in the table below. As of the close of business on May 3, 2023, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 14,082,315 shares, equal to approximately 99% of SBI’s outstanding shares including the shares shown below.

Class	Percent		Name	Address
Common Stock	10.3	%(1)	1607 Capital Partners, LLC	3 S. 13th Street, Suite 400 Richmond, Virginia 23219

Common Stock	5.18	%(2)	Saba Capital Management, L.P.	405 Lexington Avenue 58th Floor New York, NY 10174

Auction Rate Cumulative Preferred Stock	100	%(3)	UBS Group AG	Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland

(1)	Based upon information obtained from Schedule 13G/A filed with the SEC on February 14, 2023.
(2)	Based upon information obtained from Schedule 13D filed with the SEC on January 30, 2023.
(3)	Based upon information obtained from Schedule 13G/A filed with the SEC on February 2, 2023.

VOTING INFORMATION

This Proxy Statement/Prospectus is furnished in connection with a solicitation of proxies by the Funds’ Board of Directors to be used at the Meeting. This Proxy Statement/Prospectus, along with the Notice of Meeting and a proxy card, are first being mailed to MMU, MNP and SBI stockholders on or about May 26, 2023 or as soon as practicable thereafter.

Record Date

Only stockholders of record of MMU, MNP and SBI at the close of business on May 3, 2023 are entitled to notice of and to vote at the Meeting and at any postponement or adjournment thereof. On May 3, 2023, there were 43,367,851 MMU Common Shares outstanding, 8,703 MMU VRDPS outstanding, 52 MMU ARPS outstanding, 9,719,063 MNP Common Shares outstanding, 1,330 MNP VRDPS outstanding, 184 MNP ARPS outstanding, 14,082,315 SBI Common Shares outstanding and 1,896 SBI VRDPS outstanding.

Quorum

A quorum of MNP stockholders is required to take action at the Meeting. A majority of the outstanding MNP shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of MNP stockholders at the Meeting. Additionally, a quorum of SBI stockholders is required to take action at the Meeting. A majority of the outstanding SBI shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of SBI stockholders at the Meeting. Similarly, a quorum of MMU stockholders is required to take action at the Meeting. A majority of the outstanding MMU shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of MMU stockholders at the Meeting. Photographic identification will be required for admission to the Meeting.

Broker Non-Votes and Abstentions

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting. The inspector of election, who is an employee of the proxy solicitor engaged by the Funds, will determine whether or not a quorum is present at the Meeting. The inspector of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

If you hold shares directly (not through a broker-dealer, bank or other financial intermediary) and if you return a signed proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” the Proposal(s) upon which you are entitled to vote.

Broker-dealer firms holding MNP shares, SBI shares or MMU shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the Proposals before the Meeting. The NYSE has taken the position that a broker-dealer that is a member of the NYSE and that has not received instructions from a customer or client prior to the date specified in the broker-dealer firm’s request for voting instructions may not vote such customer or client’s shares with respect to a proposal. If a service agent is not a member of the NYSE, it may be permissible for the service agent to vote shares with respect to which it has not received specific voting instructions from its customers on a proposal. A signed proxy card or other authorization by a beneficial owner of MNP shares, SBI shares or MMU shares that does not specify how the beneficial owner’s shares should be voted on the Proposals will be deemed an instruction to vote such shares in favor of the Proposals.

If you hold MNP shares, SBI shares or MMU shares through a service agent that has entered into a service agreement with either Fund, the service agent may be the record holder of your MNP shares, SBI shares or MMU shares. At the Meeting, a service agent will vote shares for which it receives instructions from its customers in accordance with those instructions. A signed proxy card or other authorization by a stockholder that does not specify how the stockholder’s shares should be voted on a proposal may be deemed to authorize a service agent to vote such shares in favor of the applicable proposal. Depending on its policies, applicable law or contractual or other restrictions, a service agent may be permitted to vote shares with respect to which it has not received specific voting instructions from its customers. In those cases, the service agent may, but may not be required to, vote such shares in the same proportion as those shares for which the service agent has received voting instructions. This practice is commonly referred to as “echo voting.”

If you beneficially own shares that are held in “street name” through a broker-dealer or that are held of record by a service agent and if you do not give specific voting instructions for your shares, they may not be voted at all or, as described above, they may be voted in a manner that you may not intend. Therefore, you are strongly encouraged to give your broker-dealer or service agent specific instructions as to how you want your shares to be voted.

Revocation

A stockholder may revoke a proxy at any time on or before the Meeting by either (1) submitting to the applicable Fund a subsequently dated proxy, (2) delivering to the applicable Fund a written notice of revocation (addressed to the Secretary at the principal executive office of the Fund at the address shown at the beginning of this Proxy Statement/Prospectus), (3) attending the Meeting and voting during the Meeting, or (4) otherwise giving notice of revocation at the Meeting, at all times prior to the exercise of the authority granted in the proxy card. Merely attending the Meeting, however, will not revoke any previously executed proxy. Unless revoked, all valid and executed proxies will be voted in accordance with the specifications thereon or, in the absence of such specifications, for approval of the proposed Merger.

Even if you plan to attend the Meeting, we ask that you return the enclosed proxy card or vote by telephone or through the internet. This will help us ensure that an adequate number of shares are present for the Meeting to be held.

Required Vote:

Each Merger was approved by the Board of each Fund. Because the Merger of MNP into MMU has been approved by at least 75% of MNP’s “Continuing Directors” as that term is defined in MNP’s charter, approval of the Merger requires the affirmative vote of a majority of votes entitled to be cast by holders MNP Common Shares and holders of MNP Preferred Shares (voting together as a single class). Additionally, because the Merger of SBI into MMU has been approved by at least 70% of SBI’s Board, approval of the Merger requires the affirmative vote of a majority of votes entitled to be cast by holders of SBI Common Shares and holders of SBI Preferred Shares (voting together as a single class). Similarly, because the Merger has been approved by at least 75% of MMU’s “Continuing Directors” (as that term is defined in MMU’s charter) approval of each Merger requires the affirmative vote of a majority of votes entitled to be cast by holders of MMU Common Shares and MMU Preferred Shares (voting together as a single class).

Approval of a Proposal will occur only if a sufficient number of votes at the Meeting are cast “FOR” that Proposal. Abstentions and broker non-votes are not considered “votes cast” and, therefore, do not constitute a vote “FOR” a Proposal. Abstentions effectively result in a vote AGAINST a Proposal. Any broker non-votes would effectively be treated as a vote “AGAINST” a Proposal.

Adjournments and Postponements

If the necessary quorum to transact business or the vote required to approve the proposals is not obtained at the Meeting, the chairman of the Meeting or the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. If in the judgment of the chairman of the Meeting, it is advisable to defer action on the Proposals, the chairman of the Meeting may propose one or more adjournments of the Meeting with respect to the Proposals for a reasonable period or periods. The Meeting may be adjourned up to 120 days after the original record date for the Meeting without further notice other than announcement at the Meeting.

OTHER BUSINESS

The Board of each Fund does not intend to present any other business at the Meeting. If, however, any other matters are properly brought before the Meeting or any adjournment or postponement thereof, the persons named as proxies will vote thereon in accordance with their judgment.

APPRAISAL RIGHTS

If a Merger a completed, holders of MNP VRDPS or SBI VRDPS, as applicable, who do not vote for the approval of the Merger and who otherwise comply with the provisions of Sections 3-201 et seq. of the Maryland General Corporation Law summarized below will be entitled to an appraisal of the “fair value” of their shares of MNP VRDPS or SBI VRDPS, as applicable. Holders of Target Fund Common Shares and MNP ARPS are not entitled to appraisal rights in connection with the Mergers.

To perfect their appraisal rights, holders of MNP VRDPS or SBI VRDPS must strictly comply with the procedures in Sections 3-201 et seq. Failure to strictly comply with these procedures will result in the loss of appraisal rights.

Under the Maryland General Corporation Law, each holder of shares of MNP VRDPS and SBI VRDPS will be entitled to demand and receive payment of the fair value of the holder’s shares of MNP VRDPS or SBI VRDPS in cash, if the holder:

•	before or at the Meeting, files with MNP or SBI, as applicable, a written objection to the Merger;

•	does not vote in favor of the Merger; and

•

within 20 days after the Articles of Merger have been accepted for record by the SDAT, makes written demand on MMU for payment of his or her shares of MNP VRDPS or SBI VRDPS, stating the number of shares of MNP VRDPS or SBI VRDPS for which payment is demanded.

Any written objection should be sent to MNP or SBI. Any holder of MNP VRDPS or SBI VRDPS who fails to comply with all of the requirements described above will be bound by the terms of the Merger. A demand for payment may be withdrawn only with the consent of MMU. Fair value will be determined as of the close of business on the date the holders of shares of MNP VRDPS or SBI VRDPS vote on the Mergers.

MMU will promptly deliver or mail to each dissenting holder of shares of MNP VRDPS or SBI VRDPS written notice of the date of acceptance of the Articles of Merger for record by the SDAT. MMU may also deliver or mail to each objecting holder of shares of MNP VRDPS and SBI VRDPS a written offer to pay for his or her shares of MNP VRDPS or SBI VRDPS at a price deemed by MMU to be the fair value of such shares. Within 50 days after acceptance of the Articles of Merger for record by the SDAT, either MMU or any objecting holder of shares of MNP VRDPS or SBI VRDPS who has not received payment for his or her shares of MNP VRDPS or SBI VRDPS may petition the Circuit Court for Baltimore City, Maryland, for an appraisal to determine the fair value of such shares. If the court finds that an objecting holder of shares of MNP VRDPS or SBI VRDPS is entitled to appraisal of his or her shares of MNP VRDPS or SBI VRDPS, the court will appoint three disinterested appraisers to determine their fair value on terms and conditions the court determines proper, and appraisers will, within 60 days after appointment (or a longer period as the court may direct) file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of the shares of MNP VRDPS or SBI VRDPS. Within 15 days after the filing of the report, any party may object to the report and request a hearing on the matter. The court will, upon motion of any party, enter an order confirming, modifying or rejecting the report and, if confirmed or modified, enter judgment directing the time within which payment must be made. If the appraisers’ report is rejected, the court may determine the fair value of the shares of MNP VRDPS or SBI VRDPS of the objecting holders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the holders of shares of MNP VRDPS or SBI VRDPS vote on the action to which objection was made, unless the court finds that the holder’s refusal to accept a written offer to purchase the shares of MNP VRDPS or SBI VRDPS made by MMU as described above was arbitrary and vexatious or not in good faith. Costs of the proceeding (not including attorneys’ fees) will be determined by the court and will be assessed against MMU or, under certain circumstances, the objecting holder, or both.

At any time after the filing of a petition for appraisal, the court may require any dissenting holder of shares of MNP VRDPS or SBI VRDPS to submit his or her certificates representing such shares to the clerk of the court for notation of the pendency of the appraisal proceedings. To receive payment, whether by agreement with MMU or pursuant to a judgment, the holder must surrender the share certificates indorsed in blank and in proper form for transfer. A holder demanding payment for shares of MNP VRDPS or SBI VRDPS will not have the right to receive any dividends or distribution payable to holders of record after the close of business on the date the holders of shares of MNP VRDPS or SBI VRDPS vote and will cease to have any rights as a holder with respect to the shares of MNP VRDPS or SBI VRDPS except the right to receive payment of the fair value of the shares of MNP VRDPS or SBI VRDPS. The holder’s rights may be restored only upon the withdrawal, with the consent of MMU, of the demand for payment, the failure of either party to file a petition for appraisal within the time required, a determination of the court that the holder is not entitled to an appraisal or the abandonment or rescission of the Merger.

This summary of the rights of dissenting holders of shares of MNP VRDPS or SBI VRDPS does not purport to be a complete statement of the procedures to be followed by holders of shares of MNP VRDPS or SBI VRDPS desiring to exercise their dissenters’ rights. The preservation and exercise of dissenters’ rights are conditioned on strict adherence to the applicable provisions of the Maryland General Corporation Law. Each holder of shares of

MNP VRDPS or SBI VRDPS desiring to exercise dissenters’ rights should refer to Sections 3-201 et seq., entitled “Rights of Objecting Stockholders,” of the Maryland General Corporation Law, a copy of which is attached as Appendix E to this Proxy Statement/Prospectus, for a complete statement of the holder’s rights and the steps which must be followed in connection with the exercise of those rights.

All written demands for appraisal must be mailed or delivered to the applicable Fund at:

280 Park Avenue

New York, New York 10017

Attention: Secretary

or should be delivered to the Secretary of MMU at the Meeting before the vote on the Mergers.

EXPENSES OF PROXY SOLICITATION

The costs of preparing, printing, assembling and mailing material in connection with this solicitation of proxies are estimated to be approximately $1,118,657, and will be borne by the Funds, or an affiliate thereof. Any additional costs of the Meeting will be borne by the Funds. Proxies may also be solicited in-person, by telephone or by use of the mails by officers of the Funds, by regular employees of LMPFA, Western Asset or their affiliates or by other representatives of the Funds. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies and will be reimbursed by the Funds for such out-of-pocket expenses. In addition, the Funds have retained Georgeson LLC (“Georgeson”), a proxy solicitation firm, to assist in the solicitation of proxies. It is anticipated that Georgeson will be paid approximately $400,000 for such solicitation services (not including reimbursements of out-of-pocket expenses), which costs are to be borne by the Funds. Georgeson may solicit proxies personally and by telephone.

APPENDIX A

FORM OF AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made as of this [    ] day of [    ], 2023 between [        ] (the “Acquired Fund”), a Maryland corporation with its principal place of business at 620 Eighth Avenue, 47th Floor, New York, New York 10018, and Western Asset Managed Municipals Fund Inc. (the “Acquiring Fund”), a Maryland corporation with its principal place of business at 620 Eighth Avenue, 47th Floor, New York, New York 10018.

WHEREAS, each of the Acquired Fund and the Acquiring Fund is a closed-end management investment company registered pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, it is intended that, for United States federal income tax purposes (i) the transactions contemplated by this Agreement shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) that this Agreement shall constitute a “plan of reorganization” for purposes of the Code;

WHEREAS, the reorganization will consist of the merger of the Acquired Fund with and into the Acquiring Fund pursuant to the Maryland General Corporation Law as provided herein, and upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Acquired Fund currently owns securities that are generally assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Board of Directors of the Acquiring Fund (the “Acquiring Fund Board”) has determined, with respect to the Acquiring Fund, that the Merger (as hereinafter defined) is in the best interests of the Acquiring Fund and its stockholders and that the interests of the existing stockholders of the Acquiring Fund will not be diluted as a result of this transaction;

WHEREAS, the Board of Directors of the Acquired Fund (the “Acquired Fund Board”) has determined, with respect to the Acquired Fund, that the Merger (as hereinafter defined) is in the best interests of the Acquired Fund and its stockholders and that the interests of the existing stockholders of the Acquired Fund will not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1. BASIC TRANSACTION

1.1 The Merger. Subject to the terms and conditions hereof and on the basis of the representations and warranties contained herein:

(a) On and subject to the terms and conditions of this Agreement, the Acquired Fund will merge with and into the Acquiring Fund (the “Merger”) at the Closing Date (as defined in Section 1.2 below) in accordance with the Maryland General Corporation Law. The Acquiring Fund shall be the surviving corporation and an investment company registered pursuant to the 1940 Act. From and after the Closing Date, the Acquiring Fund shall (i) possess all of the properties, assets, rights, privileges and powers and shall be subject to all of the restrictions, liabilities, obligations, disabilities and duties of the Acquired Fund (other than the investment objectives, policies, strategies or limitations of the Acquired Fund, whether fundamental or non-fundamental), all as provided under Maryland law and (ii) assume all of the Acquired Fund’s liabilities, which assumed liabilities shall include all of the Acquired Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise.

(b) The Acquiring Fund shall, on the Closing Date, issue the number of shares of Acquiring Fund Common Stock (as defined in Section 2.1(p)) having the same aggregate net asset value as the Acquired Fund’s common stock, par value $0.001 per share (the “Acquired Fund Common Stock”), issued and outstanding immediately before the Closing Date, based on the net asset value per share of each of the parties at 4:00 p.m. Eastern Time on the Business Day (as hereinafter defined) immediately before the Closing Date (the “Valuation Time”). The Closing Date and the Valuation Time must each be on a day on which the New York Stock Exchange (the “NYSE”) is open for trading (a “Business Day”).

(c) The Acquiring Fund shall, on the Closing Date, issue the same number of newly issued shares of Series 2 Acquiring Fund Preferred Stock (as defined in Section 2.1(p)) having identical terms as the Acquired Fund’s Series 1 preferred stock (“Acquired Fund Preferred Stock”) as the number of shares of Acquired Fund Preferred Stock issued and outstanding immediately before the Closing Date. The aggregate liquidation preference of the Acquiring Fund Preferred Stock to be distributed to the holders of Acquired Fund Preferred Stock will equal the aggregate liquidation preference of Acquired Fund Preferred Stock held immediately before the Closing Date. The Acquiring Fund Preferred Stock will have equal priority with any other outstanding preferred shares of the Acquiring Fund as to the payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Acquiring Fund. The accrual for the Acquired Fund Preferred Stock with respect to any accrued and unpaid dividends as of the Closing Date will be assumed by the Acquiring Fund and will apply, and be payable on an equivalent share-for-share basis, with respect to the Acquiring Fund Preferred Stock on the same dividend payment schedule as applied to the Acquired Fund Preferred Stock.

1.2 Actions at Closing. At the closing of the transactions contemplated by this Agreement (the “Closing”) on the date thereof (the “Closing Date”), (i) the Acquired Fund will deliver to the Acquiring Fund the various certificates and documents referred to in Article 6 below, (ii) the Acquiring Fund will deliver to the Acquired Fund the various certificates and documents referred to in Article 5 below, (iii) the Acquired Fund will file with the State Department of Assessments and Taxation of Maryland (the “Department”) articles of merger (the “Articles of Merger”) and make all other filings or recordings required by Maryland law in connection with the Merger.

1.3 Effect of Merger. Subject to the requisite approvals of the stockholders of the Acquired Fund and the Acquiring Fund, and to the other terms and conditions described herein, the Merger shall become effective at such time as the Articles of Merger are accepted for record by the Department and the separate corporate existence of the Acquired Fund shall cease. Any reporting responsibility of the Acquired Fund is, and shall remain, the responsibility of the Acquired Fund up to and including the Closing Date.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Acquiring Fund. The Acquiring Fund represents and warrants to the Acquired Fund that the statements contained in this Section 2.1 are correct and complete in all material respects as of the execution of this Agreement on the date hereof. The Acquiring Fund represents and warrants to, and agrees with, the Acquired Fund that:

(a) The Acquiring Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.

(b) The Acquiring Fund is duly registered under the 1940 Act as a non-diversified, closed-end management investment company (File No. 811-06629) and such registration has not been revoked or rescinded and is in full force and effect. The Acquiring Fund is qualified as a foreign corporation in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Acquiring Fund.

(c) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except (i) such as have been obtained or applied for under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act, (ii) such as may be required by state securities laws and (iii) such as may be required under Maryland law for the acceptance for record of the Articles of Merger by the Department.

(d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement by the Acquiring Fund will not result, in violation of the laws of the State of Maryland or of the charter of the Acquiring Fund (the “Acquiring Fund Charter”) or the Bylaws, as amended (the “Acquiring Fund Bylaws”), of the Acquiring Fund, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquiring Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund is a party or by which it is bound.

(e) The Acquiring Fund has been furnished with the Acquired Fund’s (i) Annual Report to Stockholders for the year ended May 31, 2022 and (ii) Semi-Annual Report to Stockholders for the six-month period ended November 30, 2022.

(f) The Acquired Fund has been furnished with the Acquiring Fund’s (i) Annual Report to Stockholders for the year ended May 31, 2022 and (ii) Semi-Annual Report to Stockholders for the six-month period ended November 30, 2022.

(g) The Acquiring Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of the Acquiring Fund Board, and, subject to stockholder approval, this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto.

(h) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending (in which service of process has been received) or to its knowledge threatened against the Acquiring Fund or any properties or assets held by it. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

(i) There are no material contracts outstanding to which the Acquiring Fund is a party that have not been disclosed in the Registration Statement (as defined in Section 2.1(n) below) or will not be otherwise disclosed to the Acquired Fund prior to the Closing Date.

(j) Since [    ], 2023, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities or business and the Acquiring Fund has no known liabilities of a material amount, contingent or otherwise, required to be disclosed in a balance sheet with generally accepted accounting principles (“GAAP”) other than those shown on the Acquiring Fund’s statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since [        ], 2023, and those incurred in connection with the Merger. Prior to the Closing Date, the Acquiring Fund will advise the Acquired Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this Section 2.1(j), a decline in net asset value per share of the Acquiring Fund due to declines in market values of securities in the Acquiring Fund’s portfolio or the discharge of the Acquiring Fund liabilities will not constitute a material adverse change.

(k) All federal and other material tax returns and information reports of the Acquiring Fund required by law to have been filed shall have been timely filed (including any extensions) and such returns and reports are correct in all material respects. All taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof. To the best of the Acquiring Fund’s knowledge, no federal or other material tax return of the Acquiring Fund is currently under audit and no assessment has been asserted with respect to any such returns.

(l) The Acquiring Fund has elected to be treated as a regulated investment company (a “RIC”) for U.S. federal income tax purposes and for each taxable year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a RIC and has been eligible to and has computed its federal income tax under Section 852 of the Code. The Acquiring Fund intends to continue to meet such requirements and to so compute its federal income tax for each subsequent taxable year.

(m) The Acquiring Fund has not taken any action and does not know of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(n) The registration statement has been filed with the Securities and Exchange Commission (the “SEC”) by the Acquiring Fund on Form N-14 relating to the Acquiring Fund Common Stock to be issued pursuant to this Agreement, and any supplement or amendment thereto or to the documents therein (as amended, the “Registration Statement”), on the effective date of the Registration Statement, at the time of the stockholders’ meeting referred to in Section 4.2 of this Agreement and at the Closing Date, insofar as it relates to the Acquiring Fund (i) shall have complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 2.1(n) shall not apply to statements in, or omissions from, the Registration Statement made in reliance upon and in conformity with information furnished by the Acquired Fund for use in the Registration Statement.

(o) All issued and outstanding shares of Acquiring Fund Common Stock and Acquiring Fund Preferred Stock (i) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, or applicable exemptions therefrom, (ii) are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and (iii) will be held at the time of the Closing by the persons and in the amounts set forth in the records of the transfer agent. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of Acquiring Fund Common Stock, nor is there outstanding any security convertible into, or exchangeable for, any shares of Acquiring Fund Common Stock.

(p) The Acquiring Fund is authorized to issue 499,978,071 shares of common stock, par value $0.001 per share (the “Acquiring Fund Common Stock”) and 21,929 shares of preferred stock (the “Acquiring Fund Preferred Stock”) The Acquiring Fund has filed Articles Supplementary with respect to the Acquiring Fund Preferred Stock before the Closing; each outstanding share of which is fully paid, non-assessable and has full voting rights.

(q) The offer and sale of the shares of Acquiring Fund Common Stock and Acquiring Fund Preferred Stock to be issued pursuant to this Agreement will be in compliance with all applicable federal and state securities laws or applicable exemptions therefrom.

(r) At or prior to the Closing Date, the Acquiring Fund will have obtained any and all regulatory, board and stockholder approvals necessary to issue the shares of Acquiring Fund Common Stock to be issued pursuant to this Agreement.

(s) The books and records of the Acquiring Fund made available to the Acquired Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund.

(t) The Acquiring Fund Board has adopted a resolution electing to be subject to the Maryland Business Combination Act or the Maryland Control Share Acquisition Act.

2.2 Representations and Warranties of the Acquired Fund. The Acquired Fund represents and warrants to the Acquiring Fund that the statements contained in this Section 2.2 are correct and complete in all material respects as of the execution of this Agreement on the date hereof. The Acquired Fund represents and warrants to, and agrees with, the Acquiring Fund that:

(a) The Acquired Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.

(b) The Acquired Fund is duly registered under the 1940 Act as a closed-end, diversified management investment company (File No. 811-[        ]), and such registration has not been revoked or rescinded and is in full force and effect. The Acquired Fund is qualified as a foreign corporation in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Acquired Fund.

(c) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except (i) such as have been obtained or applied for under the 1933 Act, the 1934 Act and the 1940 Act, (ii) such as may be required by state securities laws and (iii) such as may be required under Maryland law for the acceptance for record of the Articles of Merger by the Department.

(d) The Acquired Fund is not, and the execution, delivery and performance of this Agreement by the Acquired Fund will not result, in violation of the laws of the State of Maryland or of the charter of the Acquired Fund (the “Acquired Fund Charter”) or the Bylaws, as amended (the “Acquired Fund Bylaws”), of the Acquired Fund, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquired Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is bound.

(e) The Acquired Fund has been furnished with the Acquiring Fund’s (i) Annual Report to Stockholders for the year ended May 31, 2022 and (ii) Semi-Annual Report to Stockholders for the six-month period ended November 30, 2022.

(f) The Acquiring Fund has been furnished with the Acquired Fund’s (i) Annual Report to Stockholders for the year ended May 31, 2022 and (ii) Semi-Annual Report to Stockholders for the six-month period ended November 30, 2022.

(g) The Acquired Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of the Acquired Fund Board, and, subject to stockholder approval, this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto.

(h) At the Closing Date, the Acquired Fund will have good and marketable title to its assets held immediately before the Closing Date, which are free and clear of any material liens, pledges or encumbrances except those previously disclosed to the Acquiring Fund.

(i) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending (in which service of process has been received) or to its knowledge threatened against the Acquired Fund or any properties or assets held by it. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

(j) The Acquiring Fund Common Stock and the Acquiring Fund Preferred Stock to be issued to the Acquired Fund pursuant to the terms of this Agreement will not be acquired for the purpose of making any distribution thereof other than to Acquired Fund stockholders as provided in Section 1.1(c).

(k) There are no material contracts outstanding to which the Acquired Fund is a party that have not been disclosed in the Registration Statement or will not be otherwise disclosed to the Acquiring Fund prior to the Closing Date.

(l) Since [    ], 2023, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities or business and the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, required to be disclosed in a balance sheet in accordance with GAAP other than those shown on the Acquired Fund’s statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since [    ], 2023, and those incurred in connection with the Merger. Prior to the Closing Date, the Acquired Fund will advise the Acquiring Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this Section 2.2(l), a decline in net asset value per share of the Acquired Fund due to declines in market values of securities in the Acquired Fund’s portfolio or the discharge of the Acquired Fund liabilities will not constitute a material adverse change.

(m) All federal and other material tax returns and information reports of the Acquired Fund required by law to have been filed shall have been timely filed (including any extensions) and such returns and reports are correct in all material respects. All taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof. To the best of the Acquired Fund’s knowledge, no federal or other material tax return of the Acquired Fund is currently under audit and no assessment has been asserted with respect to any such returns.

(n) The Acquired Fund has elected to be treated as a RIC for U.S. federal income tax purposes and for each taxable year of its operation, the Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a RIC and has been eligible to and has computed its federal income tax under Section 852 of the Code. The Acquired Fund intends to continue to meet such requirements and to so compute its federal income tax for its taxable year ending on the Closing Date.

(o) The Acquired Fund has not taken any action and does not know of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(p) The Registration Statement, on the effective date of the Registration Statement, at the time of the stockholders’ meetings referred to in Section 4.2 of this Agreement and at the Closing Date, insofar as it relates to the Acquired Fund (i) shall have complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 2.2(o) shall only apply to statements in, or omissions from, the Registration Statement made in reliance upon and in conformity with information furnished by the Acquiring Fund for use in the Registration Statement.

(q) All issued and outstanding shares of Acquired Fund Common Stock and Acquired Fund Preferred Stock (i) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, or applicable exemptions therefrom, (ii) are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and (iii) will be held at the time of the Closing by the persons and in the amounts set forth in the records of the transfer agent as provided in Section 4.7. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of Acquired Fund Common Stock, nor is there outstanding any security convertible into, or exchangeable for, any shares of Acquired Fund Common Stock.

(r) The books and records of the Acquired Fund made available to the Acquiring Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquired Fund.

(s) The Acquired Fund Board has adopted a resolution electing to be subject to the Maryland Business Combination Act or the Maryland Control Share Acquisition Act.

(t) At or prior to the Closing Date, the Acquired Fund will have obtained any and all regulatory, board and stockholder approvals necessary to enter into and consummate the transactions contemplated by this Agreement.

3. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE ACQUIRED FUND

3.1 Merger Mechanics.

(a) Merger Consideration. Subject to the requisite approval of the stockholders of the Acquired Fund and the Acquiring Fund, and the other terms and conditions contained herein, on the Closing Date, each share of Acquired Fund Common Stock will be converted into an equivalent dollar amount (to the nearest one one-hundredth of one cent) of full shares of Acquiring Fund Common Stock, computed based on the net asset value per share of each of the parties at the Valuation Time. No fractional shares of Acquiring Fund Common Stock will be issued to the holders of Acquired Fund Common Stock. In lieu thereof, the Acquiring Fund will purchase all fractional shares of Acquiring Fund Common Stock for cash at the current net asset value per share of Acquiring Fund Common Stock for the account of all holders of fractional interests, and each such holder will receive such holder’s pro rata share of the proceeds of such purchase. In addition, each holder of Acquired Fund Preferred Stock shall be entitled to receive that number of shares of Acquiring Fund Preferred Stock equal to the same aggregate liquidation preference and terms of Acquired Fund Preferred Stock on such date.

(b) Computation of Net Asset Value. The net asset value per share of the Acquired Fund Common Stock and the Acquiring Fund Common Stock shall be determined as of the Valuation Time, and no formula will be used to adjust the net asset value per share so determined of either of the parties’ common stock to take into account differences in realized and unrealized gains and losses. The value of the assets of the Acquired Fund to be transferred to the Acquiring Fund shall be determined by the Acquiring Fund pursuant to the principles and procedures consistently utilized by the Acquiring Fund in valuing its own assets and determining its own liabilities for purposes of the Merger, which principles and procedures are substantially similar to those employed by the Acquired Fund when valuing its own assets and determining its own liabilities. Such valuation and determination shall be made by the Acquiring Fund in cooperation with the Acquired Fund and shall be confirmed in writing by the Acquiring Fund to the Acquired Fund. The net asset value per share of Acquiring Fund Common Stock shall be determined in accordance with such procedures, and the Acquiring Fund shall certify the computations involved.

3.2 Stock Certificates.

(a) As of the Closing Date, all outstanding certificates representing shares of the Acquired Fund Common Stock and Acquired Fund Preferred Stock will be deemed cancelled and shall no longer evidence ownership thereof.

(b) In lieu of delivering certificates for Acquiring Fund Common Stock or Acquiring Fund Preferred Stock, the Acquiring Fund shall credit the Acquiring Fund Common Stock and Acquiring Fund Preferred Stock, as applicable, to the Acquired Fund’s account on the books of the Acquiring Fund. The Acquired Fund’s transfer agent shall deliver at Closing a certificate of an authorized officer stating that its records contain the names and addresses of the holders of Acquired Fund Common Stock and Acquired Fund Preferred Stock and the number and percentage ownership of outstanding shares owned by each such stockholder immediately before the Closing. The Acquiring Fund’s transfer agent shall issue and deliver to the Acquired Fund’s Secretary a confirmation evidencing the Acquiring Fund Common Stock and Acquiring Fund Preferred Stock to be credited on the Closing Date, or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Common Stock and Acquiring Fund Preferred Stock has been credited to the Acquired Fund’s account on the books of the Acquiring Fund. Certificates for the Acquiring Fund Preferred Stock will be sent to receiving stockholders as soon as practicable after the Closing.

(c) With respect to any holder of Acquired Fund Preferred Stock holding certificates representing shares of Acquired Fund Preferred Stock as of the Closing Date, and subject to the Acquiring Fund being informed thereof in writing by the Acquired Fund, the Acquiring Fund will not permit such stockholder to receive shares of Acquiring Fund Preferred Stock (or to vote as a stockholder of the Acquiring Fund) until such stockholder has surrendered his or her outstanding certificates evidencing ownership of Acquired Fund Preferred Stock, or, in the event of lost certificates, posted adequate bond or an affidavit of lost or destroyed certificate. The Acquired Fund will request its stockholders to surrender their outstanding certificates representing shares of Acquired Fund Preferred Stock or post adequate bond therefor. Dividends or other distributions payable to holders of record of shares of Acquiring Fund Preferred Stock as of any date after the Closing Date and before the exchange of certificates by any holder of Acquired Fund Preferred Stock shall be credited to such stockholder, without interest; however, such dividends or other distributions shall not be paid unless and until such stockholder surrenders his or her certificates representing shares of Acquired Fund Preferred Stock for exchange.

(d) After the Closing Date, the stock transfer books of the Acquired Fund shall be closed and thereafter there shall be no further registration of transfers of Acquired Fund Common Stock that were outstanding prior to the Closing Date. After the Closing Date, certificates or book-entry shares presented for transfer shall be canceled and exchanged for the merger consideration described in Section 3.1(a) above, as applicable, provided for, and in accordance with the procedures set forth in, this Article 3.

3.3 Withholding Taxes. The Acquiring Fund or its designee will be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of shares of Acquired Fund Common Stock or Acquired Fund Preferred Stock such amounts as the Acquiring Fund shall determine in good faith are required to be deducted and withheld with respect to such payments under the Code and the rules and Treasury Regulations promulgated thereunder, or any provision of state, local or foreign tax law. Any amounts so deducted and withheld will be timely paid to the applicable tax authority and will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Acquired Fund Common Stock or Acquired Fund Preferred Stock in respect of which such deduction and withholding was made.

4. COVENANTS

4.1 Operations in the Normal Course. Each party covenants to operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include (i) the declaration and payment of customary dividends and other distributions and (ii) in the case of the Acquired Fund, preparing for its deregistration, except that the distribution of dividends pursuant to Sections 4.10 and 6.7 of this Agreement shall not be deemed to constitute a breach of the provisions of this Section 4.1.

4.2 Stockholders’ Meetings.

(a) The Acquired Fund and the Acquiring Fund each shall have held a meeting of its respective stockholders for the purpose of considering the Merger as described herein by the Closing Date.

(b) The Acquired Fund and the Acquiring Fund mailed to each of its respective stockholders of record entitled to vote at the meeting of stockholders at which action is to be considered regarding the Merger, in sufficient time to comply with requirements as to notice thereof, a combined proxy statement (“Proxy Statement”) and prospectus (“Prospectus”) which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

4.3 Articles of Merger. The parties agree that, as soon as practicable after satisfaction of all conditions to the Merger, they will jointly file executed Articles of Merger with the Department and make all other filings or recordings required by Maryland law in connection with the Merger.

4.4 Regulatory Filings.

(a) The Acquired Fund undertakes that, if the Merger is consummated, it will file, or cause its agents to file, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Acquired Fund has ceased to be a registered investment company.

(b) The Acquiring Fund has filed the Registration Statement with the SEC, which has become effective. The Acquired Fund agrees to cooperate fully with the Acquiring Fund, and has furnished to the Acquiring Fund the information relating to itself to be set forth in the Registration Statement as required by the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations thereunder and the state securities or blue sky laws.

4.5 Preservation of Assets. The Acquiring Fund agrees that it has no plan or intention to sell or otherwise dispose of the assets of the Acquired Fund to be acquired in the Merger, except for dispositions made in the ordinary course of business.

4.6 Tax Matters. Each of the parties agrees that by the Closing Date all of its federal and other material tax returns and reports required to be filed on or before such date shall have been filed (including any extensions), and all taxes shown as due or required to be shown as due on said returns and reports will either have been paid or adequate liability reserves will have been provided for the payment of such taxes. In connection with this covenant, the parties agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The Acquiring Fund agrees to retain for a period of seven (7) years following the Closing Date all returns, schedules and work papers and all material records or other documents relating to tax matters of the Acquired Fund for its final taxable year and for all prior taxable periods. Any information obtained under this Section 4.6 shall be kept confidential except as otherwise may be necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding. After the Closing Date, the Acquiring Fund shall prepare, or cause its agents to prepare, any federal, state or local tax returns, including any Forms 1099, required to be filed and provided to required persons by the Acquired Fund with respect to its final taxable year ending with the Closing Date and for any prior periods or taxable years for which the due date for such return has not passed as of the Closing Date and further shall cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities and provided to required persons. Notwithstanding the aforementioned provisions of this Section 4.6, any expenses incurred by the Acquiring Fund (other than for payment of taxes) in excess of any accrual for such expenses by the Acquired Fund in connection with the preparation and filing of said tax returns and Forms 1099 after the Closing Date shall be borne by the Acquiring Fund.

As promptly as practicable following the Closing Date, the Acquired Fund shall furnish to the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for U.S. federal income tax purposes, as well as any capital loss carryovers, that the Acquiring Fund will succeed to and take into account as a result of Section 381 of the Code.

4.7 Stockholder List. Prior to the Closing Date, the Acquired Fund shall have made arrangements with its transfer agent to deliver to the Acquiring Fund a list of the names and addresses of all of the holders of record of Acquired Fund Common Stock on the Closing Date and the respective number of shares of Acquired Fund Common Stock owned by each such stockholder, certified by the Acquired Fund’s transfer agent or President to the best of their knowledge and belief. The Acquiring Fund and the Acquired Fund (i) will use all reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) shall execute and deliver officer’s certificates containing appropriate representations at such time or times, including the effective date of the Registration Statement and the Closing Date, as may be reasonably requested by Simpson Thacher & Bartlett LLP, counsel to the Acquiring Fund and the Acquired Fund, for purposes of rendering an opinion with respect to the tax treatment of the Merger.

4.8 Delisting, Termination of Registration as an Investment Company. The Acquired Fund agrees that the (i) delisting of the shares of the Acquired Fund with the NYSE and (ii) termination of its registration as an investment company will be effected in accordance with applicable law as soon as practicable following the Closing Date.

4.9 Preferred Stock. The Acquiring Fund will comply with the terms and provisions of Articles Supplementary for the Series [●] Acquiring Fund Preferred Stock, which Articles Supplementary will provide for such Acquiring Fund Preferred Stock to have identical terms as the Acquired Fund Preferred Stock for which it is being exchanged.

4.10 Tax Dividend. The Acquired Fund shall, to the extent necessary, declare a dividend or dividends, with a record and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to the shareholders of the Acquired Fund substantially all of the Acquired Fund’s investment company taxable income (as defined in Section 852(b) of the Code, but computed without regard to any deduction for dividends paid) and net capital gains (after reduction for any capital loss carryover) for all taxable periods ending on or before the Closing Date.

5. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED FUND

The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at the Acquired Fund’s election, to the following conditions:

5.1 Certificates and Statements by the Acquiring Fund.

(a) The Acquiring Fund shall have furnished a statement of assets, liabilities and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by its President (or any Vice President) and its Principal Financial Officer (or Treasurer), and a certificate executed by both such officers, dated the Closing Date, certifying that there has been no material adverse change in its financial position since [    ], 2023 other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

(b) The Acquiring Fund shall have furnished to the Acquired Fund a certificate signed by its President (or any Vice President), dated the Closing Date, certifying that as of the Closing Date, all representations and warranties made by the Acquiring Fund in this Agreement are true and correct in all material respects as if made at and as of such date and the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

5.2 Absence of Litigation. There shall be no material litigation pending with respect to the matters contemplated by this Agreement.

5.3 Legal Opinions.

(a) The Acquired Fund shall have received an opinion of Simpson Thacher & Bartlett LLP, as counsel to the Acquiring Fund, in form and substance reasonably satisfactory to the Acquired Fund and dated the Closing Date, to the effect that:

(i) the Acquiring Fund is registered as a closed-end investment company under the 1940 Act;

(ii) assuming due authorization, execution and delivery of the Agreement by the Acquired Fund, the Agreement constitutes a valid and legally binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors’ rights generally and by equitable principles;

(iii) to such counsel’s knowledge, no consent, approval, authorization or order of any United States federal or New York state court or governmental authority is required for the consummation by the Acquiring Fund of the Merger, except that it is understood that no opinion is expressed in this Section (iii) with respect to federal or state securities laws or any rule or regulation promulgated under federal or state securities laws;

(iv) the Registration Statement has become effective under the 1933 Act and the Proxy Statement and Prospectus was filed on [    ], 2023 pursuant to Rule 424(b) of the rules and regulations of the SEC under the 1933 Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the SEC; and

(v) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of any agreement set forth in a schedule to the opinion, which the Acquiring Fund has advised such counsel are all material contracts to which the Acquiring Fund is a party or by which the Acquiring Fund is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger.

In giving the opinion set forth above, Simpson Thacher & Bartlett LLP may state that it is relying on certificates of officers of the Acquiring Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Acquiring Fund and on the opinion of Venable LLP as to matters of Maryland law.

(b) The Acquired Fund shall have received an opinion of Venable LLP, as Maryland counsel to the Acquiring Fund, in form and substance reasonably satisfactory to the Acquired Fund and dated the Closing Date, to the effect that:

(i) the Acquiring Fund is a corporation duly incorporated and validly existing under the law of the State of Maryland and is in good standing with the Department;

(ii) the Acquiring Fund has the corporate power to carry on its business as a closed-end investment company registered under the 1940 Act;

(iii) the Agreement has been duly authorized, executed and delivered by the Acquiring Fund;

(iv) to such counsel’s knowledge, no consent, approval, authorization or order of any Maryland state court or governmental authority is required for the consummation by the Acquiring Fund of the Merger, except that it is understood that no opinion is expressed in this Section (iv) with respect to federal or state securities laws or any rule or regulation promulgated under federal or state securities laws;

(v) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of the Acquiring Fund Charter or the Acquiring Fund Bylaws, as amended, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger.

In giving the opinion set forth above, Venable LLP may state that it is relying on certificates of officers of the Acquiring Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Acquiring Fund.

5.4 Regulatory Orders. The Acquiring Fund shall have received from any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

5.5 Satisfaction of the Acquired Fund. All proceedings taken by the Acquiring Fund and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the Acquired Fund.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at the Acquiring Fund’s election, to the following conditions:

6.1 Certificates and Statements by the Acquired Fund.

(a) The Acquired Fund shall have furnished a statement of assets, liabilities and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by its President (or any Vice President) and its Principal Financial Officer (or Treasurer), and a certificate executed by both such officers, dated the Closing Date, certifying that there has been no material adverse change in its financial position since [    ], 2023, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

(b) The Acquired Fund shall have furnished to the Acquiring Fund a certificate signed by its President (or any Vice President), dated the Closing Date, certifying that as of the Closing Date, all representations and warranties made by the Acquired Fund in this Agreement are true and correct in all material respects as if made at and as of such date and that the Acquired Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.

6.2 Absence of Litigation. There shall be no material litigation pending with respect to the matters contemplated by this Agreement.

6.3 Legal Opinions.

(a) The Acquiring Fund shall have received an opinion of Simpson Thacher & Bartlett LLP, as counsel to the Acquired Fund, in form and substance reasonably satisfactory to the Acquiring Fund and dated the Closing Date, to the effect that:

(i) the Acquired Fund is registered as a closed-end investment company under the 1940 Act;

(ii) assuming due authorization, execution and delivery of the Agreement by the Acquiring Fund, the Agreement constitutes a valid and legally binding obligation of the Acquired Fund enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors’ rights generally and by equitable principles;

(iii) to such counsel’s knowledge, no consent, approval, authorization or order of any United States federal or New York state court or governmental authority is required for the consummation by the Acquired Fund of the Merger, except that it is understood that no opinion is expressed in this Section (iii) with respect to federal or state securities laws or any rule or regulation promulgated under federal or state securities laws; and

(iv) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of any agreement set forth in a schedule to the opinion, which the Acquired Fund has advised such counsel are all material contracts to which the Acquired Fund is a party or by which it is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger.

In giving the opinion set forth above, Simpson Thacher & Bartlett LLP may state that it is relying on certificates of officers of the Acquired Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Acquired Fund and on the opinion of Venable LLP, as to matters of Maryland law.

(b) The Acquiring Fund shall have received an opinion of Venable LLP, as Maryland counsel to the Acquired Fund, in form and substance reasonably satisfactory to the Acquiring Fund and dated the Closing Date, to the effect that:

(i) the Acquired Fund is a corporation duly incorporated and validly existing under the law of the State of Maryland and is in good standing with the Department;

(ii) the Acquired Fund has the corporate power to carry on its business as a closed-end investment company registered under the 1940 Act;

(iii) the Agreement has been duly authorized, executed and delivered by the Acquired Fund;

(iv) to such counsel’s knowledge, no consent, approval, authorization or order of any Maryland state court or governmental authority is required for the consummation by the Acquired Fund of the Merger, except that it is understood that no opinion is expressed in this Section (iv) with respect to federal or state securities laws or any rule or regulation promulgated under federal or state securities laws; and

(v) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of the Acquired Fund Charter or the Acquired Fund Bylaws, as amended, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger.

In giving the opinion set forth above, Venable LLP may state that it is relying on certificates of officers of the Acquired Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Acquired Fund.

6.4 Satisfaction of the Acquiring Fund. All proceedings taken by the Acquired Fund and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the Acquiring Fund.

6.5 Custodian’s Certificate. The Acquired Fund’s custodian shall have delivered to the Acquiring Fund a certificate identifying all of the assets of the Acquired Fund held or maintained by such custodian as of the Valuation Time.

6.6 Books and Records. The Acquired Fund’s transfer agent shall have provided to the Acquiring Fund (i) the originals or true copies of all of the records of the Acquired Fund in the possession of such transfer agent as of the Closing Date, (ii) a certificate setting forth the number of shares of Acquired Fund Common Stock outstanding as of the Valuation Time, and (iii) the name and address of each holder of record of any shares and the number of shares held of record by each such stockholder.

6.7 Tax Dividend. The Acquired Fund shall, to the extent necessary, have declared any dividend or dividends required by Section 4.10 of this Agreement.

7. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRING FUND AND ACQUIRED FUND

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Acquired Fund or the Acquiring Fund, the other party to this Agreement shall be entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement:

7.1 Approval of Merger. The Merger shall have been approved by (i) the affirmative vote of a majority of the issued and outstanding shares of Acquired Fund Common Stock and Acquired Fund Preferred Stock (voting together) and (ii) the affirmative vote of a majority of the shares of Acquiring Fund Common Stock and Acquiring Fund Preferred Stock (voting together) cast at the stockholders’ meeting; the Acquiring Fund shall have delivered to the Acquired Fund a copy of the resolutions approving this Agreement pursuant to this Agreement adopted by the Acquiring Fund Board, certified by its secretary; and the Acquired Fund shall have delivered to the Acquiring Fund a copy of the resolutions approving this Agreement adopted by the Acquired Fund Board and the Acquired Fund’s stockholders, certified by its secretary.

7.2 Regulatory Filings.

(a) The SEC shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Merger under Section 25(c) of the 1940 Act; no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of the Acquired Fund or would prohibit the Merger.

(b) On the Closing Date, no court or governmental agency of competent jurisdiction shall have issued any order that remains in effect and that restrains or enjoins the Acquired Fund or the Acquiring Fund from completing the transactions contemplated by this Agreement.

7.3 Consents. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Acquiring Fund or the Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

7.4 Registration Statement. The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending.

7.5 Tax Opinion. The parties shall have received the opinion of Simpson Thacher & Bartlett LLP, dated the Closing Date, to the effect that, based upon certain facts, assumptions and representations made by the Acquired Fund, the Acquiring Fund and their respective authorized officers, the Merger as provided in this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Code. The delivery of such opinion is conditioned upon the receipt by Simpson Thacher & Bartlett LLP of representations it shall request of the Acquiring Fund and the Acquired Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the condition set forth in this Section 7.5.

7.6 Assets and Liabilities. The assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund shall not include any assets or liabilities which the Acquiring Fund, by reason of limitations in its Registration Statement or the Acquiring Fund Charter, may not properly acquire or assume. The Acquiring Fund does not anticipate that there will be any such assets or liabilities but the Acquiring Fund will notify the Acquired Fund if any do exist and will reimburse the Acquired Fund for any reasonable transaction costs incurred by the Acquired Fund for the liquidation of such assets and liabilities.

8. INDEMNIFICATION

8.1 The Acquiring Fund. The Acquiring Fund, out of its assets and property, agrees to indemnify and hold harmless the Acquired Fund and the members of the Acquired Fund Board and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquiring Fund or the members of the Acquiring Fund Board or its officers prior to the Closing Date, provided that such indemnification by the Acquiring Fund is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

8.2 The Acquired Fund. The Acquired Fund, out of its assets and property, agrees to indemnify and hold harmless the Acquiring Fund and the members of the Acquiring Fund Board and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquired Fund or the members of the Acquired Fund Board or its officers prior to the Closing Date, provided that such indemnification by the Acquired Fund is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

9. BROKER FEES AND EXPENSES

9.1 No Broker Fees. The Acquiring Fund and the Acquired Fund represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2 Payment of Expenses. The costs of the Merger, including the costs of preparing, printing, assembling and mailing material in connection with this solicitation of proxies are estimated to be approximately $[●] for the Acquired Fund and $[●] for the Acquiring Fund (approximately $[●] total). If the Merger is not consummated, both the Acquired Fund and the Acquiring Fund will be responsible for bearing their respective Merger-related expenses. Such expenses shall include, but not be limited to, all costs related to the preparation and distribution of the Registration Statement, proxy solicitation expenses, SEC registration fees, and NYSE listing fees. Neither of the Acquiring Fund and the Acquired Fund owes any broker’s or finder’s fees in connection with the transactions provided for herein.

10. COOPERATION FOLLOWING CLOSING DATE

In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification as described below). The Acquired Fund acknowledges and agrees that from and after the Closing Date, the Acquiring Fund shall be entitled to possession of all documents, books, records, agreements and financial data of any sort pertaining to the Acquired Fund.

11. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

11.1 Entire Agreement. The Acquiring Fund and the Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.2 Survival of Warranties. The covenants to be performed after the Closing by both the Acquiring Fund and the Acquired Fund, and the obligations of the Acquiring Fund in Article 8, shall survive the Closing. All other representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder and shall terminate on the Closing.

12. TERMINATION AND WAIVERS

12.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by resolution of either the Acquiring Fund Board or the Acquired Fund Board, if circumstances should develop that, in the opinion of that board, make proceeding with the Agreement inadvisable with respect to the Acquiring Fund or the Acquired Fund, respectively. Any such termination resolution to be effective shall be promptly communicated to the other party and, in any event, prior to the Closing Date. In the event of termination of this Agreement pursuant to the provisions hereof, the Agreement shall become void and have no further effect, and there shall not be any liability hereunder on the part of either of the parties or their respective board members or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

12.2 Waiver. At any time prior to the Closing Date, any of the terms or conditions of this Agreement may be waived by either the Acquired Fund Board or the Acquiring Fund Board (whichever is entitled to the benefit thereof), if, in the judgment of such board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended in this Agreement to the stockholders of their respective fund, on behalf of which such action is taken.

13. TRANSFER RESTRICTION

For purposes of monitoring compliance with Rule 145 under the 1933 Act, the Acquired Fund will provide the Acquiring Fund on the Closing Date with the name of any Acquired Fund Stockholder who is to the knowledge of the Acquired Fund an affiliate of it on such date.

14. MATERIAL PROVISIONS

All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

15. AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Acquired Fund and the Acquiring Fund; provided, however, that following the meeting of the Acquired Fund stockholders called by the Acquired Fund pursuant to Section 4.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of shares of Acquiring Fund Common Stock to be issued to the holders of Acquired Fund Common Stock under this Agreement to the detriment of such stockholders without their further approval.

16. NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail), personal service or prepaid or certified mail addressed to the Acquiring Entity or the Acquired Entity, at its address set forth in the preamble to this Agreement, in each case to the attention of its President.

17. ENFORCEABILITY; HEADINGS; COUNTERPARTS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT; LIMITATION OF LIABILITY

17.1 Enforceability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17.2 Headings. The Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17.3 Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or other electronic transmission (including Portable Document Format or “PDF”), each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17.4 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

17.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

[ ]

By:
Name: Jane Trust
Title: President, Chairman and Chief Executive Officer

WESTERN ASSET MANAGED MUNICIPALS FUND INC.

By:
Name: Jane Trust
Title: President, Chairman and Chief Executive Officer

APPENDIX B

DESCRIPTION OF S&P, MOODY’S AND FITCH RATINGS1

S&P Global Ratings—A brief description of the applicable S&P Global Ratings and its affiliates (collectively, “S&P”) rating symbols and their meanings (as published by S&P) follows:

ISSUE CREDIT RATING DEFINITIONS

An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Long-Term Issue Credit Ratings*

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

•	The nature and provisions of the financial obligation, and the promise we impute; and

•

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

“AAA”	An obligation rated “AAA” has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

“AA”	An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

[1]

The ratings indicated herein are believed to be the most recent ratings available at the date of this Statement of Additional Information for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of the Fund’s fiscal year end.

“A”	An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

“BBB”	An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

“BB,” “B,” “CCC,” “CC,” and “C”	Obligations rated “BB,” “B,” “CCC,” “CC,” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

“BB”	An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

“B”	An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

“CCC”	An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

“CC”	An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

“C”	An obligation rated “C” is currently highly vulnerable to nonpayment and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

“D”	An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed exchange offer.

PLUS (+) OR MINUS (-)	The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Short-Term Issue Credit Ratings

“A-1”	A short-term obligation rated “A-1” is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

“A-2”	A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

“A-3”	A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

“B”	A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

“C”	A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

“D”	A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed exchange offer.

Active Qualifiers (Currently applied and/or outstanding)

S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a “p” qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.

Federal deposit insurance limit: “L” qualifier	Ratings qualified with “L” apply only to amounts invested up to federal deposit insurance limits.

Principal: “p” qualifier	This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The “p” suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.

Preliminary Ratings: “prelim” qualifier	Preliminary ratings, with the “prelim” suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

• Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

•  Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

•  Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.

•  Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.

• A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

Termination Structures: “t” qualifier	This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Counterparty Instrument Rating: “cir” qualifier	This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.

Inactive Qualifiers (No longer applied or outstanding)

Contingent upon final documentation: “*” inactive qualifier	This symbol indicated that the rating was contingent upon S&P’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

Termination of obligation to tender: “c” inactive qualifier	This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.

U.S. direct government securities: “G” inactive qualifier	The letter “G” followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.

Public Information Ratings: “pi” inactive qualifier	This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a “pi” suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.

Provisional Ratings: “pr” qualifier	The letters “pr” indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.

Quantitative Analysis of public information “q” inactive qualifier	A “q” subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

Extraordinary risks “r” inactive qualifier	The “r” modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an “r” modifier should not be taken as an indication that an obligation would not exhibit extraordinary non-credit related risks. S&P discontinued the use of the “r” modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Moody’s Investors Service, Inc.—A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows:

LONG-TERM OBLIGATIONS RATINGS

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations2 addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay.3 Moody’s ratings do not address non- standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating.3 4 Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.5, 6 Moody’s issues ratings at the issuer level and instrument level on both the long- term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.7

[2]	In the case of impairments, there can be a financial loss even when contractual obligations are met.
[3]	In some cases the relevant credit risk relates to a third party, in addition to, or instead of the issuer. Examples include credit-linked notes and guaranteed obligations.
[4]

Because the number of possible features or structures is limited only by the creativity of issuers, Moody’s cannot comprehensively catalogue all the types of non-standard variation affecting financial obligations, but examples include indexed values, equity values and cash flows, prepayment penalties, and an obligation to pay an amount that is not ascertainable at the inception of the transaction.

[5]

For certain structured finance, preferred stock and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, long-term and short-term ratings reflect the likelihood of impairment (as defined below in this publication) and financial loss in the event of impairment.

[6]

Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

[7]

Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf ) to all structured finance ratings. 8 The addition of (sf ) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf ) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

Long-Term Rating Definitions:

“Aaa”	Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

“Aa”	Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A”	Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

“Baa”	Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba”	Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

“B”	Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa”	Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca”	Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”	Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

[8]

Like other global scale ratings, (sf) ratings reflect both the likelihood of a default and the expected loss suffered in the event of default. Ratings are assigned based on a rating committee’s assessment of a security’s expected loss rate (default probability multiplied by expected loss severity), and may be subject to the constraint that the final expected loss rating assigned would not be more than a certain number of notches, typically three to five notches, above the rating that would be assigned based on an assessment of default probability alone. The magnitude of this constraint may vary with the level of the rating, the seasoning of the transaction, and the uncertainty around the assessments of expected loss and probability of default.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

MEDIUM-TERM NOTE PROGRAM RATINGS

Moody’s assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).

MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g. senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating and is defined elsewhere in this document.

The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.

Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.

Short-Term Rating Definitions:

Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.9 10

*

By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

[9]

For certain structured finance, preferred stock and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, the ratings reflect the likelihood of impairment (as defined below in this publication).

[10]

Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1”	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2”	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3”	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP”	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch IBCA, Inc.—A brief description of the applicable Fitch IBCA, Inc. (“Fitch”) ratings symbols and meanings (as published by Fitch) follows:

INTERNATIONAL ISSUER AND CREDIT RATING SCALES

The Primary Credit Rating Scales (those featuring the symbols “AAA”-”D” and “Fi”-”D”) are used for debt and financial strength ratings. The below section describes their use for issuers and obligations in corporate, public and structured finance debt markets.

Long-Term Ratings Scales—Issuer Credit Ratings Scales

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default on financial obligations. The “threshold” default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

“AAA”	Highest credit quality. “AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”	Very high credit quality. “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”	High credit quality. “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB”	Good credit quality. “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

“BB”	Speculative. “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

“B”	Highly speculative. “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

“CCC”	Substantial credit risk. Default is a real possibility.

“CC”	Very high levels of credit risk. Default of some kind appears probable.

“C”	Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;

c. the formal announcement by the issuer or their agent of a distressed debt exchange; or

d. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.

“RD”

Restricted default. “RD” ratings indicate an issuer that in Fitch Ratings’ opinion has experienced:

a. an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but

b. has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and

c. has not otherwise ceased operating.

This would include:

i. the selective payment default on a specific class or currency of debt;

ii. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

iii. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

“D”

Default. “D” ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-Term IDR category, or to Long-Term IDR categories below “B”.

Limitations of the Issuer Credit Rating Scale:

Specific limitations relevant to the issuer credit rating scale include:

•	The ratings do not predict a specific percentage of default likelihood or failure likelihood over any given time period.

•	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•	The ratings do not opine on the liquidity of the issuer’s securities or stock.

•	The ratings do not opine on the possible loss severity on an obligation should an issuer default.

•	The ratings do not opine on the suitability of an issuer as a counterparty to trade credit.

•	The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

Short-Term Ratings—Short-Term Ratings Assigned to

Obligations in Corporate, Public and Structured Finance

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

“F1”	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2”	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

“F3”	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

“B”	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C”	High short-term default risk. Default is a real possibility.

“RD”	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

“D”	Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

Limitations of the Short-Term Ratings Scale:

Specific limitations relevant to the Short-Term Ratings scale include:

•	The ratings do not predict a specific percentage of default likelihood over any given time period.

•	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•	The ratings do not opine on the liquidity of the issuer’s securities or stock.

•	The ratings do not opine on the possible loss severity on an obligation should an obligation default.

•	The ratings do not opine on any quality related to an issuer or transaction’s profile other than the agency’s opinion on the relative vulnerability to default of the rated issuer or obligation.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

APPENDIX C

LEGG MASON PARTNERS FUND ADVISOR, LLC

PROXY VOTING POLICY

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) delegates the responsibility for voting proxies for the fund to the subadviser through its contracts with the subadviser. The subadviser will use its own proxy voting policies and procedures to vote proxies. Accordingly, LMPFA does not expect to have proxy-voting responsibility for the fund. Should LMPFA become responsible for voting proxies for any reason, such as the inability of the subadviser to provide investment advisory services, LMPFA shall utilize the proxy voting guidelines established by the most recent subadviser to vote proxies until a new subadviser is retained.

The subadviser’s Proxy Voting Policies and Procedures govern in determining how proxies relating to the fund’s portfolio securities are voted and are provided below. Information regarding how each fund voted proxies (if any) relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge (1) by calling 888-777-0102, (2) on the fund’s website at http://www.lmcef.com and (3) on the SEC’s website at http://www.sec.gov.

C-1

APPENDIX D

WESTERN ASSET MANAGEMENT COMPANY, LLC

PROXY VOTING POLICIES AND PROCEDURES

BACKGROUND

An investment adviser is required to adopt and implement policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers Act of 1940 (“Advisers Act”). The authority to vote the proxies of our clients is established through investment management agreements or comparable documents. In addition to SEC requirements governing advisers, long-standing fiduciary standards and responsibilities have been established for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the investment manager.

POLICY

As a fixed income only manager, the occasion to vote proxies is very rare. However, the Firm has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)- 6 under the Investment Advisers Act of 1940 (“Advisers Act”). In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration the Firm’s contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent the Firm deems appropriate).

In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates (other than Western Asset affiliated companies) regarding the voting of any securities owned by its clients.

PROCEDURE

Responsibility and Oversight

The Western Asset Legal and Compliance Department (“Compliance Department”) is responsible for administering and overseeing the proxy voting process. The gathering of proxies is coordinated through the Corporate Actions area of Investment Support (“Corporate Actions”). Research analysts and portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

The Investment Management Agreement for each client is reviewed at account start-up for proxy voting instructions. If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume responsibility for proxy voting. The Legal and Compliance Department maintains a matrix of proxy voting authority.

Proxy Gathering

Registered owners of record, client custodians, client banks and trustees (“Proxy Recipients”) that receive proxy materials on behalf of clients should forward them to Corporate Actions. Proxy Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy Recipient for the existing client) are notified at start-up of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. If Western Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.

Proxy Voting

Once proxy materials are received by Corporate Actions, they are forwarded to the Legal and Compliance Department for coordination and the following actions:

1.	Proxies are reviewed to determine accounts impacted.

2.	Impacted accounts are checked to confirm Western Asset voting authority.

3.

Legal and Compliance Department staff reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

4.

If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and Western Asset obtains the client’s proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

5.

Legal and Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recommended vote. Research analysts and portfolio managers determine votes on a case-by-case basis taking into the account the voting guidelines contained in these procedures. For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy differently for different clients. The analyst’s or portfolio manager’s basis for their decision is documented and maintained by the Legal and Compliance Department.

6.	Legal and Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted proxy as indicated in the proxy materials.

Timing

Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering, and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Western Asset maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

a.	A copy of Western Asset’s policies and procedures.

b.	Copies of proxy statements received regarding client securities.

c.	A copy of any document created by Western Asset that was material to making a decision how to vote proxies.

d.	Each written client request for proxy voting records and Western Asset’s written response to both verbal and written client requests.

e.	A proxy log including:

1.	Issuer name;

2.	Exchange ticker symbol of the issuer’s shares to be voted;

3.	Committee on Uniform Securities Identification Procedures (“CUSIP”) number for the shares to be voted;

4.	A brief identification of the matter voted on;

5.	Whether the matter was proposed by the issuer or by a shareholder of the issuer;

6.	Whether a vote was cast on the matter;

7.	A record of how the vote was cast; and

8.	Whether the vote was cast for or against the recommendation of the issuer’s management team.

Records are maintained in an easily accessible place for five years, the first two in Western Asset’s offices.

Disclosure

Western Asset’s proxy policies are described in the firm’s Part 2A of Form ADV. Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest

All proxies are reviewed by the Legal and Compliance Department for material conflicts of interest.

Issues to be reviewed include, but are not limited to:

1.

Whether Western (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2.

Whether Western or an officer or director of Western or the applicable portfolio manager or analyst responsible for recommending the proxy vote (together, “Voting Persons”) is a close relative of or has a personal or business relationship with an executive, director or person who is a candidate for director of the company or is a participant in a proxy contest; and

3.	Whether there is any other business or personal relationship where a Voting Person has a personal interest in the outcome of the matter before shareholders.

Voting Guidelines

Western Asset’s substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager. The examples outlined below are meant as guidelines to aid in the decision making process.

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company’s board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

1.	Board Approved Proposals

The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset generally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:

a.	Matters relating to the Board of Directors

Western Asset votes proxies for the election of the company’s nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions:

i.

Votes are withheld for the entire board of directors if the board does not have a majority of independent directors or the board does not have nominating, audit and compensation committees composed solely of independent directors.

ii.	Votes are withheld for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director.

iii.	Votes are withheld for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for absences.

iv.	Votes are cast on a case-by-case basis in contested elections of directors.

b.	Matters relating to Executive Compensation

Western Asset generally favors compensation programs that relate executive compensation to a company’s long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:

i.	Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for stock option plans that will result in a minimal annual dilution.

ii.	Western Asset votes against stock option plans or proposals that permit replacing or repricing of underwater options.

iii.	Western Asset votes against stock option plans that permit issuance of options with an exercise price below the stock’s current market price.

iv.

Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for employee stock purchase plans that limit the discount for shares purchased under the plan to no more than 15% of their market value, have an offering period of 27 months or less and result in dilution of 10% or less.

c.	Matters relating to Capitalization

The management of a company’s capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company’s capitalization except where Western Asset is otherwise withholding votes for the entire board of directors.

i.	Western Asset votes for proposals relating to the authorization of additional common stock.

ii.	Western Asset votes for proposals to effect stock splits (excluding reverse stock splits).

iii.	Western Asset votes for proposals authorizing share repurchase programs.

d.	Matters relating to Acquisitions, Mergers, Reorganizations and Other Transactions

Western Asset votes these issues on a case-by-case basis on board-approved transactions.

e.	Matters relating to Anti-Takeover Measures

Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:

i.	Western Asset votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

ii.	Western Asset votes on a case-by-case basis on proposals to adopt fair price provisions.

f.	Other Business Matters

Western Asset votes for board-approved proposals approving such routine business matters such as changing the company’s name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

i.	Western Asset votes on a case-by-case basis on proposals to amend a company’s charter or bylaws.

ii.	Western Asset votes against authorization to transact other unidentified, substantive business at the meeting.

2.	Shareholder Proposals

SEC regulations permit shareholders to submit proposals for inclusion in a company’s proxy statement. These proposals generally seek to change some aspect of a company’s corporate governance structure or to change some aspect of its business operations. Western Asset votes in accordance with the recommendation of the company’s board of directors on all shareholder proposals, except as follows:

i.	Western Asset votes for shareholder proposals to require shareholder approval of shareholder rights plans.

ii.	Western Asset votes for shareholder proposals that are consistent with Western Asset’s proxy voting guidelines for board-approved proposals.

iii.	Western Asset votes on a case-by-case basis on other shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.

3.	Voting Shares of Investment Companies

Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.

a.

Western Asset votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients’ portfolios.

b.

Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

4.	Voting Shares of Foreign Issuers

In the event Western Asset is required to vote on securities held in non-U.S. issuers – i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

a.	Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.

b.	Western Asset votes for shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

c.

Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

d.

Western Asset votes on a case-by-case basis on proposals relating to (1) the issuance of common stock in excess of 20% of a company’s outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company’s outstanding common stock where shareholders have preemptive rights.

RETIREMENT ACCOUNTS

For accounts subject to ERISA, as well as other Retirement Accounts, Western Asset is presumed to have the responsibility to vote proxies for the client. The Department of Labor (“DOL”) has issued a bulletin that states that investment managers have the responsibility to vote proxies on behalf of Retirement Accounts unless the authority to vote proxies has been specifically reserved to another named fiduciary. Furthermore, unless Western Asset is expressly precluded from voting the proxies, the DOL has determined that the responsibility remains with the investment manager.

In order to comply with the DOL’s position, Western Asset will be presumed to have the obligation to vote proxies for its Retirement Accounts unless Western Asset has obtained a specific written instruction indicating that: (a) the right to vote proxies has been reserved to a named fiduciary of the client, and (b) Western Asset is precluded from voting proxies on behalf of the client. If Western Asset does not receive such an instruction, Western Asset will be responsible for voting proxies in the best interests of the Retirement Account client and in accordance with any proxy voting guidelines provided by the client.

APPENDIX E

Maryland Code

CORPORATIONS AND ASSOCIATIONS

§ 3-201 – Definitions

§3-201.

(a) In this subtitle the following words have the meanings indicated.

(b) “Affiliate” has the meaning stated in § 3-601 of this title.

(c) “Associate” has the meaning stated in § 3-601 of this title.

(d) “Beneficial owner”, when used with respect to any voting stock, means a person that:

(1) Individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly;

(2) Individually or with any of its affiliates or associates, has:

(i) The right to acquire voting stock (whether the right is exercisable immediately or within 60 days after the date on which beneficial ownership is determined), in accordance with any agreement, arrangement, or understanding, on the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; or

(ii) Except solely by virtue of a revocable proxy, the right to vote voting stock in accordance with any agreement, arrangement, or understanding; or

(3) Except solely by virtue of a revocable proxy, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person that beneficially owns, or the affiliates or associates of which beneficially own, directly or indirectly, the voting stock.

(e) “Executive officer” means a corporation’s president, any vice president in charge of a principal business unit, division, or function, such as sales, administration, or finance, any other person who performs a policy making function for the corporation, or any executive officer of a subsidiary of the corporation who performs a policy making function for the corporation.

(f)

(1) “Successor”, except when used with respect to a share exchange, includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(2) “Successor”, when used with respect to a share exchange, means the corporation the stock of which was acquired in the share exchange.

(g) “Voting stock” has the meaning stated in § 3-601 of this title.

§ 3-202 – Right to fair value of stock

§3-202.

(a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder’s stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation;

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title; or

(6) The corporation is converted in accordance with § 3-901 of this title.

(b)

(1) Fair value is determined as of the close of business:

(i) With respect to a merger under § 3-106 or § 3-106.1 of this title, on the day notice is given or waived under § 3-106 or § 3-106.1 of this title; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c) Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:

(1) Except as provided in subsection (d) of this section, any shares of the class or series of the stock are listed on a national securities exchange:

(i) With respect to a merger under § 3-106 or § 3-106.1 of this title, on the date notice is given or waived under § 3-106 or § 3-106.1 of this title; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2) The stock is that of the successor in a merger, unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 or § 3-106.1 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

(d) With respect to a merger, consolidation, or share exchange, a stockholder of a Maryland corporation who otherwise would be bound by the terms of the transaction under subsection (c)(1) of this section may demand the fair value of the stockholder’s stock if:

(1) In the transaction, stock of the corporation is required to be converted into or exchanged for anything of value except:

(i) Stock of the corporation surviving or resulting from the merger, consolidation, or share exchange, stock of any other corporation, or depositary receipts for any stock described in this item;

(ii) Cash in lieu of fractional shares of stock or fractional depositary receipts described in item (i) of this item; or

(iii) Any combination of the stock, depositary receipts, and cash in lieu of fractional shares or fractional depositary receipts described in items (i) and (ii) of this item;

(2) The directors and executive officers of the corporation were the beneficial owners, in the aggregate, of 5 percent or more of the outstanding voting stock of the corporation at any time within the 1-year period ending on:

(i) The day the stockholders voted on the transaction objected to; or

(ii) With respect to a merger under § 3-106 or § 3-106.1 of this title, the effective date of the merger; and

(3) Unless the stock is held in accordance with a compensatory plan or arrangement approved by the board of directors of the corporation and the treatment of the stock in the transaction is approved by the board of directors of the corporation, any stock held by persons described in item (2) of this subsection, as part of or in connection with the transaction and within the 1-year period described in item (2) of this subsection, will be or was converted into or exchanged for stock of a person, or an affiliate of a person, who is a party to the transaction on terms that are not available to all holders of stock of the same class or series.

(e) If directors or executive officers of the corporation are beneficial owners of stock in accordance with § 3-201(d)(2)(i) of this subtitle, the stock is considered outstanding for purposes of determining beneficial ownership by a person under subsection (d)(2) of this section.

§ 3-203 – Procedure by stockholder

§3-203.

(a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

(1) Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under § 3-106 or § 3-106.1 of this title, within 30 days after notice is given or waived under § 3-106 or § 3-106.1 of this title; or

(ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

(2) May not vote in favor of the transaction; and

(3) Shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment:

(i) Within 20 days after the Department accepts the articles for record; or

(ii) Within 20 days after consummation of the transfer or transaction with respect to:

1. A transfer of assets in a manner requiring stockholder approval under § 3-105 of this title; or

2. A transaction that is governed by § 3-603(b) of this title or exempted by § 3-603(b) of this title, for which no articles are required to be filed with the Department.

(b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204 - Effect of demand on dividend and other rights

§3-204.

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205 - Withdrawal of demand

§3-205.

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206 - Restoration of dividend and other rights

§3-206.

(a) The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207 - Notice and offer to stockholders

§3-207.

(a)

(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i) A balance sheet as of a date not more than six months before the date of the offer;

(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii) Any other information the successor considers pertinent.

(b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208 - Petition for appraisal; consolidation of proceedings; joinder of objectors

§3-208.

(a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b)

(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209 - Notation on stock certificate

§3-209.

(a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210 - Appraisal of fair value

§3-210.

(a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)

(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211 - Action by court on appraisers’ report

§3-211.

(a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it; and

(2) If appropriate, sets the time for payment to the stockholder.

(b)

(1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers’ report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)

(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d)

(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(2) Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212 - Surrender of stock

§3-212.

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213 - Rights of successor with respect to stock

§3-213.

(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

WESTERN ASSET FUNDS

PO Box 43131

Providence, RI 02940-3131

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours
VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Stockholder Meeting 280 Park Ave, New York, NY 10017, on July 14, 2023

Please detach at perforation before mailing.

PROXY

Western Asset Managed Municipals Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Intermediate Muni Fund Inc.

PROXY FOR THE JOINT SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 14, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Jane E. Trust, Christopher Berarducci and George P. Hoyt and each of them proxies with several powers of substitution to attend the Joint Special Meeting of Stockholders of the Fund(s) listed above scheduled to be held at 280 Park Ave, New York, New York 10017, on July 14, 2023 at 10:00 a.m. Eastern Time, or at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such meeting.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted “FOR” the proposals and in the discretion of the proxies upon such other business as may properly come before the meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

CHANGE OF ADDRESS

WES_33279_051723

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to Be Held on July 14, 2023.

The Proxy Statement and Proxy Card are available at:

https://www.proxy-direct.com/fnk-33279

FUNDS	FUNDS	FUNDS
Western Asset Municipal Partners Fund Inc. (MNP)	Western Asset Intermediate Muni Fund Inc. (SBI)	Western Asset Managed Municipals Fund Inc. (MMU)

Please detach at perforation before mailing.

If no specific instructions are provided, this proxy will be voted “FOR” the proposals and in the discretion of the proxies upon such other business as may properly come before the meeting.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:	X

A	Proposals	The Board of Directors unanimously recommends a vote “FOR” for the following proposals.

1A.	To approve the merger of MNP with and into MMU in accordance with the Maryland General Corporation Law.

	FOR	AGAINST	ABSTAIN
01 Western Asset Municipal Partners Fund Inc. (MNP)	☐	☐	☐
02 Western Asset Managed Municipals Fund Inc. (MMU)	☐	☐	☐

1B.	To approve the merger of SBI with and into MMU in accordance with the Maryland General Corporation Law.

	FOR	AGAINST	ABSTAIN
01 Western Asset Intermediate Muni Fund Inc. (SBI)	☐	☐	☐
02 Western Asset Managed Municipals Fund Inc. (MMU)	☐	☐	☐

Any other business that may properly come before the Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /

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WESTERN ASSET MANAGED MUNICIPALS FUND INC.

WESTERN ASSET MUNICIPAL PARTNERS FUND INC.

WESTERN ASSET INTERMEDIATE MUNI FUND INC.

STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information, which is not a prospectus, supplements and should be read in conjunction with the Proxy Statement/Prospectus dated May 26, 2023, relating specifically to the proposed mergers of Western Asset Municipal Partners Fund Inc. (“MNP”) and Western Asset Intermediate Muni Fund Inc. (“SBI”) with and into Western Asset Managed Municipals Fund Inc. (“MMU” and together with MNP and SBI, the “Funds”) in accordance with the Maryland General Corporation Law (each, a “Merger”). You may obtain a copy of the Proxy Statement/Prospectus to by contacting each Fund at (888) 777-0102, by writing each Fund at the address listed above or by visiting our website at www.franklintempleton.com. Each Merger is to occur pursuant to an Agreement and Plan of Merger. Unless otherwise indicated, capitalized terms used herein and not otherwise defined have the same meanings as are given to them in the Proxy Statement/Prospectus.

1. General Information	S-2
2. Financial Statements	S-2
3. Supplemental Financial Information	S-2

S-1

GENERAL INFORMATION

A Joint Special Meeting of Stockholders of MMU, MNP and SBI, at which stockholders of MMU, MNP and SBI will consider the Mergers, will be held at 280 Park Avenue, New York, New York 10017, on July 14, 2023 at 10:00 a.m., Eastern Time. For further information about the Merger, see the Proxy Statement/Prospectus.

FINANCIAL STATEMENTS

The Statement of Additional Information related to the Proxy Statement/Prospectus dated May 26, 2023 consists of this cover page and the following documents, each of which was filed electronically with the SEC and is incorporated by reference herein:

The financial statements of each Fund as included in the Funds’ Annual Reports for the last-completed fiscal year, and semi-annual period, if applicable, for each Fund:

•

Western Asset Managed Municipals Fund Inc., Annual Report to Stockholders for the Fiscal Year End May 31, 2022, filed on August  1, 2022 (accession no. 0001193125-22-208348), Semi-Annual Report to Stockholders for the Six-Month period Ended November 30, 2022, filed on January 27, 2023 (accession no. 0001193125-23-017174), and Annual Report to Stockholders for the Fiscal Year End May 31, 2017, filed on July 24, 2017 (accession no. 0001193125-17-233914).

•

Western Asset Municipal Partners Fund Inc., Annual Report to Stockholders for the Fiscal Year Ended November 30, 2022, filed on January  26, 2023 (accession no. 0001193125-23-015796) and Annual Report to Stockholders for the Fiscal Year Ended November 30, 2017, filed on January 31, 2018 (accession no. 0001193125-18-027265).

•

Western Asset Intermediate Muni Fund Inc., Annual Report to Stockholders for the Fiscal Year Ended November 30, 2022, filed on January  30, 2023 (accession no. 0001193125-23-01846 ) and Annual Report to Stockholders for the Fiscal Year Ended November 30, 2017, filed on February 1, 2018 (accession no. 0001193125-18-027690).

SUPPLEMENTAL FINANCIAL INFORMATION

Rule 6-11(d)(2) under Regulation S-X requires that, with respect to any fund acquisition, registered investment companies must provide certain supplemental financial information in lieu of pro forma financial statements required by Regulation S-X. For this reason, pro forma financial statements of MMU are not included in this SAI.

A table showing the current fees of MMU and each Target Fund, and the fees and expenses of the combined Fund on a pro forma basis after giving effect to the Reorganizations, is included in the section entitled “Proposed Mergers—Fee Table and Expense Example” of the Proxy Statement/Prospectus.

The Mergers will not result in a material change to the Target Funds’ investment portfolios due to investment restrictions of MMU. As a result, a schedule of investments of each Target Fund modified to show the effects of the change is not required and is not included. Notwithstanding the foregoing, changes may be made to each Target Fund’s portfolio in advance of the Mergers and/or MMU’s portfolio following the Mergers in the normal course of business.

There are no material differences in accounting policies of the Target Funds as compared to those of MMU.

S-2